                                                    ii

                                                                        Subject to Completion, Dated June 30, 2004

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated November  14, 2003)

                                                   $400,000,000

                                         STUDENT LOAN ASSET-BACKED NOTES

                                                  SERIES 2004-1

                                            PHEAA STUDENT LOAN TRUST I

                                                      ISSUER

                                       PHEAA STUDENT LOAN FOUNDATION, INC.

                                                    DEPOSITOR

                                 PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

                                               SELLER AND SERVICER

We are offering our Series 2004-1 notes in the following four (4) classes:

  SERIES 2004-1       ORIGINAL           INTEREST                  FINAL         PRICE TO    UNDERWRITING    PROCEEDS TO
      CLASS          PRINCIPAL             RATE                   MATURITY        PUBLIC       DISCOUNT       ISSUER(1)
                       AMOUNT
    --------             --------       --------                  --------        ------      --------        --------
Class A-1 Notes    $200,000,000   3-month LIBOR plus    %     April 25, 2016       100%           %         $
Class A-2 Notes    $ 90,000,000           Auction             April 25, 2044       100%           %         $
Class A-3 Notes    $ 90,000,000           Auction             April 25, 2044       100%           %         $
Class B-1 Notes    $ 20,000,000           Auction             April 25, 2044       100%           %         $

Total              $400,000,000                                                                             $

_________________
(1)  Before deducting expenses, estimated to be $

        The notes offered under this prospectus supplement and the accompanying prospectus will be secured by student loans pledged under a master trust indenture, which may be amended or supplemented from time to time, and which will govern the offered notes, notes previously issued by the Trust and any additional notes that may be issued from time to time by the Trust. All of the notes issued by the Trust may be secured by a common pool of student loans.

        The notes being offered by the Trust are asset backed securities and constitute limited obligations of the Trust, payable solely from the proceeds of the student loans and other assets of the Trust pledged to secure the notes.
The notes are not obligations of PHEAA Student Loan Foundation, Inc., the Pennsylvania Higher Education
Assistance Agency, or any of their affiliates.

The sole beneficiary of PHEAA Student Loan Foundation, Inc. is the Pennsylvania Higher Education Assistance
Agency, which acts as administrator of PHEAA Student Loan Trust I and is the servicer of the student loans held by the Trust.

        The Class A notes will be rated "Aaa" by Moody's Investor Service, Inc., "AAA," by Fitch Ratings, and "AAA" by
Standard & Poor's. The Class B notes will be rated at least "A2" by Moody's Investor Service, Inc., "A", by Fitch
Ratings, and "A" by Standard & Poor's.

        The notes will not be listed on any exchange or the NASDAQ Stock Market.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        You should carefully review the "Risk Factors" section beginning on page S-11 of this Prospectus Supplement and on page 12 of the accompanying Prospectus.

This Prospectus Supplement may be used to offer and sell the notes only if accompanied by the Prospectus.

        The underwriter named below is offering the notes subject to approval of certain legal matters by its counsel.
The notes will be delivered in book-entry form only on or about July   , 2004, against payment in immediately
available funds.

                                                       UBS

                              The date of this Prospectus Supplement is June , 2004

                                                                  iii

                                                         PROSPECTUS SUPPLEMENT

Schedule I-- Targeted Principal Reductions on Series 2003-1 Class A-1 Notes.......................            S-I
Schedule II-- Targeted Principal Reductions on Series 2004-1 Class A-1 Notes......................           S-II

                                                              PROSPECTUS

                                         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                                         PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the offered notes in two separate documents that progressively provide more detail. This prospectus supplement describes certain of the specific terms of the offered notes. The accompanying prospectus provides general information, some of which may not apply to the offered notes. You are urged to read both the prospectus and this prospectus supplement in full to obtain information concerning the offered notes.

         Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

         Unless otherwise indicated, references in this prospectus supplement to:

o           "notes" refers to the offered notes, the notes previously issued by the Trust and any additional notes which will be issued by the Trust in the future under the indenture and any supplemental indenture, or any of them, as the context may require;

o           "the offered notes" refers to the Series 2004-1 Class A Notes and the Series 2004-1 Class B Notes offered pursuant to this prospectus supplement;

o           "the Series 2003-1 Class A Notes" refers collectively to the Series 2003-1 Class A-1 notes, the Series 2003-1 Class A-2 notes and the Series 2003-1 Class A-3 notes previously issued by the Trust;

o           "the Series 2004-1 Class A Notes" refers collectively to the Series 2004-1 Class A-1 notes, the Series 2004-1 Class A-2 notes and the Series 2004-1 Class A-3 notes offered pursuant to this prospectus supplement;

o           "the Class A notes" refers collectively to the Series 2003 Class A Notes and the Series 2004 Class A notes and any additional notes designated as senior notes and issued by the Trust in the future;

o           "the Series 2003-1 Class B Notes" refers to the Series 2003-1 Class B-1 notes previously issued by the Trust;

o           "the Series 2004-1 Class B Notes" refers to the Series 2004-1 Class B-1 notes offered pursuant to this prospectus supplement;

o           "the Class B notes" refers collectively to the Series 2003-1 Class B-1 notes, the Series 2004-1 Class B-1 notes and any additional notes designated as subordinate notes and issued by the Trust in the future;

o           "the LIBOR notes" refers collectively to any notes that may be issued by the Trust with interest rates based upon LIBOR;

o           "auction rate notes" refers collectively to notes that may be issued by the Trust with interest rates based upon the auction procedures described in the accompanying prospectus;

o           "the offered auction rate notes" refers collectively to the Series 2004-1 Class A-2 Notes, the Series 2004-1 Class A-3
              Notes, and the Series 2004-1 Class B-1 Notes issued pursuant to this prospectus supplement;

o           "the Series 2003-1 Notes" refers to the $400,000,000 aggregate principal amount of student loan asset backed notes issued
              December 10, 2003 by the Trust, described herein under "Previously Issued Notes";

o           "the Series 2004-1 Notes" refers collectively to the Series 2004-1 Class A Notes and the Series 2004-1 Class B Notes;

o           "student loans" refers to loans made under the Federal Family Education Loan Program to students and parents of students;

o           "indenture" refers to the Indenture of Trust, as supplemented by the First Supplemental Indenture of Trust, dated as of
              December 1, 2003, each as amended, and by the Second Supplemental Indenture of  Trust, dated as of July 1, 2004, and which may be further amended or supplemented from time to time, among the issuer, the indenture trustee and the eligible lender trustee, which governs matters relating to the notes offered by this prospectus supplement and the accompanying prospectus and any additional notes that may be issued by the Trust from time to time;

o           "depositor" refers to PHEAA Student Loan Foundation, Inc.;

o           "seller" refers to the Pennsylvania Higher Education Assistance Agency, the seller of the student loans;

o           "servicer" refers to the Pennsylvania Higher Education Assistance Agency, the servicer of the student loans;

o           "underwriter" refers to UBS Financial Services Inc., the underwriter for the notes; and

o           The terms "we," "us," "our," "the issuer," and "the Trust" refer to PHEAA Student Loan Trust I, the issuer of the notes offered by this prospectus supplement and the accompanying prospectus.

Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary of
Defined Terms" attached to this prospectus supplement as Appendix C.

                                                                  S-9

                                                     SUMMARY
The  following  summary is a very general  overview of the terms of the offered notes and does not contain all of the  information  that you need to consider in making your investment  decision.  Before deciding to purchase the offered  notes,  you should  consider  the more  detailed  information  appearing  elsewhere  in this  prospectus supplement and in the accompanying prospectus.

General Terms of the Offering

Notes

Principal Amount:       We will issue $200,000,000 of Series 2004-1 Class A-1 notes, $90,000,000 of Series
2004-1 Class A-2 notes, $90,000,000 of Series 2004-1 Class A-3 notes and $20,000,000 of Series 2004-1 Class B-1 notes.

Denominations:          The Series 2004-1 Class A-1 notes will be LIBOR notes and will be issued in minimum denominations of $100,000 and additional increments of $1,000. The Series 2004-1 Class A-2 notes, Series 2004-1
Class A-3 notes, and Series 2004-1 Class B-1 notes will be auction rate notes and will be issued in minimum denominations of $50,000 and any integral multiple of $50,000.

Maturity:               Subject to earlier principal payment or redemption, the Series 2004-1 Class A-1 notes will mature on
April 25, 2016, the Series 2004-1 Class A-2 notes will mature on April 25, 2044, the Series 2004-1 Class A-3 notes will mature on April 25, 2044, and the Series 2004-1 Class B-1 notes will mature on April 25, 2044.

Interest Rate:          The offered notes will bear interest at variable rates as described below.

Rank:                   The Class A notes are senior and the Class B notes are subordinate in priority as to payment as described in this prospectus supplement and the accompanying prospectus.

Use of Funds            The proceeds from the sale of the offered notes will be used to purchase student loans, contribute to an established reserve fund and pay the costs of issuing the offered notes. The student loans and other funds held by the Trust will be pledged to the indenture trustee to secure the repayment of the offered notes and the Series 2003-1 Notes previously issued by the Trust.

Master Trust

Indenture               The indenture is a master trust indenture. We have issued other notes in the past and may issue additional notes in the future. Each series of notes will be issued under a supplemental indenture which will incorporate the terms of the master trust indenture. The student loans acquired with the proceeds of such previously issued notes, together with the student loans that we purchase with the proceeds of the notes offered hereby, will be pledged to secure repayment of both the Series 2004-1 Notes and the Series 2003-1 Notes.
Proceeds from additional notes that we issue in the future may be used to purchase student loans which may be added to this common pool of student loans and pledged to secure the repayment of those additional notes as well as the previously issued notes then secured by this common pool. The composition of this common pool of collateral will change over time as student loans are repaid and new student loans are acquired in connection with our issuing additional notes.

Principal Parties

Trust or Issuer:        PHEAA Student Loan Trust I

Depositor:              PHEAA Student Loan Foundation, Inc.

Seller and Servicer:    Pennsylvania Higher Education Assistance Agency

Administrator:          Pennsylvania Higher Education Assistance Agency

Indenture Trustee:      Manufacturers and Traders Trust Company

   Eligible Lender
   Trustee:             Manufacturers and Traders Trust Company

   Owner Trustee:       Wachovia Bank of Delaware, National Association

   Auction Agent:       The Bank of New York

   Broker-Dealer:       UBS Financial Services Inc.

   Calculation Agent:   Manufacturers and Traders Trust Company

   Market Agent:        UBS Financial Services Inc.

Information About the Issuer

   Formation of the Issuer

     The issuer is a Delaware statutory trust.

     The only activities of the issuer will be acquiring, owning and managing the student loans and the other assets of the issuer, issuing and making payments on the Series 2003-1 Notes, the offered notes and any additional notes which may be offered for sale in the future and other related activities.

     PHEAA Student Loan Foundation, Inc., as depositor, after acquiring the student loans from the Pennsylvania Higher Education
Assistance Agency, as seller, under a loan sale and contribution agreement, will sell the student loans to the Trust under a loan sale agreement. Manufacturers and Traders Trust Company, as eligible lender trustee, will, in each case, hold legal title to the student loans for the depositor and the Trust under an eligible lender trust arrangement.

Assets of the Issuer

     The assets of the issuer will include:

o           the student loans;

o           collections and other payments on the student loans;

o           funds in trust accounts held by the indenture trustee under the indenture, including an acquisition fund, a revenue fund, a reserve fund, any of which may or may not be bank depository accounts, and all accounts and subaccounts established within any of them; and

o           derivative products or other forms of credit enhancement entered into in connection with the Series 2003-1 Notes, the offered notes, and any additional notes.

     Student Loans. The student loans are education loans to students and parents of students made under the Federal Family Education
Loan Program, known as "FFELP".

     The Pennsylvania Higher Education Assistance Agency, as the seller, has or will originate or acquire the student loans in the ordinary course of its student loan financing business. The depositor expects to purchase from the seller, and the issuer expects to purchase from the depositor, student loans in an aggregate amount of approximately $393,999,997 (including principal, premium, and accrued interest thereon), all but $250,000 of which will be purchased on or about the closing date. The remaining $250,000 of the net proceeds will be retained in the acquisition fund to purchase additional consolidation loan balances relating to eligible borrowers whose consolidation loans are owned by the Trust. See "ACQUISITION OF OUR STUDENT LOAN PORTFOLIO" and "Characteristics of
our Student Loans" in this prospectus supplement.

     The Pennsylvania Higher Education Assistance Agency acts as guarantor with respect to all of the student loans in the pool. These guarantees are reinsured by the United States Department of Education.

     Interest subsidy payments and special allowance payments may be due from the federal government on certain of the student loans from time to time. See "DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM" in the accompanying prospectus.

     Trust Funds

     Revenue Fund. The indenture trustee has established and will maintain the revenue fund under the indenture. The indenture trustee will deposit into the revenue fund all collections on the student loans, including all interest subsidy payments and special allowance payments. The indenture trustee has established and will maintain one or more distribution accounts within the revenue fund. The indenture trustee will deposit specified amounts on deposit in the revenue fund into each applicable distribution account as set forth under "--Administration of the Trust Estate--Monthly Allocations" in this prospectus supplement.

     Acquisition Fund. The indenture trustee has established and will maintain the acquisition fund under the indenture. On the closing date, the indenture trustee will deposit approximately $394,622,000 of the net proceeds of the sale of the offered notes into the acquisition fund. From the amount in the acquisition fund, we expect to pay costs of issuance of the offered notes and to purchase from the depositor a pool of student loans in an aggregate principal amount of approximately $393,999,997 (including principal, premium, and accrued interest thereon), all but $250,000 of which will be purchased on or about the closing date. The remaining $250,000 of the net proceeds will be retained in the acquisition fund to use to purchase additional consolidation loan balances relating to eligible borrowers whose consolidation loans are owned by the Trust. We will not purchase student loans that have characteristics that are materially and adversely different from the characteristics shown in the most recent cash flow projections provided to the rating agencies unless we first receive confirmation from each rating agency then rating any of our outstanding notes that the acquisition of such student loans will not result in its then-current rating(s) of those notes being reduced or withdrawn. No additional student loans will be acquired if changes in law have, in our judgment, materially and adversely changed any of the following characteristics of the student loans: (i) the federal interest subsidies, including special allowance payments, (ii) the loan interest yield formula, (iii) the guaranty obligation of the relevant guaranty agency, or (iv) federal reinsurance of student loans, or any other economic change in such loans, that, in each instance, would have a materially adverse effect on the return to the holder of such loans. Any portion of the $250,000 remaining in the acquisition fund on January 24, 2005, will be transferred to the revenue fund. See "ACQUISITION OF OUR STUDENT LOAN PORTFOLIO" and "CHARACTERISTICS OF OUR STUDENT LOANS"
in this prospectus supplement.

     If on any distribution date, amounts on deposit in the distribution account and allocated to the payment of interest on the notes plus amounts on deposit in the revenue fund representing interest receipts on the student loans are insufficient to make the required interest distributions to noteholders on that date, or if on the stated maturity date of any class of notes, amounts on deposit in the distribution account and allocated to the payment of principal on that class of notes plus amounts on deposit in the revenue fund are insufficient to make the required principal distributions to noteholders on that date, to the extent of that insufficiency, amounts on deposit in the acquisition fund will be used to make the required distributions before applying to that insufficiency amounts on deposit in the reserve fund.

     Reserve Fund. The indenture trustee has established and will maintain the reserve fund under the indenture.  The indenture trustee will make a deposit of $4,000,000 from the net proceeds from the sale of the offered notes into the reserve fund on the closing date. The resulting amount on deposit in the reserve fund will equal 1.0% of the aggregate principal amount of notes, including the offered notes, then outstanding. The reserve fund is intended to enhance the likelihood of timely payment to noteholders of all notes currently outstanding. In certain circumstances, however, the reserve fund could be depleted. This depletion could result in shortfalls in distributions to noteholders. Funds in the reserve fund will be replenished on each quarterly distribution date, or on each monthly allocation date after the LIBOR notes have been paid in full, with funds available after all prior required distributions have been made. See "DESCRIPTION OF THE NOTES--Allocations and Distributions" in this prospectus supplement. The balance in the reserve fund is required to be maintained at an amount equal to the greater of $500,000 or 1.0% of the aggregate principal amount of the notes outstanding, provided that the balance in the reserve fund will never exceed the principal balance of the notes outstanding. This amount is known as the Reserve Fund Requirement. Any amounts in the reserve fund in excess of the Reserve Fund Requirement after payment of any interest shortfalls on the notes and any principal shortfalls upon maturity of the notes will be transferred to the revenue fund. The amount of the Reserve Fund Requirement may be reduced in the future if the Trust receives confirmation from each rating agency then rating any of the outstanding notes that such reduction will not result in its rating(s) of the notes being reduced or withdrawn.

     On each distribution date, amounts on deposit in the reserve fund may be used to cover any shortfalls in the payment of interest on the notes that cannot be covered by applying the amounts on deposit in the acquisition fund. In addition, the moneys on deposit in the reserve fund may be used to cover shortfalls in payments of principal and accrued interest on the notes on their respective maturity dates. See "RISK FACTORS - Waiver or modification of certain statutory or regulatory requirements of the Higher Education
Act pursuant to the Higher Education Relief Opportunities for Students Act of 2003 could reduce the amount of funds available to the
Trust to pay principal and interest on the notes", and "- An increase in the number of borrowers called to active military status may result in an increase in delayed payments from borrowers" in this prospectus supplement.

     If the amount on deposit in the reserve fund on any distribution date, together with amounts on deposit in the revenue fund, is sufficient to pay the remaining principal and interest accrued on the notes, amounts on deposit in the reserve fund will be so applied on that distribution date. See "DESCRIPTION OF THE NOTES" and "CREDIT ENHANCEMENT--Reserve Fund" in this prospectus supplement.

Parity Percentages

     The indenture contains certain limitations on the release of funds to the depositor and on the ability to redeem Class B notes prior to the redemption of all Series 2003-1 Class A-2 and Series 2003-1 Class A-3 notes and all Series 2004-1 Class A-2 notes and
Series 2004-1 Class A-3 notes based upon whether, in each case, the parity percentage, senior parity percentage or both percentages, as of the date of calculation, meet the levels required by the indenture. The parity percentages specified in the indenture may be reduced if the Trust receives confirmation from each rating agency then rating any of the outstanding notes that such reduction will not result in its rating(s) of those notes being reduced or withdrawn.

     The parity percentage is the ratio (expressed as a percentage) of:

o           The value of the assets in the trust estate, less accrued interest and fees with respect to all notes issued by the
         Trust, to

o           The principal amount of all outstanding notes issued by Trust.

     The senior parity percentage is the ratio (expressed as a percentage) of:

o           The value of the assets in the trust estate, less accrued interest and fees with respect to all Class A notes issued by the Trust, to

o           The principal amount of all outstanding Class A notes issued by the Trust.

Administration of the Trust Estate

     Dates

     Closing Date. The closing date for this offering is July    , 2004.

     Statistical Cut-off Date. In this prospectus supplement, we have presented information relating to a portfolio of student loans that is comprised of those student loans that we intend to acquire on or about the closing date as well as those student loans previously acquired by the Trust. Information relating to the portfolio of student loans is as of the statistical cut-off date, which is the close of business on April 30, 2004. We believe that the information set forth in this prospectus supplement with respect to those student loans as of the statistical cut-off date is representative of the characteristics of those student loans as they will exist on or about the closing date, although certain characteristics of the student loans may vary.

     Distribution Dates. The distribution dates for the LIBOR notes are the 25th of each January, April, July and October. If any
January  25, April  25, July 25 or October 25 is not a business day, the distribution date will be the next business day. We sometimes refer to these distribution dates as "quarterly distribution dates". The first quarterly distribution date for the offered notes will be October 25, 2004.

     The distribution dates for the auction rate notes are (a) for a series of auction rate notes with an auction period of not more than 90 days, the first business day following the end of each auction period for that series of auction rate notes; and (b) for a series of auction rate notes with an auction period in excess of 90 days, the quarterly distribution dates referred to above and the first business day following the end of each auction period for that series of auction rate notes. We sometimes refer to a distribution date for auction rate notes as an "auction rate distribution date".

     Monthly Allocation Dates. On or prior to the 25th day of each month, the indenture trustee will make certain allocations of the funds on deposit in the revenue fund. See "Description of the Notes--Allocations and Distributions" in this prospectus supplement. We refer to the day of each month on which those allocations are required to be made as the "monthly allocation date".

     Monthly Expense Payment Dates. On or prior to the 25th day of each month, the indenture trustee will pay certain expenses related to the notes and the student loans held in the trust estate, including rebate fees to the Secretary of Education and the fees of the servicer, the indenture trustee, the eligible lender trustee, the owner trustee, the auction agent, each broker-dealer, the calculation agent, the market agent and the administrator. See "Description of the Notes--Monthly Issuer Fees" in this prospectus supplement. We refer to those fees as the "monthly issuer fees" and to the day of each month on which those fees are required to be paid as the "monthly expense payment date". See "Description of the Notes--Monthly Issuer Fees".

     Record Dates. Interest and principal will be payable to holders of record as of the close of business on the record date, which is:

     o   for the LIBOR notes, the day before the related distribution date; and

     o   for the auction rate notes

          o   for payments of interest at the applicable interest rate and for payments of principal, two business days before the related distribution date, and

          o  for payments of carry-over amounts and interest accrued thereon, the record date relating to the distribution date for which the carry-over amount accrued.

Information About the Notes

     The notes are debt obligations of the Trust. The notes are payable solely from the collections on the student loans and other assets of the Trust pledged to secure the notes. The notes are not obligations of PHEAA Student Loan Foundation, Inc. or the
Pennsylvania Higher Education Assistance Agency or any of their affiliates.

LIBOR Notes

     Interest will accrue generally on the principal balances of the LIBOR notes during three-month accrual periods and will be paid on quarterly distribution dates.

     An accrual period for the LIBOR notes begins on a quarterly distribution date and ends on the day before the next quarterly distribution date. The first accrual period for the Series 2004-1 Class A-1 LIBOR notes, however, will begin on the closing date and end on October 24, 2004, the day before the first quarterly distribution date, which is October 25, 2004.

     The Series 2004-1 Class A-1 notes will bear interest during the first accrual period at a per annum rate equal to the rate determined by the calculation agent by reference to straight line interpolation between three-month and four-month LIBOR based on a
360 day year and the actual number of days in the interest accrual period, plus       %.

     For each subsequent interest period, the Series 2004-1 Class A-1 notes will bear interest at a per annum rate equal to the three
month LIBOR rate plus       %. See "Description of the Notes--Determination of LIBOR" in this prospectus supplement and "Description of the Notes--LIBOR Rate Notes" in the accompanying prospectus.  In each case, LIBOR will be determined on the days specified under
"Description of the Notes--Determination of LIBOR".

Auction Rate Notes

     Interest will accrue generally on the principal balance of the auction rate notes during the related accrual period and will be paid on the related auction rate distribution date.

     An accrual period for a class of auction rate notes begins on an auction rate distribution date for that Class and ends on the day before the next auction rate distribution date for that class. The first accrual period for a class of auction rate notes, however, will begin on the closing date with respect to that Class and end on the day before the first auction rate distribution date for that class.

     After the initial period, the interest rates on the auction rate notes are determined at auction. The initial interest rates on the auction rate notes offered hereby will be determined on the business day before the closing date. The initial auction date, the initial rate adjustment date, and the first distribution date for each class of auction rate notes offered hereby are set forth below:

      Series 2004-1                  Initial                    Initial Rate                    First
    Auction Rate Notes             Auction Date               Adjustment Date             Distribution Date
Class A-2                       August 4, 2004               August 5, 2004               August 5, 2004
Class A-3                       August 18, 2004              August 19, 2004              August 19, 2004
Class B-1                       August 4, 2004               August 5, 2004               August 5, 2004

     For each auction period, the interest rate for the Series 2004-1 Class A-2 notes, the Series 2004-1 Class A-3 notes, and the
Series 2004-1 Class B-1 notes will equal the least of:

o           the rate determined pursuant to the auction procedures described in the accompanying prospectus under "Description of The
         Notes--Auction Rate Notes;"

o           a maximum rate defined in the indenture as the least of:

-           the lesser of:

              (i) that rate which, when taken together with the actual average per annum interest rate for the preceding one-year period on such class of offered auction rate notes, would result in an average interest rate not in excess of the average of the 91-day Treasury Bill rate plus a margin of between 1.20% and 1.75% (depending on the then-current rating of such offered notes) for such one-year period, or

              (ii) the LIBOR rate for a period comparable to the auction period plus a margin of 1.50% if such class of offered auction rate notes is then rated any category of "A" or better by each rating agency then rating such class of offered notes,

         - 17.0%, or

         - the maximum rate permitted by law; and

o           in certain circumstances as more fully described in this prospectus supplement under the heading "Description of the
         Notes-Auction Rate Notes", a net loan rate which is defined in Appendix A attached to this prospectus supplement, and which is generally the weighted average effective interest rate on our student loans less our program expense percentage and net losses realized on the student loans (expressed as a percentage of the outstanding principal balance of all our student loans). The program expense percentage, which is currently 0.93%, is determined quarterly and equals our estimated annual expenses divided by the outstanding principal balance of all our student loans.

     We will calculate interest on the basis of a 365- or 366-day year, as applicable, and the actual number of days elapsed during the related auction period. After the initial auction period, the period between auctions for the Series 2004-1 Class A-2 notes, the
Series 2004-1 Class A-3 notes, and the Series 2004-1 Class B-1 notes will generally be 28 days. We may change the length of the auction period for any class of auction rate notes as described in the accompanying prospectus under the heading "Description of the
Notes-Auction Rate Notes--Changes In Auction Period."

     If, on the first day of any auction period, a payment default on the auction rate notes offered hereby has occurred and is continuing, the rate for the auction period will be the non-payment rate, which is one-month LIBOR plus 1.50%.

     If in any auction all the auction rate notes subject to the auction are subject to hold orders, the interest rate for the auction period will equal the all-hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.20%.

Principal Payments

     While Series 2003-1 Class A-1 notes or Series 2004-1 Class A-1 notes are outstanding, we will pay (or, in the case of auction rate notes, allocate for payment on the next auction rate distribution date) principal on each quarterly distribution date, in the following manner:

o           first, to the Series 2003-1 Class A-1 notes, the amount necessary to reduce the outstanding principal balance to the targeted amounts listed on Schedule I attached hereto;

o           second, to the Series 2004-1 Class A-1 notes, the amount necessary to reduce the outstanding principal balance to the targeted amounts listed on Schedule II attached hereto;

o           third, while other Class A notes are outstanding, to the extent of the Class A Noteholders' Principal Distribution Amount
         remaining after payments to the Series 2003-1 Class A-1 noteholders and the Series 2004-1 Class A-1 noteholders,

         (a)  to the Series 2003-1 Class A-2 noteholders, until paid in full, the Class A Noteholders' Principal  Distribution Amount;
              then,

          (b) to the Series 2003-1 Class A-3 noteholders, until paid in full, the Class A Noteholders' Principal Distribution Amount;
              then,

         (c)  to the Series 2004-1 Class A-2 noteholders, until paid in full, the Class A Noteholders' Principal Distribution Amount;
              then,

          (d)  to the Series 2004-1 Class A-3 noteholders, until paid in full, the Class A Noteholders' Principal Distribution Amount.

     After all Series 2003-1 Class A-1 notes and Series 2004-1 Class A-1 notes have been paid in full, we will allocate principal on each monthly allocation date for payment on the next applicable auction rate distribution date in the following manner:

o           first, while other Class A notes are outstanding,

         (i)  to the Series 2003-1 Class B-1 noteholders, subject to certain conditions and limitations (see "DESCRIPTION OF THE
              NOTES--The Class B Notes--Subordination of the Class B Notes" in this prospectus supplement), until paid in full, and then to the Series 2004-1 Class B-1 noteholders until paid in full, the Class B Noteholders' Principal Distribution Amount;
              then,

         (ii) to the extent of the Class A Noteholders' Principal Distribution Amount, to the holders of the Class A auction rate notes in the order directed by the Issuer, or in the absence of such direction,

              (a) to the Series 2003-1 Class A-2 noteholders until paid in full, the Class A Noteholders' Principal Distribution
                  Amount; then,

              (b) to the Series 2003-1 Class A-3 noteholders until paid in full, the Class A Noteholders' Principal Distribution
                  Amount; then,

              (c) to the Series 2004-1 Class A-2 noteholders until paid in full, the Class A Noteholders' Principal Distribution
                  Amount; then,

              (d) to the Series 2004-1 Class A-3 noteholders until paid in full, the Class A Noteholders' Principal Distribution
                  Amount.

o           second, after all Class A Notes are paid in full, to the extent of the Class B Principal Distribution Amount,

              (i) while Series 2003-1 Class B-1 notes remain outstanding, to the Series 2003-1 Class B-1 noteholders until paid in full, the Class B Noteholders' Principal Distribution Amount; then

              (ii)after all Series 2003-1 Class B-1 notes have been paid in full, to the Series 2004-1 Class B-1 noteholders until paid in full, the Class B Noteholders' Principal Distribution Amount.

     However, (i) we may issue additional notes in the future which, prior to the occurrence of an Event of Default, may be entitled to payments of principal and interest at a time prior to, concurrent with, or after, payments of principal or interest on certain of the Trust's other senior notes, subordinate notes, or junior subordinate notes then outstanding; see "DESCRIPTION OF THE NOTES -
Additional Notes" in this prospectus supplement; and (ii) following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the senior notes, subordinate notes, and junior subordinate notes, respectively, will be made or set aside for future distribution pro rata with other outstanding notes having the same level of seniority, without preference or priority.

     All principal payments on the auction rate notes will be in the form of redemptions of notes and will be made in increments of
$50,000 from an amount generally equal to (a) the Principal Distribution Amount as of that monthly allocation date plus (b) any shortfall in the payment of principal as of the preceding monthly allocation date minus (c) the principal amount payable on the
Series 2003-1 Class A-1 notes and the Series 2004-1 Class A-1 notes. Principal payments determined on a quarterly distribution date or monthly allocation date which is not a distribution date for principal on the auction rate notes will be allocated to the distribution account of the revenue fund for the redemption of such notes on the next applicable auction rate distribution date that follows timely notification of the related noteholders. See "DESCRIPTION OF THE NOTES--The Class A Notes--Distributions of Principal"
and "--The Class B Notes--Distributions of Principal" in this prospectus supplement for a more detailed description of principal payments.

Additional Notes

     We may issue additional notes in the future that may be entitled to (i) principal payments that are payable, prior to the occurrence of an Event of Default, at a time prior to, concurrently with, or after, principal payments or allocations of principal on any class of Class A Notes, any class of Class B Notes or any class of issued notes which are subordinate to the Class B Notes then outstanding; and (ii) interest payments, the allocation of which shall be determined on a materially concurrent basis with interest on the Trust's other notes at any time outstanding, but which may be paid upon different dates in accordance with the terms of such notes;  provided, that (a) until principal has first been paid or allocated, as applicable, to reduce the principal amount of the
LIBOR notes then outstanding to their targeted principal, no additional notes will be entitled to receive principal payments and/or allocations of principal on any Quarterly Distribution Date or Monthly Allocation Date in the absence of an event of default under the indenture, and (b) no additional notes will be issued unless we receive confirmation from each rating agency then rating our outstanding notes that the issuance of such additional notes will not result in a downgrade or withdrawal of their ratings on our outstanding notes.

Denominations

     We will issue the LIBOR notes offered hereby in minimum denominations of $100,000 and additional increments of $1,000. We will issue the auction rate notes offered hereby in minimum denominations of $50,000 or an integral multiple of $50,000. The notes will be available only in book-entry form through Cede & Co., as the nominee of The Depository Trust Company and registered holder of the notes. See "Book-Entry Registration" in the prospectus. You will not receive a certificate representing your notes except in very limited circumstances.

Security for the Notes

     The offered notes will be secured by the assets of the issuer, primarily the student loans pledged to secure the offered notes.
See "--Information about the Issuer-Assets of the Issuer-Student Loans" in this Summary.

Subordination of the Class B Notes

     Payments of interest on the Class B notes on a distribution date will be subordinate to the payment of interest on the Class A notes that have a distribution date on that distribution date. Generally, payments of principal on the Class B notes will be subordinate to the payment of both interest and principal on the Class A notes, and to payment of interest on the Class B notes.
However, under certain circumstances, payments of principal may be made on or allocated to the Class B notes before payments of principal are made on or allocated to Class A auction rate notes. See "DESCRIPTION OF THE NOTES--The Class B Notes-Subordination of
the Class B Notes" in this prospectus supplement.

Servicer's Clean-Up Call and Redemption of Notes

     After all the LIBOR notes are paid in full, the servicer may, at its option, purchase all of the student loans owned by the Trust on the distribution date following any date on which the total principal balance of all the student loans then outstanding is less than 10% of the highest principal balance of all student loans outstanding at the end of any calendar month during the term of the indenture, provided that (i) such 10% condition is true on such distribution date, (ii) the purchase price, which shall be equal to the fair market value of such student loans together with accrued interest, shall be sufficient to pay the outstanding amount due on all the notes then outstanding, and (iii) no applicable event of default shall have occurred and be continuing with respect to the servicer on such distribution date. The proceeds of the purchase of the student loans from the Trust will be used to redeem any outstanding notes.

Acquisition of the Student Loan Portfolio

     On or about the closing date, we will acquire student loans originated under the Federal Family Education Loan Program using funds on deposit in the acquisition fund. On the closing date, $394,622,000 of the net proceeds of the sale of the offered notes will be deposited into the acquisition fund. From those net proceeds, we will pay the purchase price for the student loans and costs of issuance of the offered notes, and $250,000 will remain on deposit in the acquisition fund and may be used to purchase additional student loan balances relating to those borrowers whose consolidation loans were purchased with the proceeds of the offered notes by the Trust. Because borrowers who have consolidated their debt must request that additional student loan balances be added to their consolidated loans within 180 days of such consolidation, any remaining amounts set aside for this purpose in the acquisition fund will be transferred to the revenue fund on January 24, 2005.  We will acquire additional student loans in connection with our issuance of additional notes in the future. The offered notes and our previously issued notes will be secured by a common pool of student loans, and any additional notes may also be secured by that common pool of student loans.

Characteristics of Our Student Loan Portfolio

     The portfolio of student loans that we expect to acquire with the proceeds of the offered notes together with the portfolio of student loans already owned by the Trust is described below under "Characteristics of our Student Loans" in this prospectus supplement.

     The cut-off date for each student loan that we expect to acquire with the proceeds of the offered notes will be the day prior to the date on which such loan is transferred to the Trust. The Trust will receive all payments made on each of those student loans after its cut-off date.

Book-Entry Registration

     We expect that the notes will be delivered in book-entry form only through the Same Day Settlement System of The Depository Trust
Company.

Federal Income Tax Consequences

     Based on a number of factors, including certain representations and information provided by the seller and the depositor regarding the student loans to be acquired by the Trust, and the assumption that the holders will in fact treat the offered notes as indebtedness for U.S. federal and state income tax purposes, tax counsel to the Trust will deliver an opinion that, for U.S. federal income tax purposes, the offered notes will be treated as indebtedness. Interest paid or accrued on the offered notes will be taxable to you. See "U.S. Federal Income Tax Considerations" in the accompanying prospectus.

ERISA Considerations

     If the offered notes are treated as indebtedness without substantial equity features, the offered notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements and individual retirement accounts, subject to the considerations discussed under "ERISA CONSIDERATIONS" in the accompanying prospectus.

Ratings

     It is a condition to the issuance of the Series 2004-1 Class A notes that they be rated "AAA" by Fitch Inc., "Aaa" by Moody's
Investors Service and "AAA" by Standard & Poor's. It is a condition to the issuance of the Series 2004-1 Class B notes that they be rated at least "A" by Fitch Inc., "A2" by Moody's Investors Service and "A" by Standard & Poor's. It is also a condition to the issuance of the notes offered hereby that the then-current ratings of Standard & Poor's, Moody's Investor's Service and Fitch, Inc.
on the Series 2003-1 Notes will not be reduced or withdrawn as a result of the issuance of the Series 2004-1 Notes.

Risk Factors

     Some of the factors you should consider before making an investment in the offered notes are described in this prospectus supplement and in the accompanying prospectus under "RISK FACTORS".

                                                                  RISK FACTORS

         The discussion under the heading "Risk Factors" in the prospectus describes the general risks associated with your investment in the offered notes. In addition, you should consider the following factors:

Our assets may not be sufficient to  On the closing date, the aggregate principal balance of the student loans and
pay our notes upon the occurrence    the other assets pledged as collateral for the notes will be approximately
of an event of default.              98.8% of the aggregate principal balance of all of the notes outstanding under the indenture. In addition, the price the Trust pays for additional student loans may exceed the principal balance of those loans. As a result, if an event of default should occur under the indenture and the Trust was required to redeem all of the notes, its liabilities may exceed its assets.
                                     If this were to occur, the Trust would be unable to repay in full all of the holders of the notes, and this would affect the holders of the Class B notes before affecting the holders of the Class A notes.

The acquisition of additional        In connection with our issuance of additional notes in the future, the Trust
student loans after the closing      will acquire additional student loans which, if combined with the common
date may cause the characteristics   portfolio of student loans collateralizing the offered notes and the notes
of the student loan portfolio to     previously issued by the Trust, are likely to cause the characteristics of
differ significantly from those      the student loan portfolio to differ significantly from the information as of
described in this prospectus         the statistical cut-off date presented in this prospectus supplement. The
supplement.                          characteristics that may differ include the composition of the student loan portfolio, changes in the relative concentration of guarantors in the student loan portfolio, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term. Student loans may be added to the Trust with the proceeds of the issuance of additional notes by the Trust and by the use of funds remaining in the acquisition fund after the closing date.

The concentration of the student     Economic conditions in the states where obligors reside may affect the
loans in specific geographic areas   delinquency, loan loss and recovery experience with respect to the student
may increase your risk of loss.      loan portfolio. As of the statistical cut-off date, approximately 72.1% of the student loan portfolio (by outstanding principal balance of the student loans as of the statistical cut-off date) were recorded as being made to borrowers located in the Commonwealth of Pennsylvania.

                                     Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the borrowers in Pennsylvania, any adverse economic conditions in Pennsylvania may have a greater effect on the performance of the notes than if this concentration did not exist.

Your notes may have a degree of      There is a degree of basis risk associated with the notes. Basis risk is the
basis risk that could compromise     risk that shortfalls might occur because, among other things, the interest
the Trust's ability to pay           rates of the student loans and those of the notes adjust on the basis of
principal and interest on your       different indices. If a shortfall were to occur, the Trust's ability to pay
notes.                               principal and/or interest on the notes could be compromised.

The interest rates on the offered    The interest rates on the auction rate notes offered pursuant to this
auction rate notes are subject to    prospectus supplement may be limited by a cap on the applicable rate, which
limitations, which could reduce      will be equal to the least of (i) the auction rate determined in accordance
your yield.                          with the auction procedures, (ii) a maximum interest rate, and, in certain circumstances, (iii) the net loan rate (which is based on the rates of return on the student loans, less specified administrative costs and net losses on the student loans). If, for any accrual period, the maximum interest rate (or in certain circumstances, the net loan rate) is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the offered auction rate notes at the lesser of the net loan rate, if applicable, and the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

                                     For a distribution date on which the interest rate for a class of offered auction rate notes is equal to the net loan rate, the excess of (i) the lower of (a) the amount of interest at the auction rate determined pursuant to the auction procedures for such auction rate notes and (b) the amount of interest at the maximum auction rate over (ii) the net loan rate, will become a carry-over amount and will be allocated to the applicable notes on succeeding quarterly distribution dates or monthly allocation dates, as applicable (and paid on succeeding auction rate distribution dates), only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carry-over amount may never be paid. Any carry-over amount not paid at the time of mandatory redemption of an auction rate note will be extinguished. See "DESCRIPTION OF THE NOTES--Auction Rate
                                     Notes--Maximum Rate and Interest Carry-overs" in the accompanying prospectus.

Waiver or modification of certain    The Higher Education Relief Opportunities for Students Act of 2003 (HEROES
statutory or regulatory              Act of 2003) authorizes the Secretary of Education, during the period ending
requirements of the Higher           September  30, 2005, to waive or modify any statutory or regulatory
Education Act pursuant to the        provisions applicable to student financial aid programs under Title IV of the
Higher Education Relief              Higher Education Act as the Secretary deems necessary to ensure that student
Opportunities for Students Act of    loan borrowers who: (i) are serving on active military duty during a war or
2003 could reduce the amount of      other military operation or national emergency; (ii) are serving on National funds available to the Trust to pay  Guard duty during a war or other military operation or national emergency;
principal and interest on the notes. (iii) reside or are employed in an area that is declared by any federal, state or local official to be a disaster area in connection with a national emergency; or (iv) suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the
                                     Secretary, to ensure that such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance, to ensure that administrative requirements in relation to that assistance are minimized, to ensure that calculations used to determine need for such assistance accurately reflect the financial condition of such individuals, to provide for amended calculations of overpayment, and to ensure that institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency, may be temporarily relieved from requirements that are rendered infeasible or unreasonable.

                                     The number and aggregate principal balance of student loans that may be affected by the application of the HEROES Act of 2003 is not known at this time. Accordingly, payments received by the Trust on student loans made to a borrower who qualifies for such relief may be subject to certain limitations.
                                     If a substantial number of borrowers under the student loans become eligible for the relief provided under the HEROES Act of 2003, there could be an adverse effect on the total collections on the student loans and, if there are insufficient funds in the reserve fund, on the ability of the Trust to pay interest on the notes.

An increase in the number of         The Servicemembers Civil Relief Act may provide relief to borrowers who enter borrowers called to active military  active military service and to borrowers in reserve status who are called to
duty status may result in an         active duty after the origination of their student loans. This relief comes,
increase in delayed payments from    principally, in the form of reduced interest rates and payments on the
borrowers.                           student loans of those borrowers in military service. Due to the response by the United States to terrorist attacks domestically and abroad, and military action in Afghanistan, Iraq, and other parts of the world, the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty, is expected to either remain at a high level, or increase, for the foreseeable future. The limitations on the interest rates charged to eligible military borrowers under the Servicemembers Civil Relief Act, and the resulting reductions in those military borrowers' student loan payments may result in a material decrease in revenues collected and, if there are insufficient funds in the reserve fund, could adversely affect the Trust's ability to make payments on your notes.

                                     The Servicemembers' Civil Relief Act also limits the ability of a lender in the Federal Family Education Loan Program to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the student loans held in the Trust which could, if there are insufficient funds in the reserve fund, adversely affect the Trust's ability to make payments on your notes.

                                     In the past, the United States Department of Education has issued guidelines that extended the in-school status, in-school deferment status, grace period status or forbearance status of certain borrowers ordered to active duty.
                                     Further, if a borrower is in default on a Federal Family Education Loan
                                     Program Loan, the applicable guarantee agency may be required to cease all collection activities for the expected period of the borrower's military service, or some other period determined by the United States Department of
                                     Education.

                                     We do not know how many student loans may be affected by the application of the Servicemembers Civil Relief Act or any related guidelines that the
                                     Department of Education may adopt.

A pending federal court case could   In a memorandum opinion issued by the United States District Court for the
affect the enforceability of         Eastern District of Virginia on a motion to dismiss filed by the defendants
certain provisions of the            in College Loan Corporation v. SLM Corporation, et al., the Court adopted the
agreements relating to the notes.    position advanced by SLM Corporation, the largest holder, lender servicer, and guarantor servicer of FFELP loans, that the Higher Education Act preempts state law actions that implement the Higher Education Act to satisfy elements of state law claims and agreed that the plaintiff could not "employ the purported violations of the HEA to satisfy elements of its state law contract and tort claims." Although a number of court decisions have previously addressed the preemption of state law claims and the lack of a private right of action under the Higher Education Act, it appears that the decision on the motion to dismiss in this case is the first time that the issue of preemption has been addressed in the context of contracts between parties involved in the participation, funding and servicing of FFELP loans. College Loan
                                     Corporation is currently appealing this ruling by the United States District
                                     Court.

                                     The memorandum opinion in that case is not binding on any of the parties in this transaction. If, however, other courts followed the decision in that case, lenders may not be able to obtain judicial enforcement of provisions in servicing contracts requiring the servicer to comply with the provisions of the Higher Education Act. This court's decision might also be read more broadly to prohibit judicial enforcement of provisions in other contracts requiring compliance with provisions of the Higher Education Act commonly used in FFELP, such as student loan purchase agreements and guarantee agreements. In that event, the Trust's ability to enforce provisions in the agreements underlying this transaction requiring that the student loans be serviced in accordance with the requirements of the Higher Education Act could be adversely affected.

Interests of other persons in the    Another person could acquire an interest in a student loan that is superior
student loans could be superior to   to or on parity with our interest in that loan. The seller, the depositor,
or on a parity with our interest     and the Trust have caused financing statements to be filed with the
and the indenture trustee's          appropriate governmental authorities to perfect the indenture trustee's
interest, which may result in        interest in the student loans. However, the Pennsylvania Higher Education reduced payments on your securities. Assistance Agency will continue to hold the loan documents. If another party purchases (or takes a security interest in) one or more loans and obtains possession of those loan documents without actual knowledge of the indenture trustee's interest, the new purchaser (or secured party) may acquire an interest in those loans superior to or on parity with the interest of the indenture trustee.

Insolvency of the Pennsylvania       We have taken steps to structure transfers of loans from the Pennsylvania
Higher Education Assistance Agency   Higher Education Assistance Agency to the depositor as a "true sale" under
could result in reductions or        applicable law. A true sale helps to establish that the loans would not
delays in payments on your notes.    continue to be the property of the Pennsylvania Higher Education Assistance
                                     Agency in any event, including if the Pennsylvania Higher Education
                                     Assistance Agency becomes insolvent. If a court disagrees with this position, we could experience delays in receiving payments on our student loans and you could then expect delays in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to us.

Bankruptcy of the depositor could    The depositor is organized to make it unlikely that it would be subject to
result in reductions or delays in    any voluntary or involuntary application for relief under the United States
the payments on your notes.          Bankruptcy Code or other insolvency laws. However, if the depositor becomes bankrupt and the assets and liabilities of the Trust are included in the depositor's estate, the United States Bankruptcy Code or other insolvency laws could materially limit or prevent the enforcement of the Trust's obligations, including, without limitation, its obligations under your notes, which could result in reductions or delays in the payment on your notes.

Pending legislation could permit     Bills have been recently introduced into the U.S. House of Representatives
borrowers to reconsolidate their     that, if enacted into law, would permit borrowers under consolidation loans
student loans at lower interest      to refinance their student loans at lower interest rates. Any legislation
rates, and otherwise change the      that permits borrowers to refinance existing consolidation loans at lower
terms upon which student loans are   interest rates would significantly increase the rate of prepayments.
made under the Higher Education Act.
                                     The Congress retains the right to amend the Higher Education Act and is presently undergoing the process of reauthorization of the Higher Education
                                     Act. During such process, the proposing of amendments to the Higher Education
                                     Act becomes more commonplace. As part of such process, the Chairman of the
                                     House Education & Workforce Committee has recently introduced HR 4283, which, if enacted in its present form, would make changes to the Higher Education
                                     Act, including, among others: reducing student loan origination fees, over time, to one percent; increasing loan limits; continuing and expanding the availability of variable rate borrowings; and terminating the minimum 9 1/2%
                                     return to certain lenders for loans financed by bonds refunded after May 5,
                                     2004.

Future increases in fees and         Fees and expenses constituting monthly issuer fees are payable by the issuer expenses payable by the issuer will  prior to the payment of principal and interest on your notes. Certain of
reduce the amount of funds           those fees and expenses are not fixed and may reasonably be expected to
available to the issuer to pay       increase over time. Material increases in fees and expenses will reduce the
principal and interest on your       amount of funds available to pay principal and interest on your notes and may
notes.                               result in insufficient funds being available for such payment. See
                                     "DESCRIPTION OF THE NOTES--Monthly Issuer Fees" in this prospectus supplement.

Your notes may be repaid early due   The notes may be repaid before you expect them to be if the servicer
to the exercise of the servicer's    exercises its option to purchase all of the student loans remaining in the
purchase option, and if this         trust estate. This would result in the early retirement of the outstanding happens, your yield may be affected  notes. If this happens, the yield on your notes may be affected. You will and you will bear reinvestment risk. bear the risk that you cannot reinvest the money you receive in comparable securities at as high a yield.

Certain actions may be taken         The indenture provides that the Trust and indenture trustee may undertake
without noteholder approval,         various actions based upon receipt by the indenture trustee of confirmation
including the issuance of            from each rating agency then rating any of the outstanding notes that such
additional notes.                    action will not result in its rating(s) of those notes being reduced or withdrawn. Such actions include, but are not limited to, issuance of additional notes and the execution of swap agreements or other derivative products. To the extent such actions are taken after issuance of your notes, you will be relying on the evaluation by the rating agencies of the impact of such actions on the credit quality of the offered notes.

The Pennsylvania Higher Education    The Pennsylvania Higher Education Assistance Agency offers several programs
Assistance Agency offers several     that permit borrowers to reduce the interest rate on their student loans by
borrower benefit programs that       making prompt payment on their loans or providing for automatic withdrawal of
provide incentives and benefits      the payment from the borrower's bank account. See "ACQUISITION OF OUR STUDENT
that may affect the yield on the     LOAN PORTFOLIO-- Description of Borrower Benefit Programs Applicable to the
student loans to be acquired by the  Student Loans" in this prospectus supplement. Any reduction in the yield on
Trust.                               the student loans acquired by the Trust may adversely affect the timely receipt of payments on the notes.

                                           SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Statements in this prospectus supplement and the accompanying prospectus, including those concerning our expectations as to our ability to purchase eligible student loans, to structure and to issue competitive securities, our ability to pay our notes, and certain other information presented in this prospectus supplement and the accompanying prospectus, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from such expectations. For a discussion of the factors that could cause our actual results to differ from expectations, please see the section entitled "Risk Factors" in this prospectus supplement and in the accompanying prospectus.

                                                       DESCRIPTION OF THE NOTES

Interest Rates

     LIBOR Notes. Interest will accrue generally on the principal balances of the LIBOR notes during three-month accrual periods and will be paid on quarterly distribution dates.

     An accrual period for the LIBOR notes begins on a quarterly distribution date and ends on the day before the next quarterly distribution date. The first accrual period for the Series 2004-1 Class A-1 notes, however, will begin on the closing date and end on
October 24, 2004, the day before the first quarterly distribution date, which is October 25, 2004.

     The Series 2004-1 Class A-1 notes will bear interest during the first accrual period at a per annum rate equal to the rate determined by the calculation agent by reference to straight line interpolation between three-month and four-month LIBOR based on a
360 day year and the actual number of days in the interest accrual period, plus         %.

     For each subsequent interest period, the Series 2004-1 Class A-1 notes will bear interest at a per annum rate equal to the three
month LIBOR rate plus         %. See "DESCRIPTION OF THE NOTES-- Determination of LIBOR" in this prospectus supplement and
"Description of the Notes-- LIBOR Rate Notes" in the accompanying prospectus. In each case, LIBOR will be determined on the days specified under "Description of the Notes-- Determination of LIBOR", below.

Determination of LIBOR

     One-month, two-month, three-month, four-month or six-month LIBOR, for any accrual period, is the London interbank offered rate for deposits in U.S. Dollars having a maturity of one month, two months, three months, four months or six months, as applicable, commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related
LIBOR Determination Date. If such a day is not a business day in London, the most recently fixed London Interbank Offered Rates on
U.S. dollar deposits for the Applicable LIBOR Rate shall be used. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the applicable maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR
Determination Date, to prime banks in the London interbank market by the Reference Banks. The calculation agent will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading
European banks having the applicable maturity and in a principal amount of not less than U.S. $1,000,000.

     If the banks selected as described above are not providing quotations, one-month, two-month, three-month, four-month, or six-month LIBOR in effect for the applicable accrual period will be one-month, two-month, three-month, four-month, or six-month LIBOR in effect for the previous accrual period.

     For this purpose:

o           "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period.

o           "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

o           "Reference Banks" means four major banks in the London interbank market selected by the calculation agent.

     For purposes of calculating one-month, two month, three-month, four-month and six-month LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. For the LIBOR notes, interest due for any accrual period will be determined based on the actual number of days elapsed in the accrual period and a 360-day year.

     Auction Rate Notes. After the initial period, the auction rate notes offered hereby will bear interest at rates determined by auction. The initial interest rates on the auction rate notes offered hereby will be determined on the business day before the closing date. The initial auction date and the initial rate adjustment date for each class of auction rate notes offered hereby are set forth in the table below.

Series 2004-1 Auction Rate Notes                      Initial Auction Date         Initial Rate Adjustment Date
Class A-2                                                   August 4, 2004                   August 5, 2004
Class A-3                                                  August 18, 2004                  August 19, 2004
Class B-1                                                    August 4, 2004                   August 5, 2004

     We will calculate interest on the basis of a 365- or 366-day year and the actual number of days elapsed during the related accrual period.

     Following each initial period, the auction period for each class of the auction rate notes offered hereby will generally consist of 28 days. We may change the length of the auction period for any class of the auction rate notes as described in the accompanying prospectus under "DESCRIPTION OF THE NOTES--Changes in Auction Period".

     For each auction period, the interest rate for the Series 2004-1 Class A-2 notes, the Series 2004-1 Class A-3 notes and the
Series 2004-1 Class B-1 notes will equal the least of:

o           the "auction rate"--a rate determined pursuant to the auction procedures;

o           a maximum rate defined in the indenture as the least of:

-           the lesser of:

           (i)   that rate which, when taken together with the actual average per annum interest rate for the preceding one-year period on such class of offered auction rate notes, would result in an average interest rate not in excess of the average of the 91-day Treasury Bill rate plus a margin of between 1.20% and 1.75% (depending on the then-current rating of such offered notes) for such one-year period, or

           (ii)  the LIBOR rate for a period comparable to the auction period plus a margin of 1.50% if such class of offered auction rate notes is then rated any category of "A" or better by each rating agency then rating such class of offered notes,

         - 17.0%, or

         - the maximum rate permitted by law; and

o           in certain circumstances, the "net loan rate"--which is defined in Appendix A attached to this prospectus supplement, and which is generally the weighted average effective interest rate on our student loans less our program expense percentage and net losses realized on the student loans (expressed as a percentage of the outstanding principal balance of all our student loans). The program expense percentage, which is currently 0.93%, is determined quarterly and equals our estimated annual expenses divided by the outstanding principal balance of all our student loans. The net loan rate will be used in determining the applicable auction rate for a class of notes if the applicable auction date follows a period of three consecutive months during which either (i) the daily weighted average of the interest rates on such class of the offered auction rate notes exceeded the sum of the bond equivalent yield of the 91-day U.S. Treasury Bills sold at the last auction prior to the applicable auction date plus 1.0% or (ii) the most recent three-month LIBOR as of the "Reset Date" for the "CP
         Rate" (as each such term is defined in Appendix A to this prospectus supplement) for the month during which the calculation is being made is equal to or greater than the sum of the CP Rate for the applicable month plus 0.25%.

     If on the first day of any auction period a payment default on the notes has occurred and is continuing, the rate for the auction period will be the non-payment rate, which is one-month LIBOR plus 1.50%.

     If in any auction all the notes subject to the auction are subject to hold orders, the interest rate for the auction period will equal the all-hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.20%.

     The procedures that will be used in determining the interest rates on the offered auction rate notes are attached to this prospectus supplement as Appendix A. A summary of those procedures is described in the accompanying prospectus under "DESCRIPTION OF
THE NOTES--Auction Rate Notes."

The Class A Notes

     Distributions of Interest. Interest will accrue on the principal balances of the Class A notes at their respective interest rates. Interest on each class of Class A notes will accrue during each applicable accrual period and will be payable pro rata to the noteholders of that class entitled to distributions on each applicable distribution date based upon the total amount of interest then due on that class of Class A notes. Interest accrued on any class of Class A notes as of any applicable distribution date but not paid on that distribution date will be due on the next applicable distribution date together with an amount equal to interest on the unpaid amount at the interest rate borne by that class of Class A notes. Interest payments to the Class A noteholders and payments to counterparties under derivative products secured on a parity with the Class A notes entitled to distributions on any applicable distribution date will generally be funded from amounts on deposit in the distribution account allocated to the payment of interest to those Class A noteholders and counterparties; from Available Funds remaining after the distribution of the monthly issuer fees on that distribution date; from amounts on deposit in the acquisition fund; and from amounts on deposit in the reserve fund. See
"--Allocations and Distributions" and "--Credit Enhancement-Reserve Fund" in this prospectus supplement. If these sources are insufficient to pay the Class A Noteholders' Interest Distribution Amount on that distribution date and the amount payable by the issuer on that distribution date under derivative products secured on a parity with the Class A notes as scheduled payments and as certain termination payments, the shortfall will be allocated pro rata to the Class A noteholders and counterparties entitled to distributions on that distribution date, based upon the total amount of interest then payable on each class of Class A notes entitled to distributions on that distribution date and the total amount of scheduled payments and certain termination payments payable by the issuer on that distribution date under such derivative products.

     Depending on the allocations of the indenture trustee on each monthly allocation date, the rate and timing of collections and the different distribution dates for different series of notes, interest may be paid in full on the Class B notes or on one or more class of Class A notes on a given distribution date while interest is not paid in full on all of the Class A notes, or on certain classes thereof, on a later distribution date.

     Distributions of Principal. Principal payments will be made on the LIBOR notes on each quarterly distribution date in the amount necessary to reduce (i) the outstanding principal balance of the Series 2003-1 Class A-1 notes to the targeted balance listed on
Schedule I attached hereto, and (ii) the outstanding principal balance of the Series 2004-1 Class A-1 notes to the targeted balance listed on Schedule II attached hereto, for that quarterly distribution date.

     So long as LIBOR notes are outstanding, after payments of principal then due on the LIBOR Notes, principal will be used to redeem
Class A auction rate notes, and after the date on which the principal balances of all LIBOR notes are reduced to zero and, subject to the payment of principal on the Class B notes as discussed under "--The Class B Notes-Subordination of the Class B Notes", principal payments will be made on or allocated to redeem the Class A auction rate notes on each monthly allocation date in an amount generally equal to the principal distribution amount on that distribution date, until the principal balances of the Class A auction rate notes are reduced to zero. Principal payable to redeem Class A auction rate notes will be allocated to the Class A auction rate notes on a quarterly distribution date or monthly allocation date, as applicable, and deposited in the distribution account and after notice of redemption to the holders of the affected auction rate notes, will be paid on the applicable auction rate distribution date.

     Principal payments on the Class A notes entitled to distributions on any applicable distribution date will generally be derived from amounts on deposit in the revenue fund remaining after the distribution of (i) the monthly issuer fees on that distribution date, (ii) the Class A Noteholders' Interest Distribution Amount on that distribution date, (iii) amounts payable by the issuer on that distribution date under derivative products secured on a parity with the Class A notes as scheduled payments and as certain termination payments, (iv) the Class B Noteholders' Interest Distribution Amount on that distribution date, and (v) amounts payable by the issuer on that distribution date under derivative products secured on a parity with the Class B notes as scheduled payments and as certain termination payments. See "--Allocations and Distributions," "--Credit Enhancement" and "--The Class B
Notes-Subordination of the Class B Notes". If these sources are insufficient to pay or allocate the Class A Noteholders' Principal
Distribution Amount for a distribution date, the shortfall will be added to the principal payable to the Class A noteholders on subsequent distribution dates. Amounts on deposit in the acquisition fund and in the reserve fund, other than amounts in excess of the Reserve Fund Requirement, will not be available to make principal payments on the Class A notes except at maturity of the applicable series of notes or on the final distribution upon termination of the trust estate.

     Except as described in "DESCRIPTION OF THE NOTES - Additional Notes" in this prospectus supplement, we will apply or allocate principal sequentially on each quarterly distribution date or monthly allocation date, as applicable, in the following manner:

         o    first, to the Series 2003-1 Class A-1 noteholders, the amount necessary to reduce the outstanding principal balance on the Series 2003-1 Class A-1 notes to the targeted amount for the related quarterly distribution date listed on Schedule
              I attached hereto;

         o    second, to the Series 2004-1 Class A-1 noteholders, the amount necessary to reduce the outstanding principal balance on the Series 2004-1 Class A-1 notes to the targeted amount for the related quarterly distribution date listed on Schedule
              II attached hereto;

         o     third, (1) while Series 2003-1 Class A-1 or Series 2004-1 Class A-1 notes are outstanding, and other Class A notes are outstanding, to the extent of the Class A Noteholders' Principal Distribution Amount remaining after payments to the
               Series 2003-1 Class A-1 noteholders and the Series 2004-1 Class A-1 noteholders,

                     (a) to the Series 2003-1 Class A-2 noteholders, until paid in full, the Class A Noteholders' Principal
                         Distribution Amount; then,

                     (b) to the Series 2003-1 Class A-3 noteholders, until paid in full, the Class A Noteholders' Principal
                         Distribution Amount; then,

                     (c) to the Series 2004-1 Class A-2 noteholders, until paid in full, the Class A Noteholders' Principal
                         Distribution Amount; then,

                     (d) to the Series 2004-1 Class A-3 noteholders, until paid in full, the Class A Noteholders' Principal
                         Distribution Amount; and

                (2)         after all Series 2003-1 Class A-1 notes and Series 2004-1 Class A-1 notes have been paid in full, and other Class A notes are outstanding,

                     (a) to the Series 2003-1 Class B-1 noteholders, subject to certain conditions and limitations (see "DESCRIPTION
                         OF THE NOTES--The Class B Notes--Subordination of the Class B Notes in this prospectus supplement), until paid in full, and then to the Series 2004-1 Class B-1 noteholders until paid in full, the Class B Noteholders'
                         Principal Distribution Amount; then,

                     (b) to the extent of the Class A Noteholders' Principal Distribution Amount, to holders of Class A auction rate notes in the order directed by the issuer, or in the absence of such direction,

                         (i) to the Series 2003-1 Class A-2 noteholders until paid in full, the Class A Noteholders' Principal
                             Distribution Amount; then,

                         (ii)       to the Series 2003-1 Class A-3 noteholders until paid in full, the Class A Noteholders' Principal
                             Distribution Amount; then,

                         (iii) to the Series 2004-1 Class A-2 noteholders until paid in full, the Class A Noteholders' Principal
                             Distribution Amount; then,

                         (iv)       to the Series 2004-1 Class A-3 noteholders until paid in full, the Class A Noteholders' Principal
                             Distribution Amount.

     However, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the Class A notes will be made or set aside for future distribution pro rata, without preference or priority.

     Any payment of principal on a Class A auction rate note will be made by redeeming that auction rate note. The aggregate outstanding principal balance of each class of Class A notes will be due and payable in full on its maturity date. The actual date on which the aggregate outstanding principal and accrued interest of a series of Class A notes is paid may be earlier than its maturity date, based on a variety of factors.

The Class B Notes

     Distributions of Interest. Interest will accrue on the principal balances of the Class B notes at the respective auction rate determined for the Series 2003-1 Class B-1 notes and the Series 2004-1 Class B-1 notes. Interest will accrue during each applicable accrual period and will be payable to the Class B noteholders on each applicable distribution date. Interest accrued as of any applicable distribution date but not paid on that distribution date will be due on the next applicable distribution date, together with an amount equal to interest on the unpaid amount at the interest rate applicable to that Class and series of notes. Interest payments to the holders of each class of Class B notes and payments to counterparties under derivative products secured on a parity with the Class B notes entitled to distributions on any applicable distribution date will generally be funded from amounts on deposit in the distribution account allocated to the payment of interest to those Class B noteholders and counterparties; from Available
Funds remaining after the distribution of the monthly issuer fees on that distribution date, the Class A Noteholders' Interest
Distribution Amount on that distribution date, and amounts payable by the issuer on that distribution date under derivative products secured on a parity with the Class A notes as scheduled payments and as certain termination payments; from amounts on deposit in the acquisition fund and from amounts on deposit in the reserve fund. See "--Allocations and Distributions", "--Credit Enhancement- Reserve
Fund" and "--The Class B Notes--Subordination of the Class B Notes".

     The interest rate for each class of Class B notes for each accrual period will be determined on each auction date as described in this prospectus supplement under "--Interest Rates--Auction Rate Notes".

     Distributions of Principal. Subject to the scheduled principal payments on the LIBOR notes as discussed under "--The Class A
Notes--Distributions of Principal" and to payment of principal on the Class B notes as discussed under "--The Class B
Notes-Subordination of the Class B Notes", principal payments will be allocated to Class B noteholders to redeem the Class B notes on each monthly allocation date after the Class A notes are paid in full, in an amount generally equal to the Class B Noteholders'
Principal Distribution Amount for the immediately preceding distribution date. Any payment of principal on a Class B note will be made by redeeming that note. Principal payable on the Class B notes as determined on a monthly allocation date will be paid on the applicable auction rate distribution date. Principal redemptions of Class B notes entitled to such payment on a distribution date will generally be funded from amounts on deposit in the revenue fund remaining after the distribution of (i) the monthly issuer fees on that distribution date, (ii) the Class A Noteholders' Interest Distribution Amount on that distribution date, (iii) amounts payable by the issuer on that distribution date under derivative products secured on a parity with the Class A notes as scheduled payments and as certain termination payments, (iv) the Class A Noteholders' Principal Distribution Amount on that distribution date,
(v) the Class B Noteholders' Interest Distribution Amount on that distribution date, and (vi) amounts payable by the issuer on that distribution date under derivative products secured on a parity with the Class B notes as scheduled payments and as certain termination payments. Amounts on deposit in the acquisition fund and in the reserve fund(other than amounts in excess of the Reserve
Fund Requirement) will not be available to redeem the Class B notes except at their maturity and on the final distribution upon termination of the trust estate. See "--Allocations and Distributions" and "--Credit Enhancement-Reserve Fund."

     The outstanding principal balance of the Class B notes will be due and payable in full on the Class B maturity date. The actual date on which the final distribution on the Class B notes will be made may be earlier than the Class B maturity date, however, based on a variety of factors.

     Subordination of the Class B Notes. On any applicable distribution date, distributions of interest on the Class B notes will be subordinated to the payment of interest on the Class A notes with a distribution date on that distribution date. Consequently, on any applicable distribution date, Available Funds remaining after the payment of monthly issuer expenses, amounts on deposit in the acquisition fund and amounts on deposit in the reserve fund will be applied to the payment of interest on the applicable Class A notes prior to any payment of interest on the Class B notes.

     Generally, no payments of principal on the Class B notes will be made until all Class A notes have been paid in full. However, if on any applicable distribution date occurring on or after the date on which the principal balances of the LIBOR notes are reduced to zero and while any Class A auction rate notes remain outstanding, the senior parity percentage is greater than 105% and the parity percentage is greater than 101.5%, before any amount will be paid or allocated as principal on the Class A auction rate notes, principal will be paid on the Class B notes in an amount equal to the greatest amount that can be paid as principal on the Class B notes without reducing the senior parity percentage below 105.0% or reducing the parity percentage below 101.5%. These principal payments will be applied first to redeem the Series 2003-1 Class B-1 notes until paid in full, and then  to redeem the Series 2004-1
Class B-1 notes.

     On any Distribution Date, after all Class A notes have been paid in full and while Class B notes remain outstanding, principal will be paid, to the extent of the Class B Noteholders' Principal Distribution Amount, first, to the Series 2003-1 Class  B-1 notes until paid in full, and then to the Series 2004-1 Class B-1 noteholders until paid in full.

     Notwithstanding the foregoing, if on any distribution date,

     (a) following distributions under clauses (a) through (h) under "--Allocations and Distributions--Distributions" to be made on that distribution date, without giving effect to any payments from the acquisition fund to the Class B notes, the outstanding principal balance of the Class A notes would be in excess of:

o           the outstanding principal balance of the student loans held in the trust estate plus

o           any accrued but unpaid interest on the student loans as of the last day of the related collection period plus

o           the balance of the reserve fund on the distribution date following those distributions minus

o           the Reserve Fund Requirement on that distribution date; or

     (b) an insolvency event involving the depositor or an event of default under the indenture affecting the Class A notes has occurred and is continuing;

then, until the conditions set forth in (a) or (b) no longer exist, the amounts on deposit in the revenue fund and the reserve fund will be applied on that distribution date to the payment of the Class A Noteholders' Distribution Amount before any amounts are applied to the payment of the Class B Noteholders' Distribution Amount.

     Additional Notes.

     We may issue additional notes in the future that may be entitled to (i) principal payments that are payable, prior to the occurrence of an Event of Default, at a time prior to, concurrently with, or after, principal payments or allocations of principal to any class of Class A Notes, any class of Class B Notes or any class of issued notes which are subordinate to the Class B Notes then outstanding; and (ii) interest payments, the allocation of which shall be determined on a materially concurrent basis with interest upon the Trust's other notes at any time outstanding, but which may be paid upon different dates in accordance with the terms of such notes.  The terms of issuance of the additional notes may change the order of the allocations and distributions on the offered notes and the previously issued notes set forth in this prospectus supplement; provided, however, that (a) in the absence of any Event of
Default under the Indenture, no additional notes will be entitled to receive principal payments and/or allocations of principal on any Quarterly Distribution Date or Monthly Allocation Date until principal has first been paid or allocated, as applicable, to reduce the principal amount of the LIBOR notes then outstanding to the applicable targeted principal amount for such distribution date, and
(b) no additional notes will be issued unless we receive confirmation from each rating agency then rating our outstanding notes that the issuance of such additional notes will not result in a downgrade or withdrawal of their ratings on our outstanding notes.

Servicer's Clean-Up Call; Optional Redemption of Auction Rate Notes

     During any time after all the LIBOR notes have been paid in full, the servicer may, at its option, purchase all of the student loans owned by the Trust on the distribution date following any date on which the total principal balance of all the student loans then outstanding is less than 10% of the highest principal balance of all student loans outstanding at the end of any calendar month during the term of the indenture; provided that (i) such 10% condition is true on such distribution date, (ii) the purchase price, which shall be equal to the fair market value of such student loans together with accrued interest, is sufficient to pay the outstanding amount due on all the notes then outstanding, and (iii) no applicable event of default shall have occurred and be continuing with respect to the servicer on such distribution date. The proceeds of the purchase of the student loans from the Trust by the servicer will be used to redeem the notes.

Trust Accounts

     The indenture trustee has established and will maintain under the indenture the acquisition fund, the revenue fund and the reserve fund on behalf of the noteholders, each of which may have associated accounts or subaccounts. The indenture trustee may from time to time establish additional funds or accounts pursuant to the indenture in connection with the issuance of additional series of notes. Other than the acquisition fund, the revenue fund and the reserve fund, no funds are currently established or funded.

     Funds in the acquisition fund, the reserve fund, and the revenue fund will be invested as provided in the indenture in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the rating of the notes. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution date or the next monthly expense payment date, to the extent of the monthly issuer fees.

Monthly Issuer Fees

     The fees and expenses payable by the issuer prior to distribution of principal and interest on the notes include payments to the
Secretary of Education as rebate fees and to the servicer, the indenture trustee, the eligible lender trustee, the owner trustee, the auction agent, each broker-dealer, the calculation agent, the market agent and the administrator.

     The monthly rebate fee to the Secretary of Education is payable at an annualized rate generally equal to 1.05% on principal of and interest on federal consolidation loans disbursed on or after October 1, 1993. See "DESCRIPTION OF THE FEDERAL FAMILY EDUCATION
LOAN PROGRAM--Fees--Rebate Fee on Federal Consolidation Loans" in the accompanying prospectus for information regarding the rebate fee payable to the Secretary of Education.

     We have estimated the fees of the indenture trustee, the eligible lender trustee, the owner trustee, the calculation agent and the market agent to aggregate an amount not to exceed 0.043% per annum of the principal amount of notes outstanding. We have estimated the amount of the broker-dealer fees not to exceed 0.25% per annum of the principal amount of the auction rate notes outstanding, and the amount of the fees of the auction agent not to exceed 0.01% per annum of the auction rate notes outstanding.

     The compensation of the servicer is described under "--Servicing Fee" and the compensation of the administrator is described under
"--Administration Fee".

Servicing Fee

     Each month, the servicer will receive a servicing fee equal to 0.50% per annum of the outstanding principal balance of student loans it services which are owned by the Trust, as determined on the last day of each calendar month and which will be payable on the
25th day of the next calendar month, or if the 25th day is not a business day, the following business day. The servicing fee may be increased if the indenture trustee has received confirmation from each rating agency then rating any of the outstanding notes that its rating(s) of those notes will not be reduced or withdrawn as a result of such increase. The servicing fee may also include specified amounts payable to the servicer for tasks it performs.

Administration Fee

     The administrator will receive an administration fee equal to 0.25% per annum of the outstanding principal balance of student loans owned by the Trust as determined on the last day of each calendar month and which will be payable on the 25th day of the next calendar month, or if the 25th day is not a business day, the following business day. The administration fee may be increased if the indenture trustee has received confirmation from each rating agency then rating any of the outstanding notes that its then-current rating(s) of those notes will not be reduced or withdrawn as a result of such increase.

     The full amount of the administration fee will be paid on or prior to the 25th day of each month as set forth under "--
Allocations and Distributions-- Distributions" only if certain conditions are met, otherwise a minimum fee of 0.05% per annum of the outstanding principal balance of student loans owned by the Trust as determined on the last day of the applicable calendar month will be paid in the order of priority relating to such fees and the remaining amount of the administration fee will be paid following the distributions described in clause (a) through (l) under "--Allocations and Distributions-- Distributions".

Allocations and Distributions

     Deposits to Revenue Fund. On or about the business day immediately prior to each quarterly distribution date, the servicer and the administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of Available Funds received from the student loans held under the indenture and the aggregate purchase amount of the student loans held under the indenture to be purchased by the seller, the depositor or the servicer.

     A collection period is (a) while any LIBOR notes are outstanding, the three-month period ending on the last day of March, June,
September and December, in each case for the quarterly distribution date in the following month, and (b) after the date on which the principal balances of all LIBOR notes are reduced to zero, the period beginning on the first day of each month and ending on the last day of the same month, in each case for the monthly distribution date in the following month.

     The servicer will deposit all payments on student loans and all proceeds of student loans collected by it during each collection period into the revenue fund within two business days of receipt. The eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the student loans received by it for each collection period into the revenue fund within two business days of receipt. On January 24, 2005, the indenture trustee will transfer to the revenue fund any amounts remaining in the acquisition fund which were not used to purchase additional student loans relating to the relevant consolidation loans owned by the Trust.

     Monthly Allocations. On or prior to the 25th day of each month, the indenture trustee will make the following allocations with funds on deposit in the revenue fund:

o           first, deposit into the distribution account for the Secretary of Education, an amount equal to the monthly rebate fee payable to the Secretary of Education expected to be payable from the 25th day of the current calendar month to the 24th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts as further described under
         "--Distributions";

o           second, deposit into the distribution account for the servicer, an amount equal to the fees payable from the first day of the prior calendar month to the last day of the prior calendar month plus previously accrued and unpaid or set aside amounts;

o           third, deposit into the distribution account for the indenture trustee, the eligible lender trustee and the owner trustee, pro rata, an amount equal to their fees expected to be payable from the 25th day of the current calendar month to the 24th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts;

o           fourth, deposit into the distribution account, pro rata, for the auction agent, the market agent, the broker-dealers, and the calculation agent, an amount equal to their fees expected to be payable from the 25th day of the current calendar month to the 24th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts;

o           fifth, deposit into the distribution account for the administrator, an amount equal to the fees payable from the first day of the prior calendar month to the last day of the prior calendar month plus previously accrued and unpaid or set aside amounts;

o           sixth, deposit into the distribution account, pro rata, for each series of Class A notes an amount equal to the sum of
         (i) the interest expected to accrue on the Class A notes from the 25th day of the current calendar month to the 24th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts, and (ii) the amount expected to be payable by the issuer to the counterparties under derivative products secured on a parity with the Class A notes as scheduled payments and as certain termination payments specified in the schedule to each derivative product; and

o           seventh, deposit into the distribution account for the Class B notes an amount equal to the sum of (i) the interest expected to accrue on the Class B notes from the 25th day of the current calendar month to the 24th day of the subsequent calendar month plus previously accrued and unpaid or set aside amounts, and (ii) the amount expected to be payable by the issuer to the counterparties under derivative products secured on a parity with the Class B notes as scheduled payments and as certain termination payments specified in the schedule to each derivative product.

     Deposits to Distribution Account. The indenture trustee has established and will maintain the distribution account as a subaccount within the revenue fund under the indenture. On a monthly basis, moneys held in the revenue fund will be allocated to the distribution account as described in "Monthly Allocations" above and "Distributions" below to pay fees and expenses of the Trust and to pay principal and interest on the notes in the manner described in "Distributions" below.

     Distributions. On each monthly expense payment date, the indenture trustee will pay the following fees from amounts on deposit in the distribution account and allocated to the payment of those fees, and to the extent of any insufficiency, from amounts on deposit in the revenue fund (i) the monthly rebate fee to the Secretary of Education at an annualized rate generally equal to 1.05% on principal of and interest on Federal Consolidation Loans described under "DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN
PROGRAM--Fees--Rebate Fee on Federal Consolidation Loans" in the accompanying prospectus, (ii) the fees of the servicer, (iii) pro rata, the fees of the indenture trustee, the eligible lender trustee, and the owner trustee, (iv) pro rata, the fees of the auction agent, the broker-dealers, the market agent, and the calculation agent, and (v) the fees of the administrator.

     On each quarterly distribution date occurring on or before the date on which the principal balances of all LIBOR notes are reduced to zero, and thereafter on each monthly allocation date, the indenture trustee will make the deposits and distributions set forth in clauses (a) through (m) below, and in the case of a quarterly distribution date or monthly allocation date that is not an auction rate distribution date for all auction rate notes, allocations will be made to the distribution account (for principal and carry-over amounts) with respect to those auction rate notes having their next scheduled auction rate distribution date on a later date, in the amounts and in the order of priority shown in clauses (a) through (m) below, except as otherwise provided in this prospectus supplement under "DESCRIPTION OF THE NOTES--The Class B Notes Subordination of the Class B Notes" and "--The Class A
Notes--Distributions of Principal." These deposits and distributions will be made, first, from amounts on deposit in the distribution account and allocated to the applicable payment; second, from and to the extent of the Available Funds on that distribution date after payment of the fees set forth in the immediately preceding paragraph; third, from amounts transferred from the acquisition fund with respect to clauses (a) and (b) below on that distribution date and with respect to the payment of principal on the Class A notes and the Class B notes at their final maturities; and fourth, from amounts transferred from the reserve fund with respect to clauses
(a) and (b) below on that distribution date and with respect to the payment of principal on the Class A notes and Class B notes at their final maturities.

         (a) Pro rata, based on the aggregate principal balance of the Class A notes entitled to distributions on this date and on the amount payable by the issuer as scheduled payments and as certain termination payments to counterparties under any derivative products that may at any time be procured by the Trust and which are secured on a parity with those Class A notes:

             (i)   to the Class A noteholders, the Class A Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as interest on the Class A notes, and

             (ii) to the counterparties under derivative products secured on a parity with the Class A notes, if any, the amount payable by the issuer as scheduled payments and as certain termination payments specified in the schedule to each derivative product, pro rata, based on the amounts payable by the issuer under each derivative product;

         (b) Pro rata, based on the aggregate principal balance of the Class B notes entitled to distributions on this date and on the amount payable by the issuer as scheduled payments and as certain termination payments to counterparties under any derivative products that may at any time be procured by the Trust and which are secured on a parity with those Class B notes:

             (i) to the Class B noteholders, the Class B Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as interest on the Class B notes, and

             (ii) to the counterparties under derivative products secured on a parity with the Class B notes, if any, the amount payable by the issuer as scheduled payments and as certain termination payments specified in the schedule to each derivative product, pro rata, based on the amounts payable by the issuer under each derivative product;

         (c) to the Series 2003-1 Class A-1 noteholders, the amount necessary to reduce the outstanding principal balance on the
              Series 2003-1 Class A-1 notes to the targeted amount for the related quarterly distribution date listed on Schedule I attached hereto;

         (d) to the Series 2004-1 Class A-1 noteholders, the amount necessary to reduce the outstanding principal balance on the
              Series 2004-1 Class A-1 notes to the targeted amount for the related quarterly distribution date listed on Schedule II attached hereto;

        (e)         (i)  while Series 2003-1 Class A-1 or Series 2004-1 Class A-1 notes are outstanding, and other Class A notes are outstanding, to the extent of the Class A Noteholders' Principal Distribution Amount remaining after payments to the Series 2003-1 Class A-1 noteholders and the Series 2004-1 Class A-1 noteholders,

                  (a) to the Series 2003-1 Class A-2 noteholders, until paid in full, the Class A Noteholders' Principal
                      Distribution Amount; then,

                  (b)  to the Series 2003-1 Class A-3 noteholders, until paid in full, the Class A Noteholders' Principal
                      Distribution Amount; then,

                  (c)      to the Series 2004-1 Class A-2 noteholders, until paid in full, the Class A Noteholders' Principal
                      Distribution Amount; then,

                  (d)           to the Series 2004-1 Class A-3 noteholders, until paid in full, the Class A Noteholders' Principal
                      Distribution Amount; and

               (ii)  after all Series 2003-1 Class A-1 notes and Series 2004-1 Class A-1 notes have been paid in full, and other
                   Class A notes are outstanding,

                     (a)  to the Series 2003-1 Class B-1 noteholders, subject to certain conditions and limitations (see "DESCRIPTION
                         OF THE NOTES--The Class B Notes--Subordination of the Class B Notes" in this prospectus supplement), until paid in full, and then to the Series 2004-1 Class B-1 noteholders until paid in full, the Class B Noteholders'
                         Principal Distribution Amount; then,

                     (b)  to the extent of the Class A Noteholders' Principal Distribution Amount, to the holders of Class A auction rate notes in the order directed by the issuer, or in the absence of such direction,

                           (i) to the Series 2003-1 Class A-2 noteholders until paid in full, the Class A Noteholders' Principal
                               Distribution Amount; then,

                           (ii)to the Series 2003-1 Class A-3 noteholders until paid in full, the Class A Noteholders' Principal
                               Distribution Amount; then,

                           (iii)    to the Series 2004-1 Class A-2 noteholders until paid in full, the Class A Noteholders' Principal
                               Distribution Amount; then,

                           (iv)     to the Series 2004-1 Class A-3 noteholders until paid in full, the Class A Noteholders' Principal
                               Distribution Amount; then,

                (iii)  after all Class A notes have been paid in full, and while Class B notes remain outstanding, to the extent of the Class B Noteholders' Principal Distribution Amount, to pay principal (i) to the Series 2003-1 Class B-1 noteholders until paid in full, the Class B Noteholders' Principal Distribution Amount and (ii) after all Series
                    2003-1 Class B-1 Notes have been paid in full, to the Series 2004-1 Class B-1 noteholders until paid in full, the
                    Class B Noteholders' Principal Distribution Amount; then

         (f) to the reserve fund, the amount, if any, necessary to reinstate the balance of the reserve fund to the Reserve Fund
              Requirement; then

         (g)  if the parity percentage is not at least 101.5% and the senior parity percentage is not at least 105%, to the distribution account to pay principal on the Class A notes on their next respective distribution dates, in the order and priority described under "--The Class A Notes-Distributions of Principal", the least amount required to increase the parity percentage to at least 101.5% and the senior parity percentage to at least 105%, with those percentages computed assuming that immediately prior to the computation, the required payments of principal were actually made on the Class A notes; then

         (h) if the parity percentage is not at least 101.5%, to the distribution account to pay principal on the Class B notes on their next distribution date, the least amount required to increase the parity percentage to at least 101.5%, with that percentage computed assuming that immediately prior to the computation, the required payments of principal were actually made on the Class B notes; then

         (i) to the distribution account to be paid on the next respective distribution dates for the Class A auction rate notes, pro rata, any Class A carry-over amounts; then

         (j) to the distribution account to be paid on the next respective distribution dates for the Class B auction rate notes, any
            Class B carry-over amounts; then

         (k) pro rata, based on the amount of any termination payments due pursuant to this clause, to the counterparties under each derivative product secured on a parity with the Class A notes, the amount of any termination payments due and payable by the issuer and not payable in clause (a), above; then

         (l) pro rata, based on the amount of any termination payments due pursuant to this clause, to the counterparties under each derivative product secured on a parity with the Class B notes, the amount of any termination payments due and payable by the issuer and not payable in clause (b), above; and then

         (m) to the depositor, any remaining amounts after application of the preceding clauses if, and after giving effect to the transfer of any amounts to the depositor, the parity percentage is equal to at least 101.5% and the senior parity percentage is equal to at least 105%.

         On each quarterly distribution date that is not an auction rate distribution date, in lieu of making payments on that date of principal and carry-over amounts to the auction rate notes that do not have a distribution date on such quarterly distribution date, these amounts will be deposited into the distribution account:

         (a)   first, from amounts deposited in the distribution account that were allocated to the Class A auction rate notes with a distribution date on this auction rate distribution date and to counterparties under derivative products, if any, which may be secured on a parity with those Class A auction rate notes, and then from amounts on deposit in the revenue fund, pro rata, based on the aggregate principal balance of those Class A auction rate notes and the amount payable by the issuer as scheduled payments and as certain termination payments under each derivative product secured on a parity with those Class A auction rate notes:

               (i) to the noteholders of those Class A auction rate notes, the Class A Noteholders' Interest Distribution Amount, pro
                   rata, based on the amounts payable as interest on the Class A notes, and

               (ii)        to the counterparties under derivative products, if any, secured on a parity with those Class A auction rate notes, the amount payable by the issuer under each derivative product as scheduled payments and as certain termination payments specified in the schedule to each derivative product, pro rata, based on the amounts payable by the issuer under each derivative product; and

         (b) second, from amounts deposited in the distribution account that were allocated to the Class B auction rate notes with a distribution date on this auction rate distribution date and to counterparties under derivative products, if any, which may be secured on a parity with those Class B auction rate notes, and then from amounts on deposit in the revenue fund, pro rata, based on the aggregate principal balance of those Class B auction rate notes and the amount payable by the issuer as scheduled payments and as certain termination payments under each derivative product secured on a parity with those Class B auction rate notes:

               (i) to the noteholders of those Class B auction rate notes, the Class B Noteholders' Interest Distribution Amount, pro
                   rata, based on the amounts payable as interest on the Class B notes, and

               (ii)        to the counterparties under derivative products, if any, secured on a parity with those Class B auction rate notes, the amount payable by the issuer under each derivative product as scheduled payments and as certain termination payments specified in the schedule to each derivative product, pro rata, based on the amounts payable by the issuer under each derivative product.

     Amounts on deposit in the distribution account with respect to principal and carry-over amounts allocated to the auction rate notes will be used, subject to delivery of any applicable notice of redemption, to redeem the auction rate notes on the applicable auction rate distribution dates.

     Acquisition Fund. If on any distribution date occurring on or before all amounts in the acquisition fund are required to be transferred to the revenue fund as described under "Acquisition of Our Student Loan Portfolio" in this prospectus supplement, amounts on deposit in the distribution account and allocated to the payment of interest on the notes, plus amounts on deposit in the revenue fund representing interest receipts on the student loans are insufficient to pay any of the items specified in clauses (a) and
(b) under "--Allocations and Distributions--Distributions", or if on the stated maturity date of any class of notes, amounts on deposit in the distribution account and allocated to the payment of principal on that class of notes plus amounts on deposit in the revenue fund are insufficient to make the required principal distributions to noteholders on that date, to the extent of that insufficiency, amounts on deposit in the acquisition fund generally will be used to make the required distributions before applying to that payment amounts on deposit in the reserve fund.

Voting Rights and Remedies

     Noteholders will have the voting rights and remedies described in the accompanying prospectus. See "DESCRIPTION OF THE
INDENTURE--Remedies on Default" in the accompanying prospectus.

                                                          CREDIT ENHANCEMENT

Reserve Fund

     The indenture trustee has established and will maintain the reserve fund under the indenture. As of April 30, 2004, the reserve fund balance was $3,982,299. This amount exceeded the Reserve Fund Requirement as of that date of $3,785,220. On the closing date, the indenture trustee will make a deposit of $4,000,000 from the net proceeds from the sale of the offered notes to the reserve fund, so that the amount on deposit in the reserve fund will then equal at least 1.0% of the aggregate principal amount of all the notes outstanding, including the offered notes. The reserve fund enhances the likelihood of timely payment to noteholders. Amounts held from time to time in the reserve fund will continue to be held for the benefit of the noteholders. Funds will be withdrawn from the reserve fund on any distribution date to the extent that the amount of Available Funds and amounts on deposit in any capitalized interest fund and the acquisition fund on that distribution date are insufficient to pay interest shortfalls on the Class A Notes and the Class B Notes, and to cover shortfalls in payments of the principal and accrued interest on the Class A notes and the Class B notes on their respective maturity dates. In certain circumstances, however, the reserve fund could be depleted. This depletion could result in shortfalls in distributions to noteholders. Funds in the reserve fund may be replenished on each distribution date with additional funds available after all prior required distributions have been made. See "DESCRIPTION OF THE NOTES--Allocations and
Distributions" in this prospectus supplement. The balance in the reserve fund is required to be maintained at an amount equal to the greater of $500,000 or 1.0% of the aggregate principal amount of the notes outstanding, provided however that the balance in the reserve fund will never exceed the principal balance of the notes then outstanding. The amount of the Reserve Fund Requirement may be reduced in the future if the Trust receives confirmation from each rating agency then rating any of the outstanding notes that such reduction will not result in its rating(s) of the notes being reduced or withdrawn.

     If the amount on deposit in the reserve fund on any distribution date, after giving effect to all deposits or withdrawals from the reserve fund, is greater than the Reserve Fund Requirement on that distribution date, the indenture trustee will deposit the amount of the excess into the revenue fund.

     If the amount on deposit in the reserve fund on any distribution date, together with amounts on deposit in the revenue fund, are sufficient to pay the remaining principal and interest accrued on the notes, amounts on deposit in the reserve fund will be so applied on that distribution date.

Subordinate Notes

     The rights of the Class B noteholders (and the rights of holders of any notes subordinate to the Class B notes that are issued in the future) to receive payments of interest and principal are subordinate to the rights of the Class A noteholders to receive such payments. This subordination is intended to enhance the likelihood of regular receipt by the Class A noteholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Class A noteholders against losses. However, under certain circumstances, payment of principal may be made on or allocated to the Class B notes before payments of principal are made or allocated to the senior auction rate notes.

     Class A noteholders have a preferential right to receive, before any distributions to Class B noteholders, distributions from the trust estate created under the indenture and, if necessary, the right to receive future distributions on our student loans that would otherwise have been payable to the holders of Class B notes. See "Description of Credit Enhancement - Subordinate Notes" in the
prospectus.

                                                        FEES PAID BY THE TRUST

     The Trust will incur fees for services provided by the servicer, the administrator, the owner trustee, the eligible lender trustee, and the indenture trustee in connection with the servicing of the portfolio of loans comprising the trust estate and the administration of the Trust. The Trust may also incur auction agent fees, broker dealer fees, market agent fees and calculation agent fees depending on the basis on which the interest rate on a particular series of notes is determined. In addition, these service providers are generally entitled to reimbursement for certain expenses incurred in connection with the performance of their services.
These fees and expenses will be paid from the revenues of the trust estate and generally will be paid prior to any payment being made on the notes.

                                                            USE OF PROCEEDS

     We expect that on the date of issuance of the offered notes approximately $4,000,000 will be deposited in the reserve fund and approximately $394,622,000 will be deposited in the acquisition fund from the net proceeds from the sale of the offered notes, from which amount we will pay the costs of issuance of the offered notes.  Approximately $393,999,997 of the remaining funds will be used to acquire a portfolio of student loans, all but $250,000 of which will be purchased on or about the closing date.  The remaining
$250,000 will be available in the acquisition fund until January 24, 2005 to acquire additional student loans relating to borrowers whose federal consolidation loans are owned by the Trust. Any remaining funds will be transferred to the acquisition fund and will be used to acquire additional student loans prior to July 31, 2004.

     The following table summarizes the anticipated use of net proceeds:

                                                                                                   Percentage
                                                                                   Amount        of Net Proceeds
Acquisition Fund                                                                $394,622,000(1)        99.0%
Reserve Fund                                                                       4,000,000  1.0%
  Total                                                                         $398,622,000          100.0%
__________________
(1) Approximately $622,003 of the proceeds deposited to the acquisition fund will be used to pay the costs of issuing the offered notes.

                                               ACQUISITION OF OUR STUDENT LOAN PORTFOLIO

     On or about the closing date, we will acquire student loans originated under the Federal Family Education Loan Program using funds on deposit in the acquisition fund. On the closing date, the indenture trustee will deposit approximately $394,622,000 of the net proceeds of the sale of the offered notes into the acquisition fund. From the amount in the acquisition fund, we expect to pay costs of issuance of the offered notes and to purchase from the depositor a pool of student loans in an aggregate principal amount of approximately $393,999,997 (including principal, premium, and accrued interest thereon), all but $250,000 of which will be purchased on or about the closing date. The remaining $250,000 of the net proceeds will be retained in the acquisition fund to use to purchase additional consolidation loan balances relating to eligible borrowers whose consolidation loans are owned by the Trust. Because borrowers who have consolidated their debt must request that additional student loan balances be added to their consolidated loans within 180 days of such consolidation, any remaining amounts set aside for this purpose in the acquisition fund will be transferred to the revenue fund on January 24, 2005. We will acquire additional student loans in connection with our issuance of additional notes in the future. The offered notes, the notes previously issued by the Trust and the additional notes may be secured by a common pool of student loans.

Description of Borrower Benefit Programs Applicable to the Student Loans

     The student loans beneficially owned by the Trust will include certain student loans eligible for certain incentive programs.
Under the incentive programs, the interest rate on a student loan may be reduced by up to 2.0% after timely receipt of the initial 36 or 48 payments from the borrower. Certain student loans will also be subject to an interest rate reduction of 0.25% if the related borrower authorizes automatic payment of their student loans from a checking or savings account. With respect to the student loans originated under the PLUS program, the borrower will be entitled to a 1.0% reduction in the related interest rate upon making 24 consecutive on time payments, and an additional 1.0% reduction upon making an additional 24 consecutive on time payments. Other incentives may be offered to borrowers whose student loans are beneficially owned by the Trust, such as loan payment forgiveness, that may reduce the yield on the student loans or that may affect the timing of payments received from borrowers on the student loans. See "THE STUDENT LOAN
PROGRAM OF PHEAA-Loan Forgiveness Programs" in the accompanying prospectus.

                                                 CHARACTERISTICS OF OUR STUDENT LOANS

     The student loans beneficially owned by the Trust will include the student loans currently owned by the Trust, the student loans to be acquired by the Trust on the closing date and additional student loans that will be acquired by the Trust from time to time after the closing date, which are expected to include approximately $250,000 of student loans being added at the related borrower's request to the federal consolidation loans owned by the Trust. See "Additional Fundings" in the accompanying prospectus.

     The depositor will purchase the student loans from the Pennsylvania Higher Education Assistance Agency under a master loan sale and contribution agreement and will transfer the student loans to the Trust. Following the transfer of additional student loans to the Trust, the aggregate characteristics of the entire pool of student loans, including the composition of the student loan portfolio, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity described in the following tables, may vary significantly from those of the student loans as of the statistical cut-off date.

     In addition, the distribution by weighted average interest rate applicable to the student loan portfolio on any date following the statistical cut-off date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the student loans. Moreover, the information described below with respect to the original term to maturity and remaining term to maturity of the student loans as of the statistical cut-off date may vary significantly from the actual term to maturity of any of the student loans as a result of the granting of deferral and forbearance periods with respect thereto.

     The information presented in this prospectus supplement relating to the student loan portfolio is as of April 30, 2004, the
"statistical cut-off date". The depositor believes that the information included in this prospectus supplement with respect to the student loan portfolio as of the statistical cut-off date is representative of the characteristics of the student loan portfolio as it will be constituted at the closing date, although certain characteristics of the student loan portfolio may vary.

     Set forth below in the following tables is a description of certain characteristics of the student loan portfolio as of the statistical cut-off date. Not all student loans which will be acquired by the Trust with the proceeds of the offered notes on or about the closing date are reflected in these tables. The additional student loans to be acquired by the Trust will not, in the aggregate, have characteristics which are materially and adversely different than those student loans described in the tables. The aggregate outstanding principal balance of the loans in the following tables includes net principal balances due from borrowers and excludes all accrued interest due from borrowers, including accrued interest to be capitalized upon commencement of repayment. The percentages set forth in the tables below may not always add to 100% due to rounding.

                                               Composition of Our Student Loan Portfolio
                                                  as of the Statistical Cut-Off Date

Aggregate outstanding principal balance..........................................................    $750,434,406
Number of borrowers..............................................................................          59,763
Average outstanding principal balance per borrower...............................................         $12,557
Number of loans..................................................................................         109,664
Average outstanding principal balance per loan...................................................          $6,843
Weighted average annual borrower interest rate (1)...............................................           4.50%
Weighted average remaining term (months).........................................................             188
_________________
(1).........Determined using the interest rates applicable to the student loans as of the statistical cut-off date. However, because some of the student loans bear interest generally at a variable rate, there can be no assurance that the student loans will bear interest at that weighted average rate at any time after the statistical cut-off date. See "Description of the Federal
         Family Education Loan Program" in the accompanying prospectus.

                                            Distribution of Our Student Loans By Loan Type
                                                  as of the Statistical Cut-Off Date

                                                                                               Percent of Pool
                                                       Number         Aggregate Outstanding    by Outstanding
Loan Types                                            of Loans          Principal Balance          Balance
Consolidation..............................             42,727              $552,310,317             73.6%
PLUS.......................................             13,304                67,271,292              9.0%
Stafford-- Subsidized......................             36,469                82,735,623             11.0%
Stafford-- Unsubsidized....................          17,164         48,117,175        6.4%
  Total....................................            109,664              $750,434,406            100.0%

                                          Distribution of Our Student Loans By Interest Rate
                                                  as of the Statistical Cut-Off Date

                                                                                               Percent of Pool
                                                       Number         Aggregate Outstanding     by Outstanding
                Interest Rate                         of Loans          Principal Balance          Balance
Less than 3.5%.............................             45,442              $212,131,762             28.3%
3.50% to 3.99%.............................             11,875               134,914,164             18.0%
4.00% to 4.49%.............................             36,612               201,216,303             26.8%
4.50% to 4.99%.............................              2,439                34,262,468              4.6%
5.00% to 5.49%.............................                729                10,483,306              1.4%
5.50% to 5.99%.............................                791                12,813,999              1.7%
6.00% to 6.49%.............................              1,773                24,411,403              3.3%
6.50% to 6.99%.............................              1,694                22,667,356              3.0%
7.00% to 7.49%.............................                917                11,233,488              1.5%
Greater than 7.49%.........................           7,392         86,300,157      11.5%
  Total....................................            109,664              $750,434,406            100.0%

                                                 Distribution of Our Student Loans By
                                             Special Allowance Payment Interest Rate Index
                                                  as of the Statistical Cut-Off Date

                                                                                               Percent of Pool
                                                       Number         Aggregate Outstanding    by Outstanding
             Interest Rate Index                      of Loans          Principal Balance          Balance
90 Day CP Index............................             69,574              $611,243,323             81.5%
90 Day T-Bill Index........................          40,090        139,191,083      18.5%
  Total....................................            109,664              $750,434,406            100.0%

                                           Distribution of Our Student Loans By School Type
                                                  as of the Statistical Cut-Off Date

                                                                                               Percent of Pool
                                                      Number          Aggregate Outstanding    by Outstanding
                 School Type                         of Loans           Principal Balance          Balance
2-Year Institution.........................              7,174               $25,472,685              3.4%
4-Year Institution.........................             85,640               659,297,252             87.9%
Proprietary/Vocational.....................             16,666                63,482,589              8.5%
Unknown....................................             184          2,181,882       0.3%
  Total....................................            109,664              $750,434,406            100.0%

                               Distribution of Our Student Loans By Remaining Term to Scheduled Maturity
                                                  as of the Statistical Cut-Off Date

               Number of Months                                                                Percent of Pool
                 Remaining to                         Number          Aggregate Outstanding    by Outstanding
              Scheduled Maturity                     of Loans           Principal Balance          Balance
Less than 25...............................              2,740               $2,290,221                0.3%
25 to 44...................................              6,541               10,011,950                1.3%
45 to 64...................................              8,095               18,721,463                2.5%
65 to 84...................................             15,212               46,093,135                6.1%
85 to 104..................................             25,622              103,294,018               13.8%
105 to 124.................................             13,451               61,977,598                8.3%
125 to 144.................................              4,901               28,285,646                3.8%
145 to 164.................................              3,161               25,405,904                3.4%
165 to 184.................................             11,812              109,033,745               14.5%
185 to 204.................................              1,537               18,609,438                2.5%
205 to 224.................................              2,225               31,324,453                4.2%
225 to 244.................................              9,207              135,762,912               18.1%
245 to 264.................................                454                8,429,536                1.1%
265 to 284.................................                579               13,532,160                1.8%
285 to 304.................................              2,329               58,628,756                7.8%
305 to 324.................................                176                5,341,824                0.7%
325 to 344.................................                322               12,945,923                1.7%
345 to 360.................................              1,220               57,213,486                7.6%
Greater than 360...........................              80         3,532,239         0.5%
  Total....................................            109,664             $750,434,406              100.0%
     We have determined the numbers of months remaining to scheduled maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable student loans without giving effect to any deferral or forbearance periods that may be granted in the future. See "Description of the Federal Family Education Loan Program" in the accompanying prospectus.

                                    Distribution of Our Student Loans By Scheduled Weighted Average
                                   Months Remaining in Status as of the Statistical Cut-Off Date(1)

Status                                      School    Grace    Deferment     Forbearance     Repayment

School...................................    6.2       6.0        --             --            120.0 (2)
Grace....................................    --        1.0        --             --            120.0 (3)
Deferment................................    --        --        13.1            --            168.4 (4)
Forbearance..............................    --        --         --             3.6           161.5 (5)
Repayment................................    --        --         0.0            0.0             189.4
_________________
(1)   Data results of "0.0" represents an amount which rounds to less than 0.1.

(2)   Does not include months in school and grace status.

(3)   Does not include months in grace status.

(4)   Does not include months in deferment status.

(5)   Does not include months in forbearance status.

                                     Distribution of Our Student Loans By Borrower Payment Status
                                                  as of the Statistical Cut-Off Date

            Current Borrower                   Number   Aggregate Outstanding         Percent of Pool
             Payment Status                  of Loans     Principal Balance      by Outstanding Balance(1)
In-School..........................                24                $64,888                        0.0%
Grace..............................                 6                 16,250                        0.0%
Deferment..........................             5,876             23,425,455                       3.1%
Forbearance........................             7,011             32,859,716                       4.4%
Claim..............................               243                817,774                       0.1%
Repayment..........................
 First Year in Repayment...........            27,475            323,181,206                      43.1%
 Second Year in Repayment..........            22,364            140,635,636                      18.7%
   Third Year and later in Repayment        46,665     229,433,480               30.6%
  Total............................           109,664           $750,434,406                     100.0%
_________________
(1)   Data results of "0.0%" represent a percentage which rounds to less than 0.1%.

     Current borrower payment status refers to the status of the borrower of each student loan as of the statistical cutoff date. The borrower:

o           may still be attending school-- in-school;

o           may be in a grace period after completing school and prior to repayment commencing-- grace;

o           may have temporarily ceased repaying the loan through a deferment period - deferment;

o           may have temporarily ceased repaying the loan through a forbearance period - forbearance;

o           may have defaulted in repaying the loan and a claim for payment may have been filed with the associated guarantor -
         claim; or

o           may be currently required to repay the loan-- repayment.

                                     Distribution of Our Student Loans By Geographic Distribution
                                                  as of the Statistical Cut-Off Date

      The following chart shows the geographic distribution of our student loans based on the permanent billing addresses of the borrowers as shown on the servicer's records:

                                                                                               Percent of Pool
                                                           Number     Aggregate Outstanding     by Outstanding
                         State                            of Loans      Principal Balance        Balance (1)
Alabama..............................................            84            $646,767               0.1%
Alaska...............................................            53             378,165               0.1%
Arizona..............................................           368           3,032,019               0.4%
Arkansas.............................................            39             230,030               0.0%
California...........................................         1,249          10,250,002               1.4%
Colorado.............................................           369           2,699,124               0.4%
Connecticut..........................................           669           6,299,376               0.8%
Delaware.............................................           630           5,024,966               0.7%
District of Columbia.................................           191           2,236,465               0.3%
Florida..............................................         1,329          10,616,175               1.4%
Georgia..............................................           477           3,949,783               0.5%
Hawaii...............................................            84             470,438               0.1%
Idaho................................................            38             183,859               0.0%
Illinois.............................................           364           3,168,098               0.4%
Indiana..............................................            91             527,628               0.1%
Iowa.................................................            15             118,498               0.0%
Kansas...............................................            47             301,281               0.0%
Kentucky.............................................           108             998,563               0.1%
Louisiana............................................            74             510,478               0.1%
Maine................................................           119           1,309,415               0.2%
Maryland.............................................         2,087          17,062,078               2.3%
Massachusetts........................................           962           9,149,064               1.2%
Michigan.............................................           199           1,607,171               0.2%
Minnesota............................................            85             780,379               0.1%
Mississippi..........................................            29             222,155               0.0%
Missouri.............................................           108             641,622               0.1%
Montana..............................................            29             227,757               0.0%
Nebraska.............................................            32             342,106               0.0%
Nevada...............................................           145           1,193,325               0.2%
New Hampshire........................................           139           1,162,998               0.2%
New Jersey...........................................         3,566          31,896,354               4.3%
New Mexico...........................................            68             516,797               0.1%
New York.............................................         4,451          42,005,631               5.6%
North Carolina.......................................         1,068           8,668,848               1.2%
North Dakota.........................................            16              94,066               0.0%
Ohio.................................................           888           6,686,646               0.9%
Oklahoma.............................................            37             304,633               0.0%
Oregon...............................................           114           1,031,806               0.1%
Pennsylvania.........................................        85,151         541,053,172              72.1%
Puerto Rico..........................................             6              45,179               0.0%
Rhode Island.........................................           181           1,915,144               0.3%
South Carolina.......................................           307           2,137,529               0.3%
South Dakota.........................................            22             168,880               0.0%
Tennessee............................................           162           1,212,929               0.2%
Texas................................................           476           3,510,336               0.5%
Utah.................................................            39             199,106               0.0%
Vermont..............................................           102             940,034               0.1%
Virgin Islands.......................................             5              28,023               0.0%
Virginia.............................................         2,012          16,647,370               2.2%
Washington...........................................           177           1,332,690               0.2%
West Virginia........................................           254           1,879,754               0.3%
Wisconsin............................................            66             450,789               0.1%
Wyoming..............................................            20             183,281               0.0%
Other................................................        263           2,185,624               0.3%
Total................................................       109,664        $750,434,406             100.0%
_________________
(1)   Data results of "0.0%" represent a percentage which rounds to less than 0.1%.

                                         Distribution of Our Student Loans By Guarantee Status
                                                  as of the Statistical Cut-Off Date

                                                  Number    Aggregate Outstanding         Percent of Pool
               Guarantee Status                  of Loans     Principal Balance        by Outstanding Balance
FFELP Loans-- Guaranteed 100%..............         3,278          $10,068,114                     1.3%
FFELP Loans-- Guaranteed 98%...............    106,386          740,366,293                    98.7%
Total......................................       109,664         $750,434,406                   100.0%

                                  Distribution of Our Student Loans By the Number of Days Delinquent
                                                  as of the Statistical Cut-Off Date

                                                  Number    Aggregate Outstanding         Percent of Pool
               Days Delinquent                   of Loans     Principal Balance        by Outstanding Balance
0 to 30....................................       106,693         $738,025,003                   98.3%
31 to 60...................................         1,509            6,902,918                    0.9%
61 to 90...................................           587            2,149,565                    0.3%
91 to 120..................................           215            1,066,089                    0.1%
Greater than 120...........................        660            2,290,831                    0.3%
Total......................................       109,664         $750,434,406                  100.0%

                               Distribution of Our Student Loans By Range of Borrower Principal Balance
                                                  as of the Statistical Cut-Off Date

Range of Outstanding                             Number          Aggregate Outstanding      Percent of Pool
Principal Balance                               of Borrowers     Principal Balance     by Outstanding Balance(1)
Less than $500...........................             700             $214,514                    0.0%
$500-- $999..............................           1,840            1,412,067                    0.2%
$1,000-- $1,999..........................           4,985            7,567,650                    1.0%
$2,000-- $2,999..........................           5,757           14,247,289                    1.9%
$3,000-- $3,999..........................           4,138           14,407,308                    1.9%
$4,000-- $5,999..........................           7,583           37,647,151                    5.0%
$6,000-- $7,999                                     5,236           36,302,962                    4.8%
$8,000-- $9,999..........................           4,075           36,454,212                    4.9%
$10,000-- $14,999........................           7,964           98,983,128                   13.2%
$15,000-- $19,999........................           6,807          117,632,419                   15.7%
$20,000-- $24,999........................           3,669           81,527,324                   10.9%
$25,000-- $29,999........................           1,934           52,772,199                    7.0%
$30,000-- $34,999........................           1,350           43,675,517                    5.8%
$35,000-- $39,999........................             997           37,245,329                    5.0%
$40,000-- $44,999........................             660           28,018,540                    3.7%
$45,000-- $49,999........................             469           22,290,797                    3.0%
$50,000-- $59,999........................             659           36,001,492                    4.8%
$60,000-- $69,999........................             318           20,587,022                    2.7%
$70,000-- $79,999........................             224           16,816,333                    2.2%
$80,000-- $89,999........................             115            9,802,953                    1.3%
$90,000-- $99,999........................              58            5,458,494                    0.7%
$100,000-- $109,999......................              40            4,164,937                    0.6%
$110,000-- $119,999......................              31            3,614,305                    0.5%
$120,000-- $129,999......................              35            4,385,207                    0.6%
$130,000-- $139,999......................              21            2,851,517                    0.4%
$140,000-- $149,999......................              26            3,773,093                    0.5%
$150,000-- $159,999......................              15            2,315,356                    0.3%
$160,000-- $169,999......................              15            2,459,896                    0.3%
$170,000-- $179,999......................              18            3,157,903                    0.4%
$180,000-- $189,999......................              13            2,406,816                    0.3%
$190,000-- $199,999......................               7            1,363,475                    0.2%
Greater than $200,000....................            4              877,201                    0.1%
Total                                              59,763         $750,434,406                  100.0%
___________________________________
(1)    Data results of "0.0%" represent a percentage which rounds to less than 0.1%.

                                            INFORMATION RELATING TO THE GUARANTEE AGENCIES

General

     Each student loan is required to be guaranteed as to principal and interest by a guarantee agency and reinsured by the United
States Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some student loans, interest subsidy payments by the United States Department of Education.

Guarantee Agencies for the Student Loans

     The eligible lender trustee has entered into a separate guarantee agreement with each of the applicable guarantee agencies, under which each of the guarantors has agreed to serve as guarantor for specified student loans.

     Under the Higher Education Amendments of 1992, if the United States Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the United States Department of
Education and the United States Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency. We cannot assure you that the United States
Department of Education would ever make such a determination with respect to a guarantee agency or, if such a determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See "Description of the
Federal Family Education Loan Program--Description of the Guarantee Agencies" in the accompanying prospectus.

     The following table provides information with respect to the portion of the student loan portfolio guaranteed by each guarantor:

                                         Distribution of the Student Loans By Guarantee Agency

                                                            Aggregate Outstanding       Percent of Pool by
             NAME OF                     Number of            Principal Balance       Outstanding Principal
         GUARANTEE AGENCY            Loans Guaranteed        of Loans Guaranteed        Balance Guaranteed
Pennsylvania Higher Education
Assistance Agency.................        109,664               $750,434,406                   100%

     Some historical information about each of the guarantee agencies that guarantees student loans comprising the student loan portfolio is provided below. The information shown for each guarantor relates to all student loans guaranteed by that guarantor, and not just those student loans owned or to be acquired by the Trust.

     We obtained the information in these tables from various sources, including United States Department of Education publications and data or from the guarantors. None of the issuer, the depositor, the seller, the indenture trustee, the administrator, the servicer, or the underwriters have audited or independently verified this information for accuracy or completeness.

Guarantee Volume

     The following table describes the approximate aggregate principal amount of federally reinsured student loans, excluding federal consolidation loans, that first became guaranteed by each guarantor in each of the five federal fiscal years shown:

                                                              LOANS GUARANTEED BY
                                                              FEDERAL FISCAL YEAR
                                                             (dollars in thousands)
NAME OF GUARANTEE AGENCY                    1999         2000         2001         2002         2003
Pennsylvania Higher Education
Assistance Agency...................... $1,800,772   $2,075,886   $2,252,381   $2,529,963    $2,813,006

Reserve Ratio

     A guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. For this purpose:

o           Cumulative cash reserves are cash reserves plus (a) sources of funds, including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings, minus (b) uses of funds, including claims paid to lenders, operating expenses, lender fees, the United States
         Department of Education's share of collections on claims paid, returned advances and reinsurance fees.

o           The original principal amount of outstanding loans consists of the original principal amount of loans guaranteed by the guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to the guarantor from other guarantors.

         The following table shows the guarantor's reserve ratios for the five federal fiscal years shown for which information is available:

                                                                   RESERVE RATIO AS OF CLOSE OF
GUARANTORS                                                             FEDERAL FISCAL YEAR
                                                     1999         2000         2001       2002(1)      2003(1)
Pennsylvania Higher Education Assistance Agency     1.39%        1.29%        1.11%        0.48%        0.44%

(1)   Guaranty Agencies were required to relinquish certain reserve funds to the federal government pursuant to the Federal Balanced
    Budget Act of 1997 and the Higher Education Amendment of 1998. If these reserve funds were not recalled, the 2002 and 2003 reserve ratios would have been 1.08% and 1.08%, respectively.

Recovery Rates

     A guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the cumulative amount recovered from borrowers by the guarantor by the cumulative aggregate amount of default claims paid by the guarantor in such year. The table below shows the cumulative recovery rates for the guarantor for the five federal fiscal years shown for which information is available:

                                                                        RECOVERY RATE FOR
                                                                       FEDERAL FISCAL YEAR
GUARANTORS                                           1999         2000         2001         2002         2003
Pennsylvania Higher Education Assistance Agency     62.1%        66.1%        70.7%        73.6%        76.6%

Claims Rate

     The following table shows the claims rates of the guarantor for each of the five federal fiscal years shown:

                                                                         CLAIMS RATE FOR
                                                                       FEDERAL FISCAL YEAR
GUARANTORS                                           1999         2000         2001         2002         2003
Pennsylvania Higher Education Assistance Agency      1.6%         1.1%         1.7%         1.7%         1.5%

     The United States Department of Education is required to make reinsurance payments to guarantors with respect to Federal Family
Education Loan Program loans in default. Those reinsurance payments are subject to specified reductions when the guarantor's claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of Federal Family
Education Loan Program loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year.

     Each guarantee agency's guarantee obligations with respect to any student loan are conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:

o...........the origination and servicing of the student loan being performed in accordance with the Federal Family Education Loan
         Program, the Higher Education Act, the guarantee agency's rules and other applicable requirements;

o           the timely payment to the guarantee agency of the guarantee fee payable on the student loan; and

o           the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the student loan.

         Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee agreement on the student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

     Prospective investors may consult the United States Department of Education Data Books for further information concerning the guarantors.

                                                             THE DEPOSITOR

     We expect to use the proceeds of the notes being offered by this prospectus supplement to purchase a portfolio of student loans in an aggregate amount (including principal, premium and accrued interest thereon) of approximately $393,999,997 from the PHEAA
Student Loan Foundation, a Pennsylvania non-profit corporation which acts as depositor. The depositor purchased that portfolio of student loans from the Pennsylvania Higher Education Assistance Agency.

     The Pennsylvania Higher Education Assistance Agency has made representations and warranties with respect to the student loans that we will purchase from the depositor, and the Pennsylvania Higher Education Assistance Agency has agreed to repurchase any student loan for which any representation or warranty is later determined to be materially incorrect. See "The Student Loan Program of PHEAA" in the accompanying prospectus.

                                                        ELIGIBLE LENDER TRUSTEE

     Manufacturers and Traders Trust Company, a New York corporation, is the eligible lender trustee for the depositor and the Trust.
The eligible lender trustee acts as holder of legal title to the student loans on behalf of the depositor and the Trust. The corporate trust offices of Manufacturers and Traders Trust Company are located at 213 Market Street, Harrisburg, Pennsylvania 17101 and also in Buffalo and Baltimore. Its principal executive offices are at One M&T Plaza, Buffalo, New York 14240.

     The eligible lender trustee will acquire on behalf of the Trust legal title to all of the student loans acquired under a loan sale agreement. See "Eligible Lender Trustee" in the accompanying prospectus. The eligible lender trustee qualifies as an eligible lender and owner of all student loans that are reinsured by the Department of Education for all purposes under the Higher Education
Act of 1965, as amended, and the guarantee agreements. Failure of any federally financed student loan to be owned by an eligible lender would result in the loss of any guarantee payments.

     The eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee set forth in the related eligible lender trust agreements and the related loan sale agreements. Manufacturers and Traders Trust Company and its affiliates plan to maintain normal commercial banking relations with
PHEAA.

                                                           INDENTURE TRUSTEE

     Manufacturers and Traders Trust Company, a New York corporation, will serve as indenture trustee. The corporate trust offices of
Manufacturers and Traders Trust Company are located at 213 Market Street, Harrisburg, Pennsylvania 17101 and also in Buffalo and
Baltimore. Its principal executive offices are at One M&T Plaza, Buffalo, New York 14240.

     The indenture trustee's liability in connection with the issuance and sale of the notes described in the prospectus and any related prospectus supplement is limited solely to the express obligations of the indenture trustee set forth in the indenture.
Manufacturers and Traders Trust Company and its affiliates plan to maintain normal commercial banking relations with PHEAA.

                                                  DESCRIPTION OF SELLER AND SERVICER

     The Pennsylvania Higher Education Assistance Agency, a public corporation and instrumentality of the Commonwealth of
Pennsylvania, is and will be the seller and servicer of the student loans owned by the Trust. The Pennsylvania Higher Education
Assistance Agency was created in 1963 to provide opportunities for higher education to Pennsylvania residents. Headquartered in
Harrisburg, Pennsylvania, the Pennsylvania Higher Education Assistance Agency is one of the largest originators, servicers and guarantors of FFELP loans in the country, with approximately 2,000 employees and additional offices in California, West Virginia, and
Delaware.

Management

     The Board of Directors of the Pennsylvania Higher Education Assistance Agency is comprised of 20 members, 16 of whom are members of the Pennsylvania state legislature, the Pennsylvania Secretary of Education, and three members appointed by the Governor. The day-to-day operations are managed by the Agency's professional staff.

Senior Management

     The following is a brief description of certain members of the senior management of the Agency.

     Richard E. Willey is the Agency's President and Chief Executive Officer. Mr.  Willey joined the Agency in February 2002. His role prior to assuming the Office of President and CEO was Chief Operating Officer managing the organizational operations of the Agency consistent with the goals, objectives and policies as set by the President and Chief Executive Officer and the Board of Directors.
Prior to joining the Agency, Mr.  Willey served in various roles in the Pennsylvania House of Representatives and Senate. He most recently worked as a consultant to the law firm Stevens and Lee in the government affairs arena.

     James L. Preston is Executive Vice President, Marketing and Client Affairs. Mr.  Preston joined the Agency in April 2003. He is directly responsible for the Agency's Student Loan Servicing Center and directs the contract marketing responsible for the generation of the Agency's loan servicing income. Mr.  Preston held various investment banking positions with L.F. Rothschild, Unterberg,
Towbin, Bear, Stearns and Co. and UBS Paine Webber. He has served as underwriter for a number of the Agency's bond issues.

     Lori F. Fehr is Executive Vice President of Administration. Ms.  Fehr joined the Agency in January 1995. Her current responsibilities include the evaluation of Agency business processes to assess effectiveness and to implement system improvements.
Ms.  Fehr also is responsible for all budgeting, purchasing and personnel aspects of the Agency. Prior to joining the Agency, Ms.
Fehr served as the Governor's Deputy Secretary of the Budget with responsibility for oversight of the Commonwealth's $30 billion budget, assisting with the Governor's policy agenda, managing cash flow and analyzing the fiscal impact of legislation. Ms.  Fehr graduated with a Master of Public Administration and a Bachelor of Science from the Pennsylvania State University.

     Sheila Dow Ford is Executive Vice President for Legal Affairs and Chief Counsel. Mrs.  Dow Ford joined the Agency in 1994. Her current responsibilities include reviewing and approving all Agency agreements and managing the Agency's legal department. Prior to joining the Agency, Mrs.  Dow Ford served as Chief Counsel to the New Jersey School Boards Association. Mrs.  Dow Ford is a graduate of LaSalle College and the University of Pennsylvania School of Law.

     Timothy A. Guenther is the Agency's Chief Financial Officer and is directly responsible for all aspects of financial reporting, accounting, budgeting and internal auditing. Prior to his employment with the Agency, Mr.  Guenther was a senior manager with KPMG
Peat Marwick. In addition to managing traditional accounting and auditing services while at KPMG Peat Marwick, he also provided activity based costing and business process reengineering consulting services.

     Brian Lecher is Executive Vice President for Management Information Services. Mr.  Lecher joined PHEAA in 1997, and prior to assuming his current position was Executive Vice President of Electronic Commerce. His responsibilities include the planning and oversight of all facets of the Agency's information technology infrastructure and initiatives. Prior to assuming this role Mr. Lecher served as PHEAA's Vice President of Student Loan Guaranty Services. He holds masters degrees in Information Systems and Public
Administration.

     Vincent Racculia is the Agency's Executive Vice President for State and Federal Program Operations. Mr.  Racculia has served the financial aid community for over 28 years in various capacities. In addition to his nearly 26 years of service to the Agency, he has worked in the financial aid offices of Carnegie Mellon University and Edinboro University of Pennsylvania. Mr.  Racculia was
responsible for developing and implementing many of the programs and services that the Agency's Educational Services Group offers to college financial aid offices. Mr.  Racculia joined the Agency in 1972 as an administrator in the Scholarship Division. After leaving the Agency to work in the financial aid office of Carnegie Mellon University he returned in 1977 to head up the new School Services area of the Agency.

     Mark R. Schmidt is Vice President for Public Finance and Alternative Loans. Mr.  Schmidt joined the Agency in 1982 as an
Accountant and has served in Alternative Loan Financing since 1984. He is responsible for the management of tax-exempt student loan financing, including covenant compliance and reporting, loan acquisition and portfolio maintenance. Mr.  Schmidt is also responsible for developing the Agency's lending and secondary market strategies.

Loan Originations

     During its fiscal year ended June  30, 2003, the Pennsylvania Higher Education Assistance Agency originated 299,367 FFELP student loans with an aggregate principal balance of $894 million. Of these loans, 277,577 with an aggregate principal balance of $498.7 million were Stafford and unsubsidized Stafford Loans, 6,614 with an aggregate principal balance of $22.9 million were PLUS Loans, and 15,176 with an aggregate principal balance of $372.4 million were consolidation loans.

     During its fiscal year ended June  30, 2002, the Pennsylvania Higher Education Assistance Agency originated 252,194 FFELP student loans with an aggregate principal balance of $598.8 million. Of these loans, 240,313 with an aggregate principal balance of $432.9 million were Stafford and unsubsidized Stafford Loans, 6,112 with an aggregate principal balance of $19.8 million were PLUS Loans, and 5,769 with an aggregate principal balance of $146.1 million were consolidation loans.

Results of Operations and Financial Condition

     At June  30, 2003 the Pennsylvania Higher Education Assistance Agency had total student loans of $4.2 billion, compared to $3.2 billion at June  30, 2002. At June  30, 2003, the agency had total assets of $5.1 billion and net assets of $299.5 million, compared to $4.2 billion of total assets and $267.0 million of net assets at June  30, 2002. Approximately $225.9 million of its net assets at
June  30, 2003, and approximately $188.2 million of its net assets at June  30, 2002, were restricted and unavailable to satisfy obligations to creditors.

     For the fiscal year ended June  30, 2003, the Pennsylvania Higher Education Assistance Agency had total revenue of $366.9 million, student loan interest revenue of $199.8 million, servicing revenue of $66.8 million, and net income of $32.5 million. For the fiscal year ended June  30, 2002, the agency had total revenue of $365.7 million, student loan interest revenue of $183.8 million, servicing revenue of $67.2 million, and net income of $41.2 million.

     The financial performance of the Pennsylvania Higher Education Assistance Agency could be adversely affected by any changes in the FFELP resulting from federal legislation reauthorizing the program, which is scheduled to expire in 2004.

Servicing Operations

     The Pennsylvania Higher Education Assistance Agency services student loans that it owns and provides third party servicing for student loans owned by others. The Pennsylvania Higher Education Assistance Agency also offers "remote" servicing, which is limited to data processing functions. At June  30, 2003, the Pennsylvania Higher Education Assistance Agency serviced approximately 3.7 million student loans with an aggregate principal balance of approximately $20.5 billion and provided "remote" servicing for approximately 2.2 million additional loans. At June  30, 2002, the Pennsylvania Higher Education Assistance Agency serviced approximately 3.4 million student loans with an aggregate principal balance of approximately $17.5 billion and provided "remote"
servicing for approximately 2.7 million additional loans.

Guarantee Operations

     The Pennsylvania Higher Education Assistance Agency also guarantees FFELP student loans originated by other lenders. At June  30,
2003, the agency guaranteed 488,045 FFELP loans originated by other lenders with an aggregate principal balance of $4.8 billion. At
June  30, 2003, the Pennsylvania Higher Education Assistance Agency had outstanding guarantees of FFELP student loans with an aggregate original principal balance of approximately $20.5 billion.

                                                        PREVIOUSLY ISSUED NOTES

     Information concerning each outstanding series and class of notes that we have previously issued under the indenture is provided below.  The student loans and other assets pledged to the indenture trustee will serve as collateral for the notes previously issued by the Trust, as well as the notes being offered by means of this prospectus supplement, and may serve as collateral for any additional notes that we may issue in the future.

                                                                       Outstanding
                                                        Original     Principal Amount
                                                       Principal         (as of           Interest
     Series          Class         Date Issued           Amount      April 30, 2004)     Rate/Mode     Maturity Date
2003-1             A-1        December 10, 2003      $200,000,000    $181,322,000      LIBOR           July 25, 2012
2003-1             A-2        December 10, 2003      $  90,000,000   $  87,200,000     Auction         July 25, 2042
2003-1             A-3        December 10, 2003      $  90,000,000   $  90,000,000     Auction         July 25, 2042
2003-1             B-1        December 10, 2003      $  20,000,000   $  20,000,000     Auction         July 25, 2042

We have paid in full all scheduled principal and interest due and payable on each series of notes specified above.

                                                 MANAGEMENT'S DISCUSSION AND ANALYSIS
                                           OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Sources of Capital and Liquidity

     The Trust's primary sources of capital are the net proceeds from the sale of the notes and the transfer of the student loans to the Trust by the depositor. The Trust's primary sources of liquidity are collections on the student loans and amounts on deposit in the reserve fund.

Results of Operations

     The Trust began operations on December 10, 2003 and, accordingly, has a limited operating history as of the date of this prospectus supplement. Therefore, we have not included in this prospectus supplement any historical or pro forma ratio of earnings to fixed charges. The assets of the Trust have generated sufficient revenue to make payments on the Series 2003-1 Notes as they have become due, and no transfers from the reserve fund or the acquisition fund have been required to make those payments. The earnings on the student loans and other assets owned by the Trust and the interest costs of the notes will determine the Trust's results of operations in the future. The income generated from the Trust's assets will be used to pay operating costs and expenses of the Trust and interest and principal on the notes. The principal operating expenses of the Trust are expected to include, but are not limited to, servicing and administration fees.

                                                     DESCRIPTION OF THE INDENTURE

     The offered notes will be issued under an Indenture of Trust dated as of December 1, 2003, as amended, among the Trust, the indenture trustee, and the eligible lender trustee, as supplemented by a Second Supplemental Indenture of Trust dated as of  July 1,
2004. On the closing date, the Trust will pledge the student loans and other moneys received from the net proceeds of the offered notes to the indenture trustee under the indenture. Certain provisions of the indenture are summarized in the accompanying prospectus under "Summary of the Indenture Provisions."

                                                         PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement between the Trust and UBS Financial Services Inc., the
Trust has agreed to sell the offered notes to the underwriter, and the underwriter has agreed to purchase the offered notes from the
Trust.

     In the underwriting agreement, the underwriter has agreed, subject to the terms and conditions set forth therein, that if it purchases any of the offered notes, it will purchase all of them. The underwriter has advised the Trust that the underwriter proposes initially to offer the offered notes to the public at the offering prices set forth on the cover page of this prospectus supplement.
The underwriter may offer and sell the offered notes at prices lower than the offering prices stated on the cover page hereof. The initial offering prices may be changed from time to time by the underwriter.

     The underwriting agreement provides that the Trust will indemnify the underwriters against certain liabilities (including liabilities under applicable securities laws), or contribute to payments the underwriter may be required to make as a result of those liabilities.

     The offered notes are new issues of securities with no established trading market. The underwriter intends to make a market in the offered notes, but it does not have to do so and may discontinue market making activities at any time without notice. We cannot assure you that you will be able to sell your notes.

     The underwriter and some of its affiliates have in the past engaged, and may in the future engage, in commercial or investment banking activities with the Trust, the depositor, the servicer and their affiliates.

     The Trust may, from time to time, invest moneys in the funds and accounts established under the indenture in eligible investments acquired from the underwriters.

                                                           FINANCIAL ADVISOR

     Hopkins & Company has acted as financial advisor to the Pennsylvania Higher Education Assistance Agency in connection with the sale of the student loans to the depositor.

                                                             LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, will be passed upon by Stevens & Lee, P.C., Philadelphia and
Reading, Pennsylvania as counsel to the Trust, the depositor and the seller and servicer. Certain legal matters will be passed upon for the underwriters by Squire, Sanders & Dempsey L.L.P. and Obermayer Rebman Maxwell & Hippel LLP, Philadelphia, Pennsylvania.

                                                                RATINGS

     It is a condition to the issuance of the Class A notes that they be rated "AAA" by Fitch Ratings, "Aaa" by Moody's Investor
Service, Inc., and "AAA" by Standard & Poor's. It is a condition to the issuance of the Class B notes offered hereby that they be rated at least "A" by Fitch Ratings, "A2" by Moody's Investor Service, Inc., and "A" by Standard & Poor's. It is also a condition to the issuance of the Series 2004-1 Notes that each rating agency then rating the Series 2003-1 Notes will not withdraw or reduce its then current rating on the Series 2003-1 Notes.  A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the notes address the likelihood of the ultimate payment of principal of and interest on the notes under their terms.

     The Trust has furnished and will furnish to the rating agencies information and materials, some of which have not been included in this prospectus supplement. Generally, a rating agency bases its rating on this information and materials, investigations, studies and assumptions obtained by the rating agency. There is no assurance that any rating will apply for any given period of time or that it will not be lowered or withdrawn entirely by the rating agency.

     Each rating is subject to change or withdrawal at any time and any change or withdrawal may affect the market price or marketability of the notes. The underwriters undertake no responsibility either to bring to the attention of the noteholders any proposed change in or withdrawal of any rating of the notes or to oppose any change or withdrawal.

                                                      REPORTS TO SECURITYHOLDERS

     Monthly and annual reports concerning the Trust will be delivered to noteholders. See "Incorporation of Documents by Reference;
Where to Find More Information" in the prospectus.

     Unless notes are issued in definitive form, you will not receive these reports directly from the Trust. Instead, you will receive them through Cede & Co., as the nominee of The Depository Trust Company and registered holder of the notes. See "Book-Entry
Registration" in the prospectus.

                                                                ANNEX I

                                                   GLOBAL CLEARANCE, SETTLEMENT AND
                                                     TAX DOCUMENTATION PROCEDURES

Global Clearance and Settlement

     Except in certain limited circumstances, the notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

     Non-U.S. holders (as described below) of Global Securities may be subject to U.S. withholding or backup withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through DTC (if the holder has an address outside the United States)
may be subject to 30% U.S. withholding tax on interest paid on the Global Securities, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons entitled to an exemption from U.S. withholding tax can claim the exemption by filing a complete and executed Form W-8BEN (Certificate of Foreign
Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons that are beneficial owners of Global Securities entitled to an exemption or reduced rate of U.S. withholding tax under a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a complete and executed Form W-8BEN (Certificate of Foreign Status of
Beneficial Owners for United States Tax Withholding) that properly claims such exemption or reduced tax rate. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for Non-U.S. Persons (Form W-8IMY). A Non-U.S. Person that is a "nonwithholding partnership" that is treated as a foreign partnership or trust for U.S. federal income tax purposes can claim an exemption by filing a complete and executed Form
W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax
Withholding). Form W-8IMY generally requires additional Forms from beneficial owners and the beneficial owners of such beneficial owners of such foreign partnership or trust. Certain entities that have entered into agreements with the Internal Revenue Service
(for example "qualified intermediaries") may be subject to different documentation requirements.

     Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S.
corporation or bank with a U.S. branch with respect to which the interest income is effectively connected with its conduct of a trade or business in the United States, can claim an exemption from the withholding tax by filing a complete and executed Form W-8ECI
(Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or
Business in the United States).

     Exemption for U.S. Persons (Form W-9). U.S.  Persons can claim a complete exemption from backup withholding tax by filing a complete and executed Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure.  The Global Securities holder files by submitting the appropriate form to the person through whom it holds those securities (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, Form W-8BEN and Form W-8ECI are effective until the last day of the third succeeding calendar year from the date the form is signed, unless a change in circumstances makes any information on the form incorrect.

     U.S. Person.  As used herein the term "U.S. Person" generally means a beneficial owner of a Global Security that is for United
States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust if a court within the
United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to that date and that elect to continue to be treated as United States persons. As used herein, the term "Non-U.S. Person" means a beneficial owner of a Global Security that is not a U.S.
Person.

                                                              APPENDIX A

                                                          AUCTION PROCEDURES

General

     The following description of the Auction Procedures applies separately to each Class of the auction rate notes offered pursuant to this prospectus supplement (as used in this Appendix A, the "Notes"). See "Usage of Terms" in this Appendix A for the definition of certain terms used herein.

Auction Participants

     Existing Owners and Potential Owners. Participants in each Auction will include: (i) "Existing Owners," which will mean, for purposes of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing
Owner Registry at the close of business on the business day preceding the Auction Date for such Auction, and, with respect to and for purposes of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Notes and
(ii) "Potential Owners," which will mean any Person (including an Existing Owner) that is a Broker-Dealer when dealing with the
Auction Agent, and a potential beneficial owner when dealing with a Broker-Dealer, who may be interested in acquiring Notes (or, in the case of an Existing Owner thereof, an additional principal amount of Notes).

     By purchasing the Notes, whether in an Auction or otherwise, a prospective purchaser of the Notes or its Broker-Dealer must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein, (ii) to have its beneficial ownership of the Notes maintained at all times in book-entry form for the account of its Participant, which in turn will maintain records of such beneficial ownership, (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request, (iv) that a Sell Order placed by an Existing Owner will constitute an irrevocable offer to sell the principal amount of Notes specified in such Sell Order; (v) that a Bid placed by an
Existing Owner will constitute an irrevocable offer to sell the principal amount of Notes specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Auction Rate determined as described in this Appendix A; (vi) that a Bid placed by a Potential Owner will constitute an irrevocable offer to purchase the principal amount, or a lesser principal amount, of the Notes specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Auction Rate determined as described in this Appendix A.

     So long as the beneficial ownership of the Notes is maintained in book-entry form to sell, transfer or otherwise dispose of
Notes, only under a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those under an Auction, the Existing Owner of Notes so transferred, its
Participant or Broker-Dealer advises the Auction Agent of the transfer.

     Auction Agent. The Bank of New York is appointed in the indenture as Initial Auction Agent to serve as agent for the issuer in connection with Auctions. The indenture trustee was directed by the issuer to enter into the Initial Auction Agent Agreement with The
Bank of New York, as the Initial Auction Agent. Any Substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed on it under the indenture and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the indenture by giving at least 90 days' notice to the indenture trustee, each Broker-Dealer and the issuer.
The Auction Agent may be removed at any time by the indenture trustee on the written direction of the issuer, or the holders of at least a majority of the aggregate principal amount of the Notes then outstanding, by an instrument signed by the holders or their attorneys and filed with the Auction Agent, the issuer and the indenture trustee giving at least 90 days' notice. Neither resignation nor removal of the Auction Agent under the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted the appointment. If required by the issuer, a Substitute Auction Agent Agreement will be entered into with a Substitute Auction Agent. However, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the indenture trustee, each Broker-Dealer and the issuer in writing that it has not received payment of any Auction Agent
Fee due it under the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

     If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent should be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the indenture trustee, at the direction of the issuer, shall use its best efforts to appoint a Substitute Auction Agent.

     The Auction Agent is acting as agent for the issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     The indenture trustee will pay the Auction Agent the Auction Agent Fee and will reimburse the Auction Agent on its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent under any provision of the Auction Agent
Agreement or the Broker-Dealer Agreements. The amounts are payable as provided in the indenture. The issuer will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction
Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any claim or liability in connection with its exercise or performance of any of its duties under the indenture, the Auction Agent Agreement and the Broker-Dealer Agreements and of enforcing this indemnification provision; provided that the issuer will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction
Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements.

     Broker-Dealers. The Auction Agent will enter into a Broker-Dealer Agreement with UBS Financial Services Inc., as the sole initial
Broker-Dealer for the Series 2004-1 Class A-2 notes, the Series 2004-1 Class A-3 notes and the Series 2004-1 Class B-1 notes. The issuer may, from time to time, approve one or more additional Persons to serve as a Broker-Dealer under a Broker-Dealer Agreement and shall be responsible for providing such Broker-Dealer Agreements to the indenture trustee and the Auction Agent. Any Broker-Dealer may be removed at any time, at the request of the issuer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

     Existing Owners and Potential Owners may participate in Auctions only by submitting orders (in the manner described below)
through a "Broker-Dealer," including UBS Financial Services Inc. as the sole initial Broker-Dealer for the Series 2004-1 Class A-2 notes, the Series 2004-1 Class A-3 notes and the Series 2004-1 Class B-1 notes, or any other broker or dealer (each as defined in the
Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a
Broker-Dealer set forth below that (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the issuer and
(iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

     Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from moneys received from the indenture trustee, on each Payment Date. The Broker-Dealer Fee is payable as provided in the indenture and the Broker-Dealer Agreements.
Broker-Dealers may submit Orders in Auctions for their own accounts. Any Broker-Dealer submitting an Order for its own account in any
Auction might have an advantage over other Bidders in that it would have knowledge of other Orders placed through it in that Auction, but it would not have knowledge of Orders submitted by other Broker-Dealers. Each Broker-Dealer Agreement provides that a
Broker-Dealer shall handle its customers' Orders under its respective duties under applicable securities laws and rules. Any entity that is an affiliate of the issuer and becomes a Broker-Dealer must submit a Sell Order covering any Notes held for its own account.

Auction Procedures

     General. Under the indenture, Auctions to establish the Auction Rate for the Notes will be held on each Auction Date by application of the Auction Procedures described in this Appendix A and in the indenture.

     The Auction Agent will calculate the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, and All Hold Rate, as the
case may be, on each Auction Date and will notify the indenture trustee and the Broker-Dealers of the applicable Maximum Rate, Net
Loan Rate, Applicable LIBOR Rate, and All Hold Rate, as the case may be, as provided in the Auction Agent Agreement; provided, that if the ownership of the Notes is no longer maintained in book-entry form, or if a Payment Default has occurred, then the indenture trustee will determine the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate for each such Interest Period. If the ownership of the Notes is no longer maintained in book-entry form, the indenture trustee will calculate the applicable Maximum Rate and the Net Loan Rate on the Business Day immediately preceding the first day of each Interest Period after the delivery of certificates representing the Notes pursuant to the indenture. If a Payment Default shall have occurred, the indenture trustee will calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two
Business Days after the cure of any Payment Default. The determination by the indenture trustee or the Auction Agent, as the case may be, of the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate shall (in the absence of manifest error) be final and binding upon all parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the indenture trustee of the applicable Maximum Rate, Net Loan Rate, Applicable LIBOR Rate, and All Hold Rate.

     Determination of the Auction Rate. The Auction Rate for each class of the Notes for each Auction Period after the Initial Period will be determined on each Auction Date in accordance with the Auction Procedures. Each such Auction Period will commence on each
Interest Adjustment Date for such Class and will terminate on and include the day preceding the next Interest Adjustment Date for such class or the Stated Maturity of such series, as applicable.

     Submission of Orders. So long as the ownership of the Notes is maintained in book-entry form, an Existing Owner may sell, transfer or otherwise dispose of Notes only under a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a
Broker-Dealer, provided that, in the case of all transfers other than under Auctions, the Existing Owner, its Broker-Dealer or its
Participant advises the Auction Agent of the transfer. Auctions will be conducted on each Auction Date, if there is an Auction Agent on the Auction Date, in the following manner (the procedures will apply to separately to each class of Notes).

     Prior to the Submission Deadline (defined as 1:00 P.M., eastern time, on any Auction Date or other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each
Auction Date:

         (a)  each Existing Owner of Notes may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount of outstanding Notes, if any, owned by the Existing Owner that the Existing Owner desires to continue to own without regard to the Auction Note Interest Rate for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount of outstanding Notes, if any, that the Existing Owner offers to sell if the Auction Note Interest Rate for the next succeeding Auction
Period will be less than the rate per annum specified by the Existing Owner (a "Bid"); and/or (iii) the principal amount of outstanding Notes, if any, owned by the Existing Owner that the Existing Owner offers to sell without regard to the Auction Note
Interest Rate for the next succeeding Auction Period (a "Sell Order"); and

         (b)  one or more Broker-Dealers may contact Potential Owners to determine the principal amount of Notes that each Potential
Owner offers to purchase, if the Auction Note Interest Rate for the next succeeding Auction Period will not be less than the rate per annum specified by the Potential Owner (also a "Bid").

     Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Owner and each Potential Owner placing an Order is referred to as a "Bidder."

     Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Owner will constitute an irrevocable offer to sell: (i) the principal amount of outstanding Notes specified in the Bid if the Auction Note Interest Rate will be less than the rate specified in the Bid, (ii) the principal amount or a lesser principal amount of outstanding Notes to be determined as described below in "Acceptance and Rejection of Orders," if the Auction Note Interest Rate will be equal to the rate specified in the
Bid or (iii) the principal amount or a lesser principal amount of outstanding Notes to be determined as described below under
"Acceptance and Rejection of Orders," if the rate specified therein will be higher than the Auction Note Interest Rate and Sufficient
Bids (as defined below) have not been made.

     Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Owner will constitute an irrevocable offer to sell: (i) the principal amount of outstanding Notes specified in the Sell Order or (ii) the principal amount or a lesser principal amount of outstanding Notes as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

     Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Owner will constitute an irrevocable offer to purchase: (i) the principal amount of outstanding Notes specified in the Bid if the Auction Note Interest Rate will be higher than the rate specified in the Bid or (ii) the principal amount or a lesser principal amount of outstanding Notes as described below in "Acceptance and Rejection of Orders," if the Auction Note Interest Rate is equal to the rate specified in the Bid.

     Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by the Broker-Dealer and will specify with respect to each Order: (i) the name of the Bidder placing the Order; (ii) the aggregate principal amount of Notes that are the subject of the Order; (iii) to the extent that the Bidder is an Existing Owner:
(a) the principal amount of Notes, if any, subject to any Hold Order placed by the Existing Owner; (b) the principal amount of Notes, if any, subject to any Bid placed by the Existing Owner and the rate specified in the Bid; and (c) the principal amount of Notes, if any, subject to any Sell Order placed by the Existing Owner; and (iv) to the extent the Bidder is a Potential Owner, the rate specified in the Potential Owner's Bid.

     If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round the rate up to the next higher one-thousandth (.001) of one percent.

     If an Order or Orders covering all outstanding Notes owned by any Existing Owner are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of the Existing Owner covering the principal amount of outstanding Notes owned by the Existing Owner and not subject to an Order submitted to the Auction Agent.

     Neither the issuer, the indenture trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

     Validity of Orders. If any Existing Owner submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of outstanding Notes owned by the Existing Owner, those Orders will be considered valid as follows and in the order of priority described below.

              Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of outstanding
            Notes owned by the Existing Owner, and if the aggregate principal amount of Notes subject to the Hold Orders exceeds the aggregate principal amount of Notes owned by the Existing Owner, the aggregate principal amount of Notes subject to each the Hold Order will be reduced pro rata so that the aggregate principal amount of Notes subject to all the Hold Orders equals the aggregate principal amount of outstanding Notes owned by the Existing Owner.

              Bids. Any Bid will be considered valid up to the amount of the excess of the principal amount of outstanding Notes owned by the Existing Owner over the aggregate principal amount of Notes subject to any Hold Orders referred to above.
            Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of the Existing Owner and the aggregate principal amount of outstanding Notes subject to those Bids is greater than the excess, those Bids will be considered valid up to the amount of the excess, and the stated amount of Notes subject to each Bid with the same rate will be reduced pro-rata to cover the stated amount of Notes equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of the Existing Owner, those Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which the excess exists and then at the rate up to the amount of the excess. In any event, the aggregate principal amount of outstanding Notes, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Owner at the rate therein specified.

              Sell Orders. All Sell Orders will be considered valid up to the amount of the excess of the principal amount of outstanding Notes held by the Existing Owner over the aggregate principal amount of Notes subject to valid Hold Orders and valid Bids as referred to above.

              If more than one Bid for Notes is submitted on behalf of any Potential Owner, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. An Existing Owner that offers to purchase additional Notes is, for purposes of such offer, treated as a Potential Owner. Any Bid or Sell Order submitted by an Existing Owner covering an aggregate principal amount of Notes not equal to an Authorized Denomination will be rejected and will be deemed a Hold
            Order. Any Bid submitted by an Existing Owner or a Potential Owner specifying a rate lower than the All Hold Rate shall be treated as a Bid specifying the All Hold Rate, and any such Bid shall be considered as valid and shall be selected in ascending order of the respective rates in the Submitted Bids. Any Bid submitted by a Potential Owner covering an aggregate principal amount of Notes not equal to an Authorized Denomination will be rejected. Any Bid specifying a rate higher than the Maximum Rate will (i) be treated as a Sell Order if submitted by a Existing Owner and (ii) not be accepted if submitted by a Potential Owner. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent
            prior to the Submission Deadline on any Auction Date will be irrevocable.

     Determination of Sufficient Bids and Bid Auction Rate. A Hold Order, a Bid or a Sell Order that has been determined valid under the procedures described above is referred to as a "Submitted Hold Order", a "Submitted Bid" and a "Submitted Sell Order,"
respectively (collectively, "Submitted Orders"). Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

         (a)  the excess of the total principal amount of outstanding Notes over the sum of the aggregate principal amount of outstanding Notes subject to Submitted Hold Orders (this excess being hereinafter referred to as the "Available Notes"); and

         (b)  from the Submitted Orders whether the aggregate principal amount of outstanding Notes subject to Submitted Bids by
Potential Owners specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of (i) the aggregate principal amount of outstanding Notes subject to Submitted Bids by Existing Owners specifying one or more rates higher than the Maximum Rate and (ii) the aggregate principal amount of outstanding Notes subject to Submitted Sell Orders (in the event the excess or the equality exists other than because all of the outstanding Notes are subject to Submitted Hold Orders, the Submitted
Bids by Potential Owners above will be hereinafter referred to collectively as "Sufficient Bids"); and

         (c)  if Sufficient Bids exist, the "Bid Auction Rate", which will be the lowest rate specified in the Submitted Bids so that if:

                (i)  each Submitted Bid from Existing Owners specifying the lowest rate and all other Submitted Bids from Existing
Owners specifying lower rates were rejected (thus entitling the Existing Owners to continue to own the principal amount of Notes subject to the Submitted Bids); and

                (ii)  each Submitted Bid from Potential Owners specifying the lowest rate and all other Submitted Bids from Potential
Owners specifying lower rates, were accepted,

the result would be that the Existing Owners described in subparagraph (c)(i) above would continue to own an aggregate principal amount of outstanding Notes that, when added to the aggregate principal amount of outstanding Notes to be purchased by the Potential
Owners described in subparagraph (c)(ii) above, would equal not less than the Available Notes.

     Notice of Auction Rate and Series Interest Rate. Promptly after the Auction Agent has made the determinations described above, the Auction Agent will advise the indenture trustee, the Broker-Dealers and the issuer of the Net Loan Rate, the Maximum Rate, the
All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period will be established as follows:

         (a)   if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period will be equal to the Bid
               Auction Rate so determined;

         (b)   if Sufficient Bids do not exist (other than because all of the outstanding Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Accrual Period will be equal to the applicable Maximum Rate; or

         (c)   if all outstanding Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest
               Period will be equal to the All Hold Rate.

     Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the indenture trustee of the Auction Note Interest Rate, which rate will not exceed the Maximum Rate.

     Acceptance and Rejection of Orders. Existing Owners will continue to own the principal amount of Notes that are subject to
Submitted Hold Orders. If the Net Loan Rate for the Notes is equal to or greater than the Bid Auction Rate and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Auction Note Interest Rate, and Submitted Bids and
Submitted Sell Orders will be accepted or rejected and the Auction Agent will take other action as set forth below under "Sufficient
Bids".

     If the Maximum Rate is less than the Auction Rate, the Maximum Rate will be the Auction Note Interest Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Notes are subject to Submitted Hold Orders), the Auction
Note Interest Rate will be the applicable Maximum Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as set forth below under "Insufficient Bids".

     Sufficient Bids. If Sufficient Bids have been made and the Maximum Rate is equal to or greater than the Bid Auction Rate (in which case the Auction Note Interest Rate will be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the requirements described in subparagraphs (d) and (e) below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

         (a)   Existing Owners' Submitted Bids specifying any rate that is higher than the Auction Note Interest Rate will be accepted, thus requiring each Existing Owner to sell the aggregate principal amount of Notes subject to the Submitted
               Bids;

         (b)   Existing Owners' Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate will be rejected, thus entitling each Existing Owner to continue to own the aggregate principal amount of Notes subject to the Submitted
               Bids;

         (c)   Potential Owners' Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate will be accepted, thus requiring each such Potential Owner to purchase the principal amount of the Notes subject to each such
               Submitted Bid;

         (d)   Each Existing Owner's Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate will be rejected, thus entitling the Existing Owner to continue to own the aggregate principal amount of Notes subject to the Submitted
               Bid, unless the aggregate principal amount of Notes subject to the Submitted Bids will be greater than the principal amount of Notes (the "remaining principal amount") equal to the excess of the Available Notes over the aggregate principal amount of Notes subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event the
               Submitted Bid of the Existing Owner will be rejected in part and the Existing Owner will be entitled to continue to own the principal amount of Notes subject to the Submitted Bid, but only equal to the aggregate principal amount of Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of outstanding Notes held by the Existing Owner subject to the Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding Notes subject to the Submitted Bids made by all the Existing Owners that specified a rate equal to the Auction Note Interest Rate; and

         (e)   Each Potential Owner's Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate will be accepted, but only in an amount equal to the principal amount of Notes obtained by multiplying the excess of the aggregate principal amount of Available Notes over the aggregate principal amount of Notes subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding Notes subject to the Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding Notes subject to Submitted Bids made by all Potential Owners that specified a rate equal to the
               Auction Note Interest Rate.

     Insufficient Bids. If Sufficient Bids have not been made (other than because all of the outstanding Notes are subject to
Submitted Hold Orders) or if the Maximum Rate is less than the Bid Auction Rate (in which case the Auction Note Interest Rate shall be the Maximum Rate), Submitted Orders will be accepted or rejected as follows in the following order of priority:

         (a)   Existing Owners' Submitted Bids specifying any rate that is equal to or lower than the Auction Note Interest Rate will be rejected, thus entitling Existing Owners to continue to own the aggregate principal amount of Notes subject to the
               Submitted Bids,

         (b)   Potential Owners' Submitted Bids specifying (i) a rate that is equal to or lower than the Auction Note Interest Rate will be accepted, thus requiring each Potential Owner to purchase the aggregate principal amount of Notes subject to such Submitted Bids, and (ii) a rate that is higher than the Auction Note Interest Rate will be rejected, and

         (c)   Each Existing Owner's Submitted Bid specifying any rate that is higher than the Auction Note Interest Rate and the
               Submitted Sell Order of each Existing Owner will be accepted, thus entitling each Existing Owner that submitted any
               Submitted Bid or Submitted Sell Order to sell the Notes subject to the Submitted Bid or Submitted Sell Order, but in both cases only equal to the aggregate principal amount of Notes obtained by multiplying the aggregate principal amount of Notes subject to Submitted Bids described in subparagraph (b)(i) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding Notes owned by the Existing Owner subject to the Submitted Bid or
               Submitted Sell Order and the denominator of which will be the aggregate principal amount of outstanding Notes subject to all Submitted Bids and Submitted Sell Orders.

     All Hold Orders. If all outstanding Notes are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

     Authorized Denominations Requirement. If, as a result of the procedures described above regarding Sufficient Bids and
Insufficient Bids, any Existing Owner would be entitled or required to sell, or any Potential Owner would be entitled or required to purchase, a principal amount of Notes that is not equal to an Authorized Denomination, the Auction Agent will, in a manner as in its sole discretion it will determine, round up or down the principal amount of Notes to be purchased or sold by any Existing Owner or
Potential Owner so that the principal amount of Notes purchased or sold by each Existing Owner or Potential Owner will be equal to an
Authorized Denomination. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Owner would be entitled or required to purchase less than an Authorized Denomination of Notes, the Auction Agent will, in a manner as in its sole discretion it will determine, allocate Notes for purchase among Potential Owners so that only Notes in an Authorized Denomination are purchased by any Potential Owner, even if allocation results in one or more of the Potential Owners not purchasing any Notes.

     Based on the results of each Auction, the Auction Agent will determine the aggregate principal amount of Notes to be purchased and the aggregate principal amount of Notes to be sold by Potential Owners and Existing Owners on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that the aggregate principal amount of Notes to be sold differs from the aggregate principal amount of Notes to be purchased, determine to which other Broker-Dealer or
Broker-Dealers acting for one or more purchasers the Broker-Dealer will deliver, or from which Broker-Dealer or Broker-Dealers acting for one or more sellers the Broker-Dealer will receive, as the case may be, Notes.

     Any calculation by the Auction Agent (or the administrator or the indenture trustee, as applicable) of the Auction Note Interest
Rate, the Maximum Rate, the All Hold Rate, the Net Loan Rate and the Non-Payment Rate will, in the absence of manifest error, be binding on all other parties.

     No Auction for the Notes for an Auction Period of less than 180 days will be held on any Auction Date hereunder on which there are insufficient moneys in the revenue fund to pay, or otherwise held by the indenture trustee under the indenture and available to pay, the principal of and interest due on the Notes on the Payment Date immediately following such Auction Date. No Auction will be held on any Auction Date hereunder during the continuance of a Payment Default. The indenture trustee shall promptly notify the
Auction Agent of any such occurrence.

     Other Applicable Interest Rates and Adjustments. In any event, for each class of Notes:

         (a)      if the ownership of the Notes is no longer maintained in book-entry form, the Auction Note Interest Rate for any
              Interest Period commencing after the delivery of certificates representing the Notes will equal the Cap Rate; or

         (b)   if a Payment Default shall have occurred, the Auction Note Interest Rate for the Interest Period commencing on or during the Payment Default and for each Interest Period afterwards, to and including the Interest Period, if any, during which, or commencing less than two business days after, such Payment Default is cured in accordance with the indenture, will equal the Non-Payment Rate on the first day of each such Interest Period.

     The Auction Agent will promptly give written notice to the indenture trustee and the issuer of each Auction Note Interest Rate
(unless the Auction Note Interest Rate is the applicable Non-Payment Rate) and the Maximum Rate when such rate is not the Auction
Note Interest Rate, applicable to the Notes. The indenture trustee will, upon request, notify the noteholders and the issuer of the applicable Auction Note Interest Rate applicable to the Notes for each Auction Period not later than the third Business Day of such
Auction Period. Notwithstanding any other provision of the Notes or the indenture and except for the occurrence of a Payment Default, interest payable on the Notes for an Auction Period will never exceed for such Auction Period the amount of interest payable at the applicable Maximum Rate in effect for such Auction Period.

     If the Auction Rate for the Notes is greater than the Net Loan Rate, in any period where the Net Loan Rate is applicable, then the Auction Note Interest Rate applicable to such Notes for that Interest Period will be the Net Loan Rate and the issuer will determine the Carry-over Amount, if any, with respect to such Notes for such Interest Period.

     The Carry-over Amount will bear interest calculated at a rate equal to One-Month LIBOR (as determined by the indenture trustee, provided the indenture trustee has received notice of One-Month LIBOR from the issuer, and if the indenture trustee has not received such notice from the issuer, then as determined by the indenture trustee) from the Payment Date for the Interest Period with respect to which such Carry-over Amount was calculated, until paid. Any payment in respect of Carry-over Amount will be applied, first, to any accrued interest payable thereon and, second, in reduction of such Carry-over Amount. Any reference to "principal" or "interest"
herein shall not include within the meaning of such words Carry-over Amount or any interest accrued on any such Carry-over Amount.
Such Carry-over Amount will be separately calculated for each Auction Rate Note by the issuer during such Interest Period in sufficient time for the indenture trustee to give notice to each noteholder of such Carry-over Amount as required in the next succeeding sentence. Not less than four days before the Payment Date for an Interest Period with respect to which such Carry-over
Amount has been calculated by the issuer, the indenture trustee will give written notice to each noteholder, the Auction Agent and the issuer, in the form provided by the issuer, of the Carry-over Amount applicable to each Auction Rate Note, which written notice may accompany the payment of interest made to the noteholder on such Payment Date. Such notice shall state, in addition to such
Carry-over Amount, that, unless and until an Auction Rate Note has been redeemed (other than by optional redemption), after which all accrued Carry-over Amounts (and all accrued interest thereon) that remains unpaid shall be canceled and no Carry-over Amount (and interest accrued thereon) shall be paid with respect to such Auction Rate Note, (a) the Carry-over Amount (and interest accrued thereon calculated at a rate equal to One-Month LIBOR) will be paid by the indenture trustee pursuant to the issuer's order on an
Auction Rate Note on the earliest of (i) the date of defeasance of the Notes or (ii) the first occurring Payment Date with respect to the Auction Rate Note (or on the date of any such optional redemption) if and to the extent that (a) the Eligible Carry-over Make-up
Amount with respect to such subsequent Interest Period is greater than zero, and (b) moneys are available pursuant to the terms of the indenture in an amount sufficient to pay all or a portion of such Carry-over Amount (and interest accrued thereon), and
(b) interest shall accrue on the Carry-over Amount at a rate equal to One-Month LIBOR until such Carry-over Amount is paid in full or is cancelled.

     The Carry-over Amount (and interest accrued thereon) for Notes will be paid by the indenture trustee pursuant to issuer's order on Outstanding Notes on the earliest of (a) the date of defeasance of any of the Notes or (b) the first occurring Payment Date if and to the extent that (i) the Eligible Carry-over Make-up Amount with respect to such Interest Period is greater than zero, and (ii) on such Payment Date there are sufficient moneys in the revenue fund to pay all interest due on the Notes on such Payment Date, to redeem any Notes required to be redeemed on such Payment Date in accordance with the indenture and to fund amounts required to be added to the reserve fund on such Payment Date. Any Carry-over Amount (and any interest accrued thereon) on any Auction Rate Note that is due and payable on an Payment Date, which Auction Rate Note is to be redeemed (other than by optional redemption) on said
Payment Date, will be paid to the noteholder thereof on said Payment Date to the extent that moneys are available therefor in accordance with the provisions of the indenture; provided, however, that any Carry-over Amount (and any interest accrued thereon)
that is not yet due and payable on said Payment Date will be cancelled with respect to said Auction Rate Note that is to be redeemed
(other than by optional redemption) on said Payment Date and shall not be paid on any succeeding Payment Date. To the extent that any portion of the Carry-over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the indenture trustee on the earliest of (a) the date of defeasance of any of the Notes or (b) the next occurring Payment Date or Dates, as necessary, if and to the extent that the conditions in the second preceding sentence are satisfied. On any Payment Date on which the indenture trustee pays only a portion of the Carry-over Amount (and any interest accrued thereon) on Notes, the indenture trustee will give written notice in the manner set forth in the immediately preceding paragraph to the noteholder of such Auction Rate Note receiving such partial payment of the
Carry-over Amount remaining unpaid on such Auction Rate Note.

     The Payment Date or other date on which such Carry-over Amount (or any interest accrued thereon) for Notes will be paid will be determined by the indenture trustee in accordance with the provisions of the immediately preceding paragraph and the indenture, and the indenture trustee will make payment of the Carry-over Amount (and any interest accrued thereon) in the same manner as, and from the same fund from which, it pays interest on the Notes on an Payment Date. Any payment of Carry-over Amounts (and interest accrued thereon) shall reduce the amount of Eligible Carry-over Make-up Amount.

     In the event that the Auction Agent no longer determines, or fails to determine, when required, the Auction Note Interest Rate with respect to Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the Auction
Note Interest Rate for the next succeeding Interest Period, which Interest Period will be an Auction Period, for Notes shall be the applicable Cap Rate as determined by the Auction Agent for such next succeeding Auction Period, and if the Auction Agent shall fail or refuse to determine the Cap Rate, the Cap Rate will be determined by the securities dealer appointed by the issuer capable of making such a determination in accordance with the provisions of the indenture and written notice of such determination will be given by such securities dealer to the indenture trustee.

Settlement Procedures

     The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Auction Note Interest
Rate for the next Interest Period and, if the Order was a Bid or Sell Order, whether the Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Auction Date. Each Broker-Dealer that submitted an
Order on behalf of a Bidder is required to then advise the Bidder of the Auction Note Interest Rate for the next Interest Period and, if the Order was a Bid or a Sell Order, whether the Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Notes as a result of the Auction and advise each Bidder purchasing or selling Notes as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of the
Notes or to deliver the Notes against payment therefor, as appropriate. Under the Auction Agent Agreement, the Auction Agent will record each transfer of Notes on the Existing Owners Registry to be maintained by the Auction Agent.

     Under The Depository Trust Company's normal procedures, on the business day after the Auction Date, the transactions described above will be executed through The Depository Trust Company, so long as The Depository Trust Company is the Securities Depository,
and the accounts of the respective Participants at The Depository Trust Company will be debited and credited and Notes delivered as necessary to effect the purchases and sales of Notes as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to The Depository Trust Company against delivery through their Participants. The Depository
Trust Company will make payment under its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

     If any Existing Owner selling Notes in an Auction fails to deliver the Notes, the Broker-Dealer of any Person that was to have purchased Notes in the Auction may deliver to the Person a principal amount of Notes that is less than the principal amount of Notes that otherwise was to be purchased by the Person but in any event equal to an Authorized Denomination. In that event, the principal amount of Notes to be delivered will be determined by that Broker-Dealer. Delivery of the lesser principal amount of Notes will constitute good delivery. Neither the indenture trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Owner, Existing Owner or their respective Broker-Dealer or Participant to deliver the principal amount of Notes or to pay for the Notes purchased or sold under an Auction or otherwise. For a further description of the settlement procedures, see Appendix B, "Settlement Procedures."

Indenture Trustee Not Responsible for Auction Agent, Calculation Agent and Broker-Dealers

     The indenture trustee will not be liable or responsible for the actions of or failure to act by the Auction Agent, the Market
Agent, or any Broker-Dealer under the indenture or under the Auction Agent Agreement, the Market Agent Agreement or any Broker-Dealer
Agreement. The indenture trustee may conclusively rely on any information required to be furnished by the Auction Agent or any
Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of the information.

Changes in Auction Terms

     Changes in Auction Period or Periods. The issuer may change, from time to time, the length of the one or more Auction periods to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Notes (an "Auction Period
Adjustment"). Any such adjusted Auction Period will not be less than 7 days nor more than 366 days. The issuer will not initiate an
Auction Period Adjustment unless it shall have received, not less than ten days nor more than 20 days prior to the Auction Period
Adjustment, the written consent of the Market Agent, which consent may not be unreasonably withheld, not later than 9 days prior to the Auction Date for such Auction Period. The issuer will initiate the Auction Period Adjustment by giving written notice to the indenture trustee, the Auction Agent, the Market Agent, each Broker-Dealer, each Rating Agency and the Securities Depository at least
10 days prior to the Auction Date for such Auction Period.

     An Auction Period Adjustment shall take effect only if (a) the indenture trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, a certificate from the issuer authorizing the Auction Period Adjustment specified in such certificate along with a copy of the written consent of the Market Agent and, (b) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in
(a) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be determined under the Auction
Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (a) is met but the condition referred in (b) above is not met, the applicable Auction Note Interest Rate for the next
Auction Period shall be the applicable Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

     Changes in the Auction Date. The Market Agent, with the written consent of the administrator on behalf of the issuer, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in this Appendix A with respect to one or more specified Auction
Periods to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Notes.
The Market Agent must deliver a written request for consent to such change in the Auction Date to the issuer not less than three nor more than 20 days prior to the effective date of such change. If the issuer shall have delivered such written consent to the Market
Agent, the Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the indenture trustee, the
Auction Agent, the issuer, each rating agency rating the Notes and the Securities Depository. This notice will be substantially in the form of, or contain substantially the information contained in, the indenture.

     The changes in Auction terms described above may be made with respect to any of the series of Notes (but in the latter case separate notices will be prepared and delivered as provided above and, with respect to changes in the length of Auction Periods, the conditions specified above will be applied to each class separately). In connection with any change in Auction terms described above, the Auction Agent will provide further notice to the parties as is specified in the Auction Agent Agreement.

Usage of Terms

     As used in this Appendix A, the following terms shall have the meanings set forth below.

     "Administrator" shall mean the Pennsylvania Higher Education Assistance Agency.

     "All Hold Rate" shall mean the Applicable LIBOR Rate less 0.20%; provided, that in no event shall the applicable All Hold Rate be greater than the applicable Maximum Rate.

     "Applicable LIBOR Rate" means, (a) for Auction Periods of 35 days or less, One-Month LIBOR, (b) for Auction Periods of more than
35 days but less than 91 days, Three-Month LIBOR, (c) for Auction Periods of more than 90 days but less than 181 days, Six-Month
LIBOR, and (d) for Auction Periods of more than 180 days, One-Year LIBOR.

     "Auction" shall mean the implementation of the Auction Procedures on an Auction Date.

     "Auction Agent" shall mean the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute
Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the Substitute Auction Agent.

     "Auction Agent Agreement" shall mean the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such Substitute Auction Agent Agreement.

     "Auction Agent Fee" has the meaning set forth in the Auction Agent Agreement.

     "Auction Date" shall mean, initially, August 4, 2004, with respect to the Series 2004-1 Class A-2 notes; August 18, 2004 with respect to the Series 2004-1 Class A-3 notes; and August 4, 2004 with respect to the Series 2004-1 Class B-1 notes, and thereafter, the Business Day immediately preceding the first day of each Auction Period for each respective class, other than:

         (a)   each Auction Period commencing after the ownership of the applicable Notes is no longer maintained in book-entry form by the Securities Depository;

         (b)   each Auction Period commencing after and during the continuance of a Payment Default; or

         (c)   each Auction Period commencing less than two Business Days after the cure or waiver of a Payment Default.
               Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the indenture.

     "Auction Note Interest Rate" shall mean each variable rate of interest per annum borne by Notes for each Auction Period and determined in accordance with the indenture; provided, however, that in the event of a Payment Default, the Auction Note Interest
Rate shall equal the applicable Non-Payment Rate; provided, further, however that such Auction Note Interest Rate shall in no event exceed the lesser of the Net Loan Rate, if applicable, and the Maximum Rate.

     "Auction Period" shall mean the Interest Period applicable to the Notes during which time the Auction Note Interest Rate is determined pursuant to the indenture, which Auction Period (after the Initial Period for such Series) initially shall consist generally of 28 days, as the same may be adjusted pursuant to the indenture.

     "Auction Procedures" shall mean the procedures set forth in the indenture and this Appendix A by which the Auction Rate is determined.

     "Auction Rate" shall mean the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in this Appendix A under "Auction Procedures".

     "Authorized Denominations" shall mean $50,000 and any integral multiple thereof.

     "Broker-Dealers" shall mean UBS Financial Services Inc. and any other broker or dealer (each as defined in the Securities
Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a
Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the issuer pursuant to the indenture, and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

     "Broker-Dealer Agreements" shall mean the agreements between the Auction Agent and the Broker-Dealers, and approved by the issuer, pursuant to which the Broker-Dealers agree to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. The Broker-Dealer Agreements shall be in substantially the form of each Broker-Dealer Agreement dated as of July 1, 2004, among the Trust, the Auction Agent, and each respective Broker-Dealer.

     "Broker-Dealer Fee" has the meaning set forth in the Auction Agent Agreement.

     "Business Day" shall mean any day other than a Saturday, Sunday, holiday or day on which banks located in the City of New York,
New York, or the New York Stock Exchange, the indenture trustee or the Auction Agent, are authorized or permitted by law or executive order to close or such other date as may be agreed to in writing by the Auction Agent, the Broker-Dealers and the issuer.

     "Cap Rate" shall mean, with respect to any Interest Period applicable to the Notes, the lesser of (i) the applicable Maximum Rate and (ii) when applicable, the Net Loan Rate in effect for such Interest Period.

     "Carry-over Amount" shall mean, for any Interest Period during which interest is calculated at the Net Loan Rate, the excess, if any, of (a) the amount of interest on an Auction Rate Note that would have accrued with respect to the related Interest Period at the lesser of (i) the applicable Auction Rate and (ii) the Maximum Rate over (b) the amount of interest on such Auction Rate Note actually accrued with respect to such Auction Rate Note with respect to such Interest Period based on the Net Loan Rate, together with the unreduced portion of any such excess from prior Interest Periods; provided that any reference to "principal" or "interest"
in the indenture and the Notes shall not include within the meanings of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

     "CP Rate" means, for each month, the rate as will be in effect on the second Business Day preceding the 25th day of such month
(such date, the "Reset Date") that is the bond equivalent yield of the rate set forth in H.15(519) for that Reset Date opposite the
90 day maturity and under the caption "Commercial paper-Financial."  If, by 5:00 p.m., New York City time, on the Business Day immediately following the Reset Date, such rate for the Reset Date is not yet published in H.15(519), the CP Rate for such month will be the bond equivalent yield of the rate for the first preceding day for which such rate is set forth in H.15(519) opposite the 90 day maturity and under the caption "Commercial paper-Financial."

     "Effective Interest Rate" shall mean, with respect to any Financed Student Loan, the interest rate per annum payable by the borrower as of the last day of the calendar quarter borne by such Financed Student Loan after giving effect to any reduction in such interest rate pursuant to borrower incentives, (a) less all accrued rebate fees on such Financed Student Loan which is a consolidation loan paid during such calendar quarter expressed as a percentage per annum and (b) plus all accrued interest benefit payments and special allowance payments applicable to such Financed Student Loan during such calendar quarter expressed as a percentage per annum.

     "Eligible Carry-over Make-up Amount" shall mean, with respect to each Interest Period relating to the Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of the Notes in respect to such Interest Period at a per annum rate equal to the excess, if any, of the Net
Loan Rate over the Auction Rate, together with the unreduced portion of any such excess from prior Interest Periods and (b) the aggregate Carry-over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period.

     "Existing Owner" shall mean (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an
Auction, a Person who is a Broker-Dealer listed in the Existing Owner Registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction and (b) with respect to and for the purpose of dealing with the
Broker-Dealers in connection with an Auction, a Person who is a beneficial owner of Notes.

     "Existing Owner Registry" shall mean the registry of Persons who are Existing Owners maintained by the Auction Agent as provided in the Auction Agency Agreement.

     "Financed Student Loans" shall mean (1) student loans that, as of any date of determination, have been conveyed to the issuer, and (2) any student loans the principal balance of which is increased by the principal balance of any related add-on consolidation loan.

     "Initial Auction Agent" shall mean The Bank of New York, and its successors and assigns.

     "Initial Auction Agent Agreement" shall mean the Auction Agent Agreement dated as of July 1, 2004, by and among the issuer, the indenture trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

     "Initial Payment Dates" shall mean, with respect to the Series 2004-1 Class A-2 notes, August 5, 2004; with respect to the Series
2004-1 Class A-3 notes, August 19, 2004; and with respect to the Series 2004-1 Class B-1 notes, August 5, 2004.

     "Initial Period" shall mean, as to Notes, the period commencing on the closing date and continuing through the day immediately preceding the Initial Rate Adjustment Date for such Notes.

     "Initial Rate Adjustment Date" shall mean, with respect to the Series 2004-1 Class A-2 notes, August 5, 2004; with respect to the
Series 2004-1 Class A-3 notes, August 19, 2004; and with respect to the Series 2004-1 Class B-1 notes, August 5, 2004.

     "Interest Period" shall mean, with respect to the Notes, the Initial Period and each period commencing on an Interest Rate
Adjustment Date for such Class And ending on the day before (a) the next Interest Rate Adjustment Date for such Class or (b) the
Stated Maturity of such Class, as applicable.

     "Interest Rate Adjustment Date" shall mean the date on which an Auction Note Interest Rate is effective, and shall mean, with respect to the Notes, the date of commencement of each Auction Period.

     "Interest Rate Determination Date" shall mean, with respect to the Notes, the Auction Date, or if no Auction Date is applicable to such Class, the Business Day immediately preceding the date of commencement of an Auction Period.

     "Market Agent" shall mean UBS Financial Services Inc., and its successors and assigns.

     "Maximum Rate" means, with respect to any class of Notes, the least of (a) a per annum interest rate on such Notes which, when taken together with the interest rate on those Notes for the one-year period ending on the final day of the proposed Auction Period, would result in the average interest rate on those Notes for such period either (i) not being in excess (on a per annum basis) of the average of the 91-day United States Treasury Bill rate plus 1.20% for such one-year period (if any one of the ratings assigned by the rating agencies to those Notes are "Aa3" or "AA-" or better), (ii) not being in excess (on a per annum basis) of the 91-day United
States Treasury Bill rate plus 1.50% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the
Series 2004-1 Notes is less than "Aa3" or "AA-," but both are at least any category of "A"), or (iii) not being in excess (on a per annum basis) of the average of 91-day United States Treasury Bill rate plus 1.75% for such one-year period (if any one of the ratings assigned by the rating agencies to the Notes is less than the lowest category of "A"); provided, however, that if such Notes have not been outstanding for at least such one-year period, then for any portion of such period during which such Notes were not outstanding, the interest rates on such Notes for purposes of this definition shall be deemed to be equal to such rates as the Market Agent shall determine were the rates of interest on equivalently rated auction securities with comparable lengths of auction periods during such period; provided further, however, that for any Auction with respect to any of the Notes rated any category of "A" or better (or its equivalent) by each of the rating agencies, the Maximum Rate shall not exceed the Applicable LIBOR-Based Rate plus 1.50%; and, provided further, however, that this definition may be modified at the direction of the Issuer upon receipt by the Trustee of
(A) written consent of the Market Agent and (B) written consent from each rating agency then rating such Notes that such change will not in and of itself result in a reduction of the rating on any Notes.  For purposes of the Auction Agent Agreement and the Auction
Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.  The percentage amount to be added to the 91-day United States Treasury Bill rate in any one or more of (i), (ii) or (iii) above may be increased by delivery to the Auction Agent and the Trustee of a certificate signed by an authorized officer of the Issuer directing such increase, together with a confirmation from each rating agency then rating such Notes that it will not reduce or withdraw its then current rating as a result of such increase, LIBOR rate for a comparable period plus a margin of 1.50%; (b) 17.0%; and (c) the highest rate the issuer may legally pay, from time to time, as interest on the Notes. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given written notice pursuant to the Auction Agent Agreement.

     "Net Loan Rate" shall mean, with respect to any Interest Period applicable to the Notes, the rate of interest per annum (rounded to the next highest one-hundredth of one percent) equal to (a) the weighted average Effective Interest Rate of the Financed Student
Loans for the calendar quarter immediately preceding such Interest Period, as determined by the Administrator on the last day of such calendar quarter, less (b) (1) the Program Expense Percentage, as determined by the Administrator on the last day of each calendar quarter and (2) net losses realized on the Financed Student Loans during the calendar quarter immediately preceding such Interest
Period, as determined by the Administrator on the last day of such calendar quarter, expressed as a percentage of the principal balance of the Financed Student Loans outstanding on the last day of such calendar quarter. In making the determinations in (a) and
(b) of this definition of "Net Loan Rate," the Administrator shall take into account as an increase to such Net Loan Rate the receipt of any counterparty derivative payment and as a decrease to such Net Loan Rate any issuer derivative payment. The determinations made by the Administrator in (a) and (b) of this definition of "Net Loan Rate" shall be given in writing to the Auction Agent, the indenture trustee and the Broker-Dealers immediately upon their respective calculation dates.

     "Net Loan Rate Termination Date" means, for a class of Notes for which the Net Loan Rate Trigger Date has occurred, the 25th day of a month which immediately follows two consecutive months for which both (a) the daily weighted average of the Auction Rates for the Notes was equal to or less than a per annum rate equal to the sum of (i) the bond equivalent yield of 91-day United States
Treasury Bills sold at the last auction prior to the 25th day of the month for which such calculation is being made plus (ii) 1.0%;
and (b) the most recently available Three-Month LIBOR as of the Reset Date for the CP Rate in the month for which such calculation is being made is less than the sum of (i) the CP Rate for the month for which such calculation is being made plus (ii) 0.25%.

     "Net Loan Rate Trigger Date" means, for a class of Notes, the 25th day of a month which immediately follows three consecutive months for which either (a) the daily weighted average of the Auction Rates for the class of Notes exceeded a per annum rate equal to the sum of (i) the bond equivalent yield of the 91-day United States Treasury Bills sold at the last auction prior to the 25th day of the month for which such calculation is being made plus (ii) 1.0%; or (b) the most recently available Three-Month LIBOR as of the
Reset Date for the CP Rate in the month for which such calculation is being made is equal to or greater than the sum of (i) the CP
Rate for the applicable month plus (ii) 0.25%.

     "Non-Payment Rate" shall mean One-Month LIBOR plus 1.50%.

     "Notes" shall mean, collectively, the Series 2004-1 Class A-2 notes, the Series 2004-1 Class A-3 notes and the Series 2004-1
Class B-1 notes.

       "One-month, two-month, three-month, four-month or six-month LIBOR", for any accrual period, is the London interbank offered rate for deposits in U.S. Dollars having a maturity of one month, two months, three months, four months or six months, as applicable, commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related
LIBOR Determination Date as determined by the calculation agent. If such a day is not a business day in London, the most recently fixed London Interbank Offered Rates on U.S. Dollar deposits for the Applicable LIBOR Rate shall be used. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S.
Dollars, having the applicable maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately
11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The calculation agent will request the principal London office of each Reference Bank to provide a quotation of its rate. If the
Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the
Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m. New York time, on that LIBOR Determination
Date, for loans in U.S. Dollars to leading European banks having the applicable maturity and in a principal amount of not less than
U.S. $1,000,000. If the banks selected as described above are not providing quotations, one-month, two-month, three-month, four-month or six-month LIBOR in effect for the applicable accrual period will be one-month, two-month, three-month, four-month or six-month
LIBOR in effect for the previous accrual period. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of one percent.

         For this purpose:

o           "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period.

o           "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

o           "Reference Banks" means four major banks in the London interbank market selected by the calculation agent.

         For purposes of calculating one-month, two month, three-month and four-month or six-month LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. For the LIBOR notes, interest due for any accrual period will be determined based on the actual number of days elapsed in the accrual period over a
360-day year.

         "Payment Date" shall mean, initially with respect to each class of the Notes, the applicable Initial Payment Dates and, thereafter (a) so long as a class of the Notes bears interest at an Auction Note Interest Rate for an Interest Period of not greater than 90 days, the Business Day immediately following the expiration of the related Auction Period thereafter and (b) if and for so long as a class of Notes bears interest at an Auction Note Interest Rate for an Interest Period of greater than 90 days, (i) the 25th day of each January, April, July and October (unless any January  25, April  25, July  25, or October 25 is not a business day, then the Payment Date will be the next Business Day immediately following the expiration of the Auction Period for that class of Notes.

         "Payment Default" shall mean, with respect to the Notes, (a) a default in the due and punctual payment of any installment of interest on such Notes, or (b) a default in the due and punctual payment of any interest on and principal of such Notes at their maturity.

         "Person" shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated association, or government or agency or political subdivision thereof.

         "Potential Owner" shall mean any Person (including an Existing Owner that is (a) a Broker-Dealer when dealing with the
Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Notes (or, in the case of an Existing Owner thereof, an additional principal amount of Notes).

         "Program Expense Percentage" shall mean, the percentage that all Program Expenses (other than federal consolidation loan rebate fees) estimated for the next 12 months represent of the outstanding principal balance of the Financed Student Loans, which as of the closing date is 0.93%, and which the Administrator shall calculate quarterly on the last day of each calendar quarter. Any adjustment in the Program Expense Percentage shall be effective beginning on the first Interest Rate Determination Date following each such calculation.

         "Program Expenses" shall mean (a) the fees and expenses of the indenture trustee, the owner trustee and the eligible lender trustee; (b) the fees and expenses of any auction agent, any market agent, any calculation agent and any broker-dealer then acting with respect to Notes; (c) the fees and expenses of any remarketing agent then acting with respect to variable rate notes; (d) the fees and expenses due to any credit provider of any notes for which a credit facility or liquidity facility is in place; (e) the fees of the Administrator, the servicer and/or custodian under the administration agreement and any servicing agreement or custodian agreement; (f) the fees and expenses of the issuer incurred in connection with the preparation of legal opinions and other authorized reports or statements attributable to the notes and the Financed Student Loans; (g) transfer fees, purchase premiums, loan origination fees and consolidation loan rebate fees on Financed Student Loans; (h) fees and expenses associated with the delivery of a substitute credit facility or liquidity facility; (i) fees and expenses associated with (but not payments under) derivative products; and (j) the costs of remarketing any variable rate notes.

         "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or if, (a) the then
Securities Depository resigns from its functions as depository of the Notes or (b) the issuer discontinues use of the Securities
Depository, any other securities depository that agrees to follow the procedures required to be followed by a securities depository in connection with the Notes and that is selected by the issuer with the consent of the indenture trustee.

         "Substitute Auction Agent" shall mean the Person with whom the issuer and the indenture trustee enter into a Substitute
Auction Agent Agreement.

         "Substitute Auction Agent Agreement" shall mean an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by the indenture agrees with the indenture trustee and the issuer to perform the duties of the Auction Agent.

                                                                  B-3

                                                              APPENDIX B

                                                         SETTLEMENT PROCEDURES

     If not otherwise defined below, capitalized terms used below will have the meanings given the terms in Appendix A-- Auction
Procedures. Those Settlement Procedures apply separately to each series of the Notes.

         (a)   Not later than 3:00 P.M., Eastern Time on each Auction Date, the Auction Agent will notify by telephone each broker-dealer that participated in the Auction held on the Auction Date and submitted an Order on behalf of an Existing
               Owner or Potential Owner of:

               (i)  the Auction Note Interest Rate fixed for the next Interest Period;

               (ii) whether there were Sufficient Bids in the Auction;

               (iii)if the broker-dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Owner, whether the Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Notes, if any, to be purchased or sold by the Existing Owner;

               (iv) if the broker-dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Owner, whether the Bid was accepted or rejected, in whole or in part, and the principal amount of Notes, if any, to be purchased by the
                     Potential Owner;

               (v)  if the aggregate amount of Notes to be sold by all Existing Owners on whose behalf the Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Notes to be purchased by all Potential
                     Owners on whose behalf the Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's
                     Broker-Dealers (and the name of the Participant, if any, of each the Buyer's Broker-Dealer) acting for one or more purchasers of excess principal amount of Notes and the principal amount of Notes to be purchased from one or more Existing Owners on whose behalf the Seller's Broker-Dealer acted by one or more Potential Owners on whose behalf each of the Buyer's Broker-Dealers acted;

               (vi) if the principal amount of Notes to be purchased by all Potential Owners on whose behalf the Buyer's
                     Broker-Dealer submitted a Bid exceeds the amount of Notes to be sold by all Existing Owners on whose behalf the
                     Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers
                     (and the name of the Participant, if any, of each the Seller's Broker-Dealer) acting for one or more sellers of the excess principal amount of Notes and the principal amount of Notes to be sold to one or more Potential Owners on whose behalf the Buyer's Broker-Dealer acted by one or more Existing Owners on whose behalf each of the
                     Seller's Broker-Dealers acted; and

               (vii)the Auction Date for the next succeeding auction.

         (b)   On each Auction Date, each broker-dealer that submitted an Order on behalf of any Existing Owner or Potential Owner will:

               (i)  advise each Existing Owner and Potential Owner on whose behalf the broker-dealer submitted a Bid or Sell Order in the auction on the Auction Date whether the Bid or Sell Order was accepted or rejected, in whole or in part;

               (ii) in the case of a broker-dealer that is a Buyer's Broker-Dealer, advise each Potential Owner on whose behalf the
                     Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct the Potential Owner's
                     Participant to pay to the Buyer's Broker-Dealer (or its Participant) through the Securities Depository the amount necessary to purchase the principal amount of the Notes to be purchased under the Bid against receipt of the
                     Notes;

               (iii)in the case of a broker-dealer that is a Seller's Broker-Dealer, instruct each Existing Owner on whose behalf the
                     Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct the Existing Owner's Participant to deliver to the Seller's Broker-Dealer (or its Participant) through the Securities Depository the principal amount of Notes to be sold under the Order against payment therefor;

               (iv) advise each Existing Owner on whose behalf the broker-dealer submitted an Order and each Potential Owner on whose behalf the broker-dealer submitted a Bid of the series interest rate for the next Interest Period;

               (v)  advise each Existing Owner on whose behalf the broker-dealer submitted an Order of the next Auction Date; and

               (vi) advise each Potential Owner on whose behalf the broker-dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

         (c)   On the basis of the information provided to it under paragraph (a) above, each broker-dealer that submitted a Bid or
               Sell Order in an auction is required to allocate any funds received by it in connection with the auction under paragraph (b)(ii) above, and any Notes received by it in connection with the auction under paragraph (b)(iii) above, among the Potential Owners, if any, on whose behalf the broker-dealer submitted Bids, the Existing Owners, if any on whose behalf the broker-dealer submitted Bids or Sell Orders in the auction, and any broker-dealers identified to it by the auction agent following the auction under paragraph (a)(v) or (a)(vi) above.

         (d)   On each Auction Date:

               (i)  each Potential Owner and Existing Owner with an Order in the auction on the Auction Date will instruct its
                     Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

               (ii) each Seller's Broker-Dealer that is not a Participant of the Securities Depository will instruct its Participant to (a) pay through the Securities Depository to the Participant of the Existing Owner delivering Notes to the broker-dealer following the auction under paragraph (b)(ii) above the amount necessary to purchase the Notes against receipt of the Notes and (b) deliver the Notes through the Securities Depository to a Buyer's
                     Broker-Dealer (or its Participant) identified to the Seller's Broker-Dealer under (a)(v) above against payment therefor; and

               (iii)each Buyer's Broker-Dealer that is not a Participant in the Securities Depository will instruct its Participant to pay through the Securities Depository to Seller's Broker-Dealer (or its Participant) identified following the auction under (a)(vi) above the amount necessary to purchase the Notes to be purchased under (b)(ii) above against receipt of the Notes.

         (e)   On the business day following each Auction Date:

               (i)  each Participant for a Bidder in the auction on the Auction Date referred to in (d)(i) above will instruct the
                     Securities Depository to execute the transactions described under (b)(ii) or (b)(iii) above for the auction, and the Securities Depository will execute those transactions;

               (ii) each Seller's Broker-Dealer or its Participant will instruct the Securities Depository to execute the transactions described in (d)(ii) above for the auction, and the Securities Depository will execute those transactions; and

               (iii)each Buyer's Broker-Dealer or its Participant will instruct the Securities Depository to execute the transactions described in (d)(iii) above for the auction, and the Securities Depository will execute those transactions.

         (f)   If an Existing Owner selling Notes in an auction fails to deliver the Notes (by authorized book-entry), a broker-dealer may deliver to the Potential Owner on behalf of which it submitted a Bid that was accepted a principal amount of Notes that is less than the principal amount of Notes that otherwise was to be purchased by the Potential Owner. In this event, the principal amount of Notes to be so delivered will be determined solely by the broker-dealer. Delivery of the lesser principal amount of Notes will constitute good delivery. In addition to the terms of this paragraph (f), any delivery or nondelivery of Notes that will represent any departure from the results of an auction, as determined by the auction agent, will be of no effect unless and until the auction agent will have been notified of the delivery or nondelivery under the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the indenture trustee nor the auction agent shall have any responsibility or liability with respect to the failure of a Potential
               Owner, Existing Owner or their respective broker-dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Notes or to pay for the Notes purchased or sold under an auction or otherwise.

                                                              APPENDIX C

                                                       GLOSSARY OF DEFINED TERMS

         "Available Funds" means, as to a distribution date or any related monthly expense payment date, the sum of the following amounts for the related collection period or, in the case of an auction rate distribution date occurring while any LIBOR notes remain outstanding, the applicable portion of these amounts:

o           all collections received by the servicer on the student loans, including any guarantee payments received on the student loans, but net of:

           (a)  any collections in respect of principal on the student loans applied by the Trust to repurchase guaranteed loans from the guarantors under the guarantee agreements, and

           (b)  amounts required by the Higher Education Act to be paid to the Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable student loan, on the student loans for that collection period including consolidation loan rebate fees;

o           any interest subsidy payments and special allowance payments received by the servicer or the eligible lender trustee during that collection period for the student loans;

o           all proceeds of the liquidation of defaulted student loans that were liquidated during that collection period in accordance with the servicer's customary servicing procedures, net of expenses incurred by the servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans that were written off in prior collection periods or during that collection period;

o           the aggregate purchase amounts received during that collection period for those student loans repurchased by the depositor or purchased by the servicer or for student loans sold to another eligible lender pursuant to the servicing agreement;

o           the aggregate purchase amounts received during that collection period for those student loans purchased by the seller;

o           the aggregate amounts, if any, received from the seller, the depositor or the servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the student loans pursuant to the sale agreement or the servicing agreement;

o           amounts received by the Trust pursuant to the servicing agreement during that collection period as to yield or principal adjustments; and

o           investment earnings on that distribution date and any interest remitted by the indenture trustee to the revenue fund prior to such distribution date or monthly expense payment date;

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the acquisition fund and the reserve fund, to pay the monthly issuer expenses and the items specified in clauses (a) and (b) under "DESCRIPTION OF THE NOTES--Allocations and Distributions--Distributions" in this prospectus supplement (but excluding clause (b), and including clauses (c) through (g), in the event that a condition exists as described in either (a) or (b) under "DESCRIPTION OF THE NOTES--The Notes--The Class B Notes--Subordination of the Class B Notes" in
this prospectus supplement), then Available Funds on that distribution date will include, in addition to the Available Funds as defined above, amounts on deposit in the revenue fund, amounts held by the indenture trustee, or which the indenture trustee reasonably estimates to be held by the indenture trustee, for deposit into the revenue fund which would have constituted Available
Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay such items, and the Available
Funds for the succeeding distribution date will be adjusted accordingly.

     "Class A Note Interest Shortfall" means, for any distribution date, the sum, for all of the Class A notes with a distribution date on this distribution date, of the excess of:

          (a)   the amount of interest (excluding carry-over amounts) that was payable to each series of Class A notes with a distribution date on this distribution date on the preceding distribution date for the series, over

          (b)   the amount of interest actually distributed with respect to these Class A notes on that preceding distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the interest rates on these Class A notes from that preceding distribution date to the current distribution date.

     "Class A Note Principal Shortfall" means, as of the close of any distribution date, the excess of:

          (a)   the Class A Noteholders' Principal Distribution Amount on that distribution date, over

          (b)   the amount of principal actually distributed or allocated to the Class A noteholders on that distribution date.

     "Class A Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class A Noteholders' Interest
Distribution Amount and the Class A Noteholders' Principal Distribution Amount on that distribution date.

     "Class A Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

          (a)   the amount of interest accrued at the Class A note interest rates for the related accrual period with respect to all series of Class A notes with a distribution date on such distribution date on the aggregate outstanding principal balances of these series of Class A notes on the applicable immediately preceding distribution date(s) after giving effect to all principal distributions to Class A noteholders on preceding distribution dates or, in the case of the first distribution date for these series of Class A notes, on the closing date, and

          (b)   the Class A Note Interest Shortfall on that distribution date.

     "Class A Noteholders' Principal Distribution Amount" means:

         (1)  for any distribution date occurring on or before the date on which the principal balances of the LIBOR notes are reduced to zero, the Principal Distribution Amount on that distribution date plus the Class A Note Principal Shortfall as of the close of the preceding distribution date; and

         (2)  for any distribution date occurring after the date on which the principal balances of all LIBOR notes are reduced to zero but before the date on which the Class A auction rate noteholders have been paid in full, the Principal Distribution Amount on that distribution date plus the Class A Note Principal Shortfall as of the close of the preceding distribution date less the greatest amount that can be paid as principal on the Class B notes without reducing the senior parity percentage below 105% or reducing the parity percentage below 101.5%, with those percentages computed assuming that immediately prior to the computation, that amount of principal was actually paid on the Class B notes;

provided that the Class A Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the Class A notes. In addition:

(a)         on the Series 2003-1 Class A-1 maturity date, the principal required to be distributed to Series 2003-1 Class A-1 noteholders will include the amount required to reduce the outstanding principal balance of the Series 2003-1 Class A-1 notes to zero;

(b)         on the Series 2003-1 Class A-2 maturity date, the principal required to be distributed to Series 2003-1 Class A-2 noteholders will include the amount required to reduce the outstanding principal balance of the Series 2003-1 Class A-2 notes to zero;

(c)         on the Series 2003-1 Class A-3 maturity date, the principal required to be distributed to Series 2003-1 Class A-3 noteholders will include the amount required to reduce the outstanding principal balance of the Series 2003-1 Class A-3 notes to zero;

(d)         on the Series 2004-1 Class A-1 maturity date, the principal required to be distributed to Series 2004-1 Class A-1 noteholders will include the amount required to reduce the outstanding principal balance of the Series 2004-1 Class A-1 notes to zero;

(e)         on the Series 2004-1 Class A-2 maturity date, the principal required to be distributed to Series 2004-1 Class A-2 noteholders will include the amount required to reduce the outstanding principal balance of the Series 2004-1 Class A-2 notes to zero;

(f)         on the Series 2004-1 Class A-3 maturity date, the principal required to be distributed to Series 2004-1 Class A-3 noteholders will include the amount required to reduce the outstanding principal balance of the Series 2004-1 Class A-3 notes to zero.

     "Class B Note Interest Shortfall" means, for any distribution date, the excess of:

         (a)   the Class B Noteholders' Interest Distribution Amount on the preceding distribution date, over

         (b)   the amount of interest actually distributed to the Class B noteholders on that preceding distribution date, plus interest on the amount of that excess, to the extent permitted by law, at the Class B note interest rate from that preceding distribution date to the current distribution date.

     "Class B Note Principal Shortfall" means, as of the close of any distribution date, the excess of:

         (a)   the Class B Noteholders' Principal Distribution Amount on that distribution date, over

         (b)   the amount of principal actually distributed or allocated to the Class B noteholders on that distribution date.

     "Class B Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class B Noteholders' Interest
Distribution Amount and the Class B Noteholders' Principal Distribution Amount on that distribution date.

     "Class B Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

         (a)   with respect to all series of Class B notes with a distribution date on such distribution date, the amount of interest accrued at the Class B note interest rates for the related accrual period on the outstanding principal balances of those series of Class B notes on the immediately preceding distribution date, after giving effect to all principal distributions to those Class B noteholders on that preceding distribution date, and

         (b)   the Class B Note Interest Shortfall on that distribution date.

     "Class B Noteholders' Principal Distribution Amount" means:

            (1)  for any distribution date occurring after the date on which the principal balances of all LIBOR notes are reduced to zero but before the date on which the Class A auction rate noteholders have been paid in full, the greatest amount that can be paid as principal on the Class B notes without reducing the senior parity percentage below 105% or reducing the parity percentage below
101.5%; and

            (2)  for any distribution date occurring after the date on which the Class A noteholders have been paid in full, the principal distribution amount on that distribution date and the Class B Note Principal Shortfall as of the close of the preceding distribution date;

provided that the Class B Noteholders' Principal Distribution Amount will not exceed the principal balance of the Class B Notes.

     In addition, on the Class B maturity date, the principal required to be distributed to the Class B noteholders will include the amount required to reduce the outstanding principal balance of the Class B notes to zero.

     "Pool Balance" for any date means the aggregate principal balance of the student loans on that date, including accrued interest that is expected to be capitalized, as reduced by the amount attributable to principal from the following:

o           all payments received by the Trust through that date from borrowers, the guarantee agencies and the Department of
         Education;

o           all amounts received by the Trust through that date from purchases of the student loans by the seller, the depositor or the servicer;

o           all liquidation proceeds and Realized Losses on the student loans liquidated through that date;

o           the amount of any adjustments to balances of the student loans that the servicer makes under the servicing agreement through that date; and

o           the amount by which guarantor reimbursements of principal on defaulted student loans through that date are reduced from
         100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

     "Principal Distribution Amount" means:

         (a)   as to the initial distribution date, the amount by which the initial Pool Balance exceeds the Pool Balance on that distribution date, plus any amounts transferred from the acquisition fund to the revenue fund during the initial collection period, and

         (b)   as to each subsequent distribution date, the amount by which the Pool Balance for the preceding distribution date exceeds the Pool Balance on that distribution date.

     "Realized Loss" means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for the student loan to the extent allocated to principal, including any interest that had been or had been expected to be capitalized.

     "Reserve Fund Requirement" for any distribution date means the greater of (a) 1.0% of the outstanding balance of all our notes, and (b) $500,000; or such lower amount as may be established upon the Trust receipt of a confirmation from each rating agency then rating any of the outstanding notes that such reduction will not result in its rating(s) of the notes being reduced or withdrawn.

                                                              Schedule I

                               Targeted Principal Reductions on Series 2003-1 Class A-1 LIBOR Rate Notes

     This schedule contains information with respect to the Series 2003-1 notes previously issued by the Trust. The series 2003-1 notes are not being offered by this prospectus, nor do we make any representation as to the assumptions previously utilized in the creation of this Schedule and whether or not those assumptions have occurred or will occur as they were projected to occur with respect to the PHEAA Student Loan Trust I Series 2003-1 Notes.

     This Targeted Amortization Schedule for the Series 2003-1 Class A-1 notes, which were previously issued in December 2003, was computed assuming, among other assumptions, that the aggregate principal balance of the Series 2003-1 Class A-1 notes would be reduced to the balances set forth in the table below if student loans acquired with proceeds of the offered notes issued on the initial closing date (including those student loans added to the trust during the add-on period) were prepaid at a 6% constant prepayment rate (CPR). Other assumptions were made which could impact the targeted amortization schedule. We make no representation regarding whether the assumptions used have occurred or will occur as projected.

                          Date                                                  Principal
January  25, 2004.......................................                      $198,000,000(1)(2)
April  25, 2004.........................................                       181,322,000(2)
July  25, 2004..........................................                       163,348,000
October  25, 2004.......................................                       145,036,000
January  25, 2005.......................................                       127,219,000
April  25, 2005.........................................                       110,877,000
July  25, 2005..........................................                        94,762,000
October  25, 2005.......................................                        80,101,000
January  25, 2006.......................................                        66,058,000
April  25, 2006.........................................                        52,625,000
July  25, 2006..........................................                        39,747,000
October  25, 2006.......................................                        27,253,000
January  25, 2007.......................................                        15,231,000
April  25, 2007.........................................                         3,778,000
July 25, 2007...........................................                                 0

________________________
(1)         The prepayment rate for the first collection period was reduced from 6% to account for the greater uncertainty regarding prepayments during the short first collection period.

(2)         The Trust remitted the Targeted Principal Reductions scheduled to be distributed on January 25, 2004, and April 25, 2004 to the holders of the Series 2003-1 Class A-1 notes.

                                                              Schedule II

                               Targeted Principal Reductions on Series 2004-1 Class A-1 LIBOR Rate Notes

     This Targeted Amortization Schedule for the Series 2004-1 Class A-1 notes is computed assuming, among other assumptions, that the aggregate principal balance of the Series 2004-1 Class A-1 notes will be reduced to the balances set forth in the table below if student loans acquired with proceeds of the offered notes issued on the closing date (including student loans to be added to the trust during the add-on period) are prepaid at a constant prepayment rate between 3% and 10% (CPR). Other assumptions are made which could impact the targeted amortization schedule. We make no representation regarding whether the assumptions used will occur as projected.

                          Date                                                  Principal
July 25, 2007..........................................                       $194,900,000
October 25, 2007........................................                       181,500,000
January 25, 2008........................................                       164,600,000
April 25, 2008..........................................                       148,000,000
July 25, 2008...........................................                       132,100,000
October 25, 2008........................................                       116,400,000
January 25, 2009........................................                       101,000,000
April 25, 2009..........................................                        85,800,000
July 25, 2009...........................................                        70,900,000
October 25, 2009........................................                        56,400,000
January 25, 2010........................................                        42,000,000
April 25, 2010..........................................                        28,200,000
July 25, 2010...........................................                        15,100,000
October 25, 2010........................................                         2,000,000
January 25, 2011........................................                                 0

PROSPECTUS

                                                      PHEAA STUDENT LOAN TRUST I

                                                                Issuer

                                                  PHEAA STUDENT LOAN FOUNDATION, INC.

                                                               Depositor

                                                     PENNSYLVANIA HIGHER EDUCATION

                                                           ASSISTANCE AGENCY

                                                          Seller and Servicer

                                                            $1,000,000,000

                                                    STUDENT LOAN ASSET-BACKED NOTES

     We will periodically issue our notes in one or more series. Each series will consist of one or more classes of notes. The specific terms of the notes included in each series and class will be described in a supplement to this prospectus.

     We will use proceeds from the sale of the notes to pay our expenses relating to the issuance of the notes, acquire portfolios of student loans, and fund certain accounts for the benefit of the holders of the notes. Those student loans and accounts will be pledged to a trust estate established to secure repayment of the notes. The notes will be limited obligations of PHEAA Student Loan
Trust I payable solely from all or a portion of that trust estate as specified in the applicable prospectus supplement.

     The notes are not guaranteed or insured by the United States of America, The Pennsylvania Higher Education Assistance Agency, the
Commonwealth of Pennsylvania, any political subdivision of the Commonwealth of Pennsylvania or any governmental agency.

     You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.

     You should carefully review the "Risk Factors" section beginning on page 12 in this prospectus and the "Risk Factors" section in the related prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES
OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

     Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under
"Plan of Distribution" below and in the related prospectus supplement. No market will exist for the notes of any series before the notes are issued.

                                           The date of this prospectus is November 14, 2003.

                                                                   2

                                                    TABLE OF CONTENTS TO PROSPECTUS

                                               INCORPORATION OF DOCUMENTS BY REFERENCE;
                                                    WHERE TO FIND MORE INFORMATION

     Until the registration statement of which this prospectus is a part becomes effective, we will not be subject to the reporting requirements of the Securities Exchange Act of 1934. Thereafter we will be subject to such requirements, and to comply with those requirements, we will file annual, monthly and special reports and other information with the SEC.

     This prospectus does not contain all of the information set forth in the registration statement and its exhibits, as portions have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the new notes offered by this prospectus, reference is made to the registration statement which is on file at the offices of the SEC. Copies of the registration statement and periodic reports and other information filed by us with the SEC can be inspected and copied at the SEC's
Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also contain copies of these documents from the SEC's web site at http://www.sec.gov.

     The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents that we file with the SEC after the date of this prospectus until the termination of the offering of the notes.

     We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to The Pennsylvania Higher Education Assistance Agency, at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102-1444,
or by phone at 717-720-2023.

                                                         ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, you should review the registration statement and the documents and agreements filed as exhibits to the registration statement. Statements contained in this prospectus or the prospectus supplement concerning any document filed as an exhibit to the registration statement are qualified in their entirety by the actual provisions of such documents. We may sell our notes in one or more offerings pursuant to the registration statement up to a total dollar amount of $1,000,000,000.

      We provide information about the notes in two separate documents: (a) this prospectus which provides general information, some of which may not apply to a particular series of notes, and (b) a prospectus supplement that describes the specific terms of the series and each class of notes being offered, including:

o           a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the rate or rates, of each class of the notes;

o           a description of the redemption price to be paid upon any redemption of the notes and the conditions upon which the notes may be redeemed prior to maturity;

o           information concerning the student loans underlying the notes;

o           information with respect to any notes that we have previously issued that also are secured by a common pool of assets that secures payment of the notes being offered;

o           information concerning the guarantee agencies providing guarantees for the student loans that will secure payment of the notes described in the prospectus supplement;

o           information with respect to any credit enhancement;

o           the credit ratings of the notes; and

o           the method of selling the notes.

      Whenever information in a prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the notes in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

      To understand the structure of these securities, you must read carefully both this prospectus and the prospectus supplement in their entirety.

                                           SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Statements in this prospectus and the prospectus supplement, including those concerning our expectations as to our ability to acquire eligible student loans, to structure and to issue competitive securities, and certain of the information presented in this prospectus and the prospectus supplement, constitute forward looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. Any statements preceded by, followed by, or that include the words "may," "could," "should," "will,"
"would," "believe," "expect," "anticipate," "estimate," "intend," "plan," "assume," or similar expressions constitute forward-looking statements.

     These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates, intentions, and future performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, these statements involve risks and uncertainties that are subject to change based on various factors (some of which are beyond our control). The following factors could cause actual results to differ materially from our expectations:

o           the strength of the United States economy in general and the hiring demand for college graduates in general;

o           changes in laws and regulations governing the federally insured student loan programs and judicial and administrative interpretations of such laws and regulations;

o           demand for student loans at qualified institutions; and

o           increases in college tuition and other related costs.

     For a discussion of other factors which could cause actual results to differ from expectations, please see the caption entitled
"RISK FACTORS" in this prospectus and in the prospectus supplement.

                                                                  66

                                                        SUMMARY OF THE OFFERING

         The following summary highlights selected information from this prospectus, but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase the notes, you should read the more detailed information appearing in this prospectus, in the related prospectus supplement, and in the documents we refer you to.

Overview............................We will from time to time sell one or more series of our notes pursuant to this prospectus and a related prospectus supplement. We will pay the costs of issuing the notes, fund any reserve fund and any other funds, and acquire pools of student loans with the proceeds that we receive from the sale of the notes. The student loans that we purchase will be pledged to the indenture trustee as collateral for our notes.

                                    Although we may issue one or more series of notes that are secured by separate pools of student loans, generally, all of the notes we sell will be secured by all of the student loans that we acquire and pledge as collateral under the indenture. This is different from most other issuers that create separate trusts each time they sell securities.

                                    We may from time to time issue a particular series of notes in different classes. The priority of payments of principal and interest among the various classes and series of notes will be described in the related prospectus supplement. These payments will come principally from amounts received on the student loans.
Principal Parties
o...........Issuer..................PHEAA Student Loan Trust I, a Delaware statutory trust, is the issuer of the notes. The owner trustee of the Trust is Wachovia Bank of Delaware, National
                                    Association. You may contact us through the Pennsylvania Higher Education
                                    Assistance Agency, the Administrator, at 1200 North Seventh Street,
                                    Harrisburg, PA 17102-1444, or by phone at(717) 720-2023.

o           Depositor...............PHEAA.Student Loan Foundation, Inc., will be the depositor. The depositor is a Pennsylvania nonprofit corporation formed to acquire student loans originated or acquired by the Pennsylvania Higher Education Assistance
                                    Agency. The depositor will transfer these student loans to PHEAA Student Loan
                                    Trust I.

o           Eligible Lender         Because the depositor and we are not institutions eligible to hold legal title
     Trustee........................to.student loans, an eligible lender trustee will hold legal title to the student loans on our behalf and on behalf of the depositor. Manufacturers and
                                    Traders Trust Company will be the eligible lender trustee, unless otherwise specified in the related prospectus supplement.

o...........Seller and Servicer.....The.Pennsylvania Higher Education Assistance Agency, a public corporation and an instrumentality of the Commonwealth of Pennsylvania, will act as the seller and the servicer of our student loans. The servicer may transfer its obligations to other entities provided that the indenture trustee receives a confirmation that such transfer will not result in a downgrade or withdrawal of the ratings then applicable to the notes. The servicer may also contract with various other servicers or sub-servicers. The related prospectus supplement will describe any other servicer or sub-servicers.

o...........Indenture Trustee.......Manufacturers and Traders Trust Company will serve as the indenture trustee under the indenture governing the issuance of the notes. Manufacturers and
                                    Traders Trust Company may be replaced by another qualified indenture trustee.

o...........Administrator...........The.Pennsylvania Higher Education Assistance Agency will act as administrator of the Trust. The Pennsylvania Higher Education Assistance Agency may transfer its obligations as administrator provided that the indenture trustee receives a confirmation that such transfer will not result in a downgrade or withdrawal of the ratings then applicable to the notes.

Interest Rates......................The.prospectus supplement will specify the interest that will be paid on our notes. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

                                    oFixed Rate Notes. We may issue classes of notes that bear interest at a fixed rate of interest for the full term of the notes.

                                    o           Auction Rate Notes. We may issue classes of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes will be set forth, or the method for determining the initial interest rate will be described, in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to the auction procedures. The auction procedures are summarized and an example of an auction is included under "DESCRIPTION OF THE NOTES-- Auction Rate
                                          Notes."
                                    o           Index Rate Notes. The interest rate for some of our notes may be determined by reference to LIBOR, by reference to commercial paper, by reference to United States Treasury Securities, or by reference to some other index. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for commercial paper rate notes will be determined periodically by reference to the rate of interest paid on designated commercial paper, the interest rate for treasury rate notes will be determined periodically by reference to the yield on designated U.S. Treasury Securities and the interest rate for notes determined by reference to any other index will be determined periodically by reference to that index. See "DESCRIPTION OF THE
                                          NOTES--LIBOR Rate Notes,""--Commercial Paper Rate Notes,""--Treasury Rate
                                          Notes" and "--Other Index Rate Notes."

                                    o           Accrual Notes. We may issue one or more classes of accrual notes.
                                          Accrual notes will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance.
                                          The rate of interest to be accrued and the accrual period will be specified in the prospectus supplement. See "DESCRIPTION OF THE
                                          NOTES-Accrual Notes."

Payments On Notes...................We.will.make payment of principal and interest due on the notes solely from the assets pledged to the indenture trustee in the trust estate created by the indenture. That trust estate will consist of student loans, payments made on the student loans and funds in accounts held by the indenture trustee under the indenture. Interest on the notes will be paid on the dates specified in the prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement.

Redemption Provisions...............Each.series of the notes will be subject to redemption as described in the related prospectus supplement.

    The Student Loans We Acquire All of the student loans that we acquire will have been originated  under the Federal Family Education
Loan Program ("FFELP") and will have been made to students enrolled in qualified, accredited institutions of higher education.

    The  characteristics  of the portfolio of student loans we expect to acquire with the proceeds of the notes of any series,  and the characteristics of the existing portfolio pledged to the indenture trustee, will be described in the prospectus supplement.

Student Loan Guarantees...............The payment of principal and interest on our student loans will be guaranteed by designated guarantee agencies and will be reinsured by the
                                      Department of Education pursuant to the Higher Education Act. This guarantee, however, is contingent upon our compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied. Student loans originated under the FFELP prior to October 1, 1993 generally are fully guaranteed as to principal and accrued interest.
                                      Student loans originated under the FFELP after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.
                                      The Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its obligations to holders of loans, such as the Trust, then the holders may submit guarantee claims directly to the Department of Education. The Department of Education
                                      is required to pay the guarantee agency's full insurance obligation to the holders until the obligations are transferred to a new guarantee agency capable of meeting the obligations, or until a qualified successor guarantee agency assumes the obligations. Delays in receiving reimbursement could occur if a guarantee agency fails to meet its obligations.

Subordinated Notes....................The rights of the owners of Class B notes to receive payments of principal and interest will be subordinated to the rights of the owners of the
                                      Class A notes to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of the more senior notes will regularly receive the full amount of scheduled payments of principal and interest due them and to protect those owners against losses.
                                      We may from time to time issue one or more classes of notes that are secured on a parity with or junior to the Class A notes and that are senior to, junior to, or on a parity with the Class B notes.

Funds.................................Revenue Fund. We will deposit all funds that we receive with respect to the student loans in the Revenue Fund. Generally, the funds on deposit in the
                                      Revenue Fund will be used by us to pay the fees and expenses of the trust estate (such as the fees and reimbursable expenses of the owner trustee, the indenture trustee, the servicer, the eligible lender trustee, and the administrator) and interest and principal on the notes, payments due on any derivative products (such as interest rate swaps) included in the trust estate, and payments due on any subordinated debt. Certain amounts in the
                                      Revenue Fund will be transferred to the Reserve Fund, but only to the extent of any deficiency in the Reserve Fund.
                                      Acquisition Fund. When we sell a series of notes, we will deposit into the
                                      Acquisition Fund most of the proceeds we receive. These funds will be used to acquire the student loans identified in the related prospectus supplement and pay certain costs related to the issuance of the series of notes.

                                      If moneys in the Revenue Fund are insufficient to pay interest or redeem notes we will fund the insufficiency from transfers from the Acquisition
                                      Fund to the extent of money available in such fund.
                                      Reserve Fund. When we issue a series of notes, we expect to deposit the amount specified in the related prospectus supplement into one or more reserve funds. At any later time, the amount required to be deposited in the Reserve Fund with respect to a series of notes will be an amount specified in the related prospectus supplement. We will use money in the
                                      Reserve Fund to pay interest and principal on the notes if there are no funds left in the other funds and accounts securing repayment of the notes under the indenture.

                                      Capitalized Interest Fund. One or more capitalized interest funds may be established to provide for the payment of interest on one or more series or classes of notes in the event that sufficient funds are not collected on the student loans from time to time.
                                      Other Funds and Accounts. One or more other funds or accounts may be established in connection with one or more series or classes of notes. Such funds and accounts will be described in the applicable prospectus supplement.

Credit Enhancement....................We may establish credit enhancement for a series of notes in the form of insurance policies or surety bonds, subordination of certain classes or subclasses of notes, one or more reserve funds, letters of credit, guarantees or other arrangements to provide for coverage of risks of defaults or losses, as described in the related prospectus supplement. See
                                      "DESCRIPTION OF CREDIT ENHANCEMENT" in this prospectus.

Derivative Products...................We may enter into swap agreements and other derivative products to reduce certain risks. Our obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the trust estate. That lien may be on a priority equal, senior, or junior to the lien securing certain series or classes of notes. We will not enter into a derivative product unless the indenture trustee has received a confirmation from each rating agency providing a rating for our notes that the derivative product will not adversely affect the rating on any series of the notes.

Reports to Noteholders................Monthly reports concerning the notes and the student loans held in the
                                      Trust will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of
                                      The Depository Trust Company, then all reports will be provided to that entity, which will in turn provide the reports to its participants. Those participants will then forward the reports to the beneficial owners of notes. See "BOOK-ENTRY REGISTRATION" in this prospectus.

Optional Purchase.....................The servicing agreement may provide that the servicer or another entity specified in related prospectus supplement may, at its option, purchase, or arrange for the purchase of, all remaining student loans owned by the Trust on any distribution date when the aggregate principal balance of those student loans then outstanding is 10% or less of the highest aggregate principal balance outstanding at the end of any month during the term of the indenture.

ERISA Considerations..................Unless indicated otherwise in the related prospectus supplement, and subject to any considerations discussed therein and in this prospectus, the notes issued by the Trust will be eligible for purchase by employee benefit plans. See "ERISA CONSIDERATIONS" in this prospectus.
Federal Income Tax
Considerations........................On the closing date for each series of notes, a law firm identified in the related prospectus supplement will deliver an opinion relating to the characterization of the notes for federal income tax purposes. See "U.S.
                                      FEDERAL INCOME TAX CONSIDERATIONS" in this prospectus.

Registration, Clearing
and Settlement..............................    You will hold your interest in the notes through The Depository Trust
                                                Company in the United States. You will not receive a definitive certificate representing your interest in the notes, except in limited circumstances.

Ratings...............................The.related prospectus supplement will specify the initial ratings for each series of notes being offered

                                                              RISK FACTORS

     You should consider the following factors before purchasing the notes.

Risks Related to the Notes

   The notes are not suitable investments   Due to the uncertainty concerning when payments of principal and
   for those investors that require or      interest will be made on student loans, the amount and timing of
   desire a regular or predictable          principal payments on the notes may vary based on factors beyond our
   schedule of payments.                    control, including the number of loans for which payments are deferred. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

   The notes are payable solely from the    We will pay interest and principal on the notes solely from the funds
   trust estate, and you will have no       and assets held in the trust estate created under the indenture. No
   other recourse against us.               insurance or guarantee of the notes will be provided by any government agency or instrumentality, by the Pennsylvania Higher Education
                                            Assistance Agency or any of its affiliates, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series or class of notes as described in a prospectus supplement. Therefore, your receipt of payments on the notes will depend solely

                                            o           on the amount and timing of payments and collections on
                                                 the student loans held in the trust estate (including payments by the guarantee agencies) and interest paid or earnings on the funds held in the accounts established pursuant to the indenture;
                                            o           amounts on deposit in the Reserve Fund and other funds
                                                 held in the trust estate; and
                                            o           any form of credit enhancement or derivative product
                                                 described in the prospectus supplement.

                                            You will have no other recourse against us or any of our other assets if those sources of funds for repayment of the notes are insufficient.
   A secondary market for your notes may    Each series of notes will be a new issue without an established
   not develop, and this could diminish     trading market. We do not intend to list any series of notes on any
   their value.                             national stock exchange or NASDAQ. As a result, we cannot assure you that a secondary market for the notes will develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

   If we cannot purchase student loans      We expect to use the proceeds of the notes to acquire student loans
   with the proceeds from the sale of the   from the depositor. The Pennsylvania Higher Education Assistance
   notes within 180 days after the date     Agency will make certain representations and warranties with respect
   of issuance, or such earlier date as     to each student loan. To the extent that the Pennsylvania Higher
   provided in the applicable prospectus    Education Assistance Agency cannot deliver student loans complying
   supplement, we will use some or all of   with the representations and warranties or fails to deliver student
   the proceeds of the notes to redeem      loans, we will use those proceeds not used to pay expenses and for
   notes.                                   other purposes to redeem notes.

   The Class B notes are subordinated to    Payments of interest and principal on the Class B are subordinated in
   the Class A notes.                       priority of payment to payments of interest and principal due on the
                                            Class A notes. Accordingly, holders of the subordinate notes will bear a greater risk of loss than holders of senior notes in the event of a shortfall in available funds due to losses or for any other reason. As a result, the subordinate notes will be very sensitive to losses on the student loans and the timing of these losses. If the actual rate and amount of losses on the student loans exceeds your expectations, and if amounts in the Reserve Fund are insufficient to cover the resulting shortfalls, the yield to maturity on the subordinate notes may be lower than you anticipate and you could suffer a loss if you own Class B notes.

   We intend to issue additional notes      We intend to issue additional notes that are secured by the same trust
   secured by the trust estate.             estate that is securing your notes without obtaining the consent or approval of the owners of any notes then outstanding. Those additional notes may be issued on a parity with or subordinate to any of the
                                            Class A notes and senior to, on a parity with or subordinate to the
                                            Class B notes. Before issuing additional notes secured by the entire student loan portfolio, we must receive written evidence from each rating agency then rating any outstanding notes that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See "ADDITIONAL NOTES" in this prospectus.

   The rate of payments on our student      Our student loans may be prepaid at any time without penalty. If we
   loans may affect the maturity and        receive prepayments on our student loans, generally those amounts will
   yield of the notes.                      be used to redeem or otherwise make principal payments on the notes, which could shorten the average life of the notes. Factors affecting prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower's job, including transfers and unemployment. Refinancing opportunities that may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program, also affect prepayment rates. We do not have sufficient information to be able to predict the rate of prepayment with respect to the student loans in the trust estate.

                                            Scheduled payments on, and the maturities of, our student loans may be extended as authorized by the Higher Education Act. Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of the notes. During a period in which long term interest rates are low, the percentage of student loans held by us that are consolidated may increase if borrowers elect to consolidate their student loans at a low fixed rate of interest. Any reinvestment risks resulting from a faster or slower incidence of prepayment of loans will be borne entirely by you.

                                            The rate of principal payments on the notes and the yield to maturity of the notes will be directly related to the rate of payments of principal on our student loans. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments.

   Less than all of the note holders of     Under the indenture, holders of specified percentages of the aggregate
   the Trust can approve amendments to      principal amount of a series of the notes may amend or supplement
   the indenture or waive defaults under    provisions of the related indenture and that series of notes and waive
   the indenture.                           events of default and compliance provisions without the consent of the other noteholders. You will have no recourse if the noteholders vote and you disagree with the vote on those matters. The noteholders may vote in a manner that impairs the ability of the Trust to pay principal and interest on your notes. See "Summary of the Indenture
                                            Provisions-- Waivers of Events of Default and-- Supplemental
                                            Indentures."

   The ratings of the notes are not a       It is a condition to our issuance of the notes that they be rated as
   recommendation to purchase and such      indicated in the related prospectus supplement. Ratings are based
   ratings may change.                      primarily on the creditworthiness of the underlying student loans, the levels of subordination, the amount of any credit enhancement and the legal structure of the transaction. The ratings are not a
                                            recommendation to you to purchase, hold or sell any class of notes.
                                            The ratings do not take into account the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be lowered or withdrawn by any rating agency if in the rating agency's judgment circumstances warrant that action. A lowered rating is likely to decrease the price a subsequent purchaser will be willing to pay for your notes.

Risks Related to our Student Loans

   You may incur losses or delays in        In general, a guarantee agency reinsured by the Department of
   payment on your notes if borrowers       Education will guarantee 98% of each student loan. As a result, if a
   default on their student loans.          borrower of a student loan defaults, the Trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on each of the defaulted loans. The Trust may not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

   Our student loans are unsecured and      All student loans will be unsecured. As a result, the only security
   the ability of the guarantee agencies    for payment of a student loan is the guarantee provided by the
   to honor their guarantees may become     guarantee agency.
   impaired.
                                            A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could result in a failure of that guarantor to make its guarantee payments to the eligible lender trustee in a timely manner. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of
                                            Education, which results in a reduction of the amount of
                                            reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of
                                            Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the notes or delay those payments past their due date.

                                            If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the
                                            Department of Education is required to pay the full guaranty claim amount due with respect thereto. See "Description of the Federal
                                            Education Loan Program--Guarantee Agencies under the FFELP" in this prospectus. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the
                                            Department of Education making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of
                                            Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

   The characteristics of the portfolio     As a master trust, we intend to issue from time to time several
   of student loans held in the trust       series of notes and to use the proceeds to acquire additional student
   estate will change, which could affect   loans to add to the trust estate. The prospectus supplement for a
   the amount and timing of payments that   series of notes will describe the characteristics of our student loan
   you receive.                             portfolio at that time. However, the actual characteristics of the loans in our portfolio will change from time to time due to factors such as the purchase of additional student loans from the proceeds of the issuance of additional series of notes, the purchase of federal consolidation loans, the repayment of the loans in the normal course of business and the occurrence of delinquencies or defaults.

   Our cash flow, and our ability to make   The borrowers on most student loans are not required to make payments
   payments due on our notes, will be       during the period in which they are in school and for certain
   reduced to the extent interest is not    authorized periods thereafter as described in the Higher Education
   currently payable by the borrowers on    Act. The Department of Education will make all interest payments
   our student loans.                       while payments are deferred under the Higher Education Act on certain of the student loans. For most other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will include student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in our portfolio for which payments are deferred and those currently in repayment will vary during the period that the notes are outstanding.

   If the payments we receive on our        For a variety of economic, social and other reasons, we may not
   student loans are different from the     receive all the payments that are actually due from borrowers on our
   payments that are actually due we may    student loans. Failures by borrowers to make timely payments of the
   not be able to pay our notes.            principal and interest due on the loans will affect the revenues of the trust estate, which may reduce the amounts available to pay principal and interest due on the notes.

   Different rates of change in interest    The interest rates on our notes may fluctuate from one interest
   rate indexes may affect our cash flow    period to another as a result of the auction procedures described in
   and our ability to make timely           this prospectus or changes in LIBOR, commercial paper, or Treasury
   payments on the notes.                   Bill rates. Our Stafford and PLUS student loans bear interest at rates that are effectively based upon the bond equivalent yield of the 91-day Treasury Bill rate or the 90-day Commercial Paper Rate.
                                            Although some older federal consolidation loans have a variable rate, federal consolidation loans made on or after October 1, 1998 bear a fixed rate, which is determined at the time the loan is made. See
                                            "Description of the Federal Family Education Loan Program" in this prospectus. If there is a decline in the rates payable on our student loans, the amount of interest received may be reduced. If the interest rates payable on our notes do not decline in a similar manner and time, we may not have sufficient funds to pay interest on the notes when it becomes due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

   Application of consumer protection       Consumer protection laws impose requirements upon lenders and
   laws to student loans may increase       servicers. Some state laws impose finance charge restrictions on
   costs and uncertainties.                 certain transactions and require certain disclosures of legal rights and obligations. Furthermore, to the extent applicable, those laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of their loans. As they relate to FFELP loans, those state laws are generally preempted by the Higher Education Act.

   The use of master promissory notes may   On July 1, 1999, the master promissory note began to be used as
   compromise our interest and the          evidence of Stafford Loans (subsidized and unsubsidized) made to
   indenture trustee's security interest    borrowers under FFELP. The master promissory note may be used for in the student loans held by the Trust.  PLUS Loans for loan periods beginning on or after July 1, 2004, or for any PLUS Loan certified on or after July 1, 2004, regardless of the loan period. If a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent loans from that lender are evidenced by a confirmation sent to the student.
                                            Therefore, if a lender originates multiple loans to the same student, all the loans are evidenced by a single promissory note.

                                            Under the Higher Education Act, each loan made under a master promissory note may be sold independently of any other loan made under that same master promissory note. Each loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in those loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the use of master promissory notes, each loan was evidenced by a separate note. Assignment of the original note was required to effect a transfer of the loan and possession of a copy of the original did not perfect a security interest in the loan.

                                            Federal consolidation loans are not originated with master promissory notes. Each of those loans are made under standard loan applications and promissory notes required by the Department of Education.
                                            The trust estate securing the notes may include Stafford Loans and
                                            PLUS Loans originated under a master promissory note. If the
                                            Pennsylvania Higher Education Assistance Agency or any other originator, servicer, subservicer, or other holder of those loans were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the Indenture
                                            Trustee's lien on those loans, that third party may also claim an interest in those loans. It is possible that the third party's interest could be prior to or on a parity with the interest of the
                                            Indenture Trustee.

Risks Relating to Administration and Servicing of the Student Loans

     Failure to comply with loan origination and    The Higher Education Act and its implementing regulations
     servicing procedures for student loans may     require holders of student loans and guarantee agencies
     result in loss of guarantee and other          guaranteeing student loans to follow specified procedures
     benefits.                                      in making and collecting on student loans.

                                                    If we fail to follow these procedures, or if the
                                                    Pennsylvania Higher Education Assistance Agency or any
                                                    other originator, servicer or subservicer of our student
                                                    loans fails to follow these procedures, the Department of
                                                    Education and the guarantee agencies may refuse to pay
                                                    claims on defaulted loans submitted by the servicer on
                                                    behalf of the trust estate. If the Department of Education or a guarantee agency refused to pay a claim, it would
                                                    reduce the revenues of the trust estate and impair our
                                                    ability to pay principal and interest on your notes. See
                                                    "Description of the Federal Family Education Loan Program"
                                                    in this prospectus.

     If the servicer or any subservicer fails to    The Department of Education regulates each servicer of
     comply with the Department of Education's      federal student loans. Under these regulations, a
     third-party servicer regulations, payments     third-party servicer, including the servicer or any
     on the notes could be adversely affected.      subservicer, is jointly and severally liable with its
                                                    client lenders for liabilities to the Department of
                                                    Education arising from its violation of applicable
                                                    requirements. In addition, if the servicer or any
                                                    subservicer fails to meet standards of financial
                                                    responsibility or administrative capability included in
                                                    the regulations, or violates other requirements, the
                                                    Department of Education may fine the servicer or any
                                                    subservicer and/or limit, suspend, or terminate the
                                                    servicer's or subservicer's eligibility to contract to
                                                    service federal student loans. If a servicer or any
                                                    subservicer were so fined or held liable, or its
                                                    eligibility were limited, suspended, or terminated, its
                                                    ability to properly service the student loans and to
                                                    satisfy its obligation to purchase student loans with
                                                    respect to which it has breached its representations,
                                                    warranties or covenants could be adversely affected. In
                                                    addition, if the Department of Education terminates a
                                                    servicer's or any subservicer's eligibility, a servicing
                                                    transfer will take place and there may be delays in
                                                    collections and temporary disruptions in servicing. Any
                                                    servicing transfer may temporarily adversely affect
                                                    payments to you.

Risks Relating to the Pennsylvania Higher Education Assistance Agency

     The inability of the Pennsylvania Higher       Under some circumstances, the trust estate will have the
     Education Assistance Agency to meet its        right to require the Pennsylvania Higher Education
     repurchase obligations may result in losses    Assistance Agency to repurchase or substitute a student
     on your investment.                            loan. This right arises generally from a breach of the
                                                    representations and warranties of the Pennsylvania Higher
                                                    Education Assistance Agency or if a claim for a loan is
                                                    denied because of events occurring before the sale. We
                                                    cannot guarantee to you that the Pennsylvania Higher
                                                    Education Assistance Agency will have the financial
                                                    resources to repurchase a student loan, or will have
                                                    available student loans to substitute a student loan, if a breach occurs. In this case, you, rather than the
                                                    Pennsylvania Higher Education Assistance Agency may bear
                                                    any resulting loss.

     Certain loan forgiveness programs sponsored    The Pennsylvania Higher Education Assistance Agency
     by PHEAA could affect the maturity and yield   sponsors and administers several loan forgiveness programs
     on the notes.                                  usually designed to encourage students to enter into
                                                    certain professions, such as nursing, or to relieve the
                                                    financial strain imposed on borrowers who are engaged in
                                                    active military duty. Under these programs, a certain
                                                    amount or percentage of the principal balance of a
                                                    qualifying borrower's loan may be paid, or some scheduled
                                                    loan payments may be made, by the Pennsylvania Higher
                                                    Education Assistance Agency or other participating entity.
                                                    Some of these loans may be included in the pool of loans
                                                    transferred to the Trust. In that event, the Pennsylvania
                                                    Higher Education Assistance Agency may make a principal
                                                    payment or scheduled monthly payments on such loans. Any
                                                    such payments of principal will have the same effect as a
                                                    prepayment on the student loan and may affect the yield to maturity on the notes. Any such payment of scheduled
                                                    monthly payments may have the effect of lowering the level of reported late payments and defaults. See "The Student
                                                    Loan Program of PHEAA-- Loan Forgiveness Programs."

Risks Relating to Legislation and Regulation

     Consolidation of federal benefit billings      Due to a Department of Education policy limiting the
     and receipts and guarantor claims with other   granting of new lender identification numbers, the
     trusts could result in delays in payments      eligible lender trustee may use the Department lender
     received by the Trust.                         identification number applicable to the Trust in
                                                    connection with other trusts established by the
                                                    Pennsylvania Higher Education Assistance Agency for the
                                                    securitization of student loans. In that event, the
                                                    billings submitted to the Department for interest subsidy
                                                    and special allowance payments on loans in the Trust would be consolidated with the billings for such payments for
                                                    student loans in other trusts using the same lender
                                                    identification number, and the payments on such billings
                                                    would be made by the Department to the eligible lender
                                                    trustee in lump sum form. These lump sum payments would
                                                    then be allocated by the eligible lender trustee among the various trusts using the same lender identification number.
                                                    In addition, the sharing of the lender identification
                                                    number with other trusts may result in the receipt of
                                                    claim payments from guarantee agencies in lump sum form.
                                                    In that event, these payments would be allocated by the
                                                    eligible lender trustee among the trusts in a manner
                                                    similar to the allocation process for interest subsidy and special allowance payments.

                                                    The Department of Education regards the eligible lender
                                                    trustee as the party primarily responsible to the
                                                    Department for any liabilities owed to the Department or
                                                    guarantee agencies resulting from the eligible lender
                                                    trustee's activities in the FFELP. As a result, if the
                                                    Department or a guarantee agency were to determine that
                                                    the eligible lender trustee owes a liability to the
                                                    Department or a guarantee agency on any student loan
                                                    included in a trust using the shared lender identification number, the Department or that guarantee agency would be
                                                    likely to collect that liability by offsetting against
                                                    amounts due the eligible lender trustee under the shared
                                                    lender identification number, including amounts owed in
                                                    connection with the Trust.

                                                    In addition, other trusts using the shared lender
                                                    identification number may in a given quarter owe to the
                                                    Department fees incurred in connection with the
                                                    origination of federal consolidation loans that exceed the amount payable by the Department as interest subsidy and
                                                    special allowance payments on the loans in the other
                                                    trusts, resulting in the consolidated payment from the
                                                    Department received by the eligible lender trustee under
                                                    the lender identification number for that quarter equaling an amount that is less than the amount owed by the
                                                    Department on the loans in the Trust for that quarter.
                                                    The servicing agreement for the Trust and the servicing
                                                    agreements for the other trusts established by the seller
                                                    that share the lender identification number to be used by
                                                    the Trust will require any trust to indemnify the other
                                                    trusts against a shortfall or an offset by the Department
                                                    or a guarantee agency arising from the student loans held
                                                    by the eligible lender trustee on the Trust's behalf.

     Interpretation of the application of the     Under the "single-holder rule," a borrower whose student
     single-holder rule to the consolidation of   loans are all held by the same lender can only consolidate
     student loans owned by entities such as      such loans by obtaining a federal consolidation loan from
     the Trust may result in a greater            that lender. Therefore, if a lender such as the Pennsylvania
     percentage of prepayments of the student     Higher Education Assistance Agency owns all of the student
     loans than you or we estimate, which would   loans made to a borrower, that borrower can obtain a federal
     affect the anticipated maturity and yield    consolidation loan only from the Pennsylvania Higher
     of the notes.                                Education Assistance Agency. As a result, after the federal consolidation loan is made the lender will continue to own a student loan to that borrower with an outstanding principal balance equal to the aggregate principal balance of the
                                                  student loans made to that borrower prior to the
                                                  consolidation of such loans. If, for purposes of the
                                                  "single-holder rule," entities such as the Trust are
                                                  determined to be an owner separate from the lender that
                                                  organized them, if the Trust does not purchase every student loan obtained by that borrower, then the borrower may obtain a federal consolidation loan from any other eligible student loan lender. This could result in a greater percentage of
                                                  prepayment of the student loans and earlier repayment of the notes than anticipated. Moreover, if the Trust is required to provide such federal consolidation loan to such
                                                  borrowers, the expected maturity of the student loan
                                                  portfolio may be extended.

     Congressional actions may affect our         The Department of Education's authority to provide interest
     student loan portfolio.                      subsidies and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The Higher Education Amendments of
                                                  1998 extended the authorization for the Federal Family
                                                  Education Loan Program to loans made on or before September
                                                  30, 2004. While Congress has consistently extended the
                                                  effective date of the Higher Education Act and the Federal
                                                  Family Education Loan Program, it may elect not to
                                                  reauthorize the Department's ability to provide interest
                                                  subsidies and federal insurance for loans. While this
                                                  failure to reauthorize would not affect the student loans we then owned, it would reduce the number of loans available
                                                  for us to acquire in the future.

                                                  Funds for payment of interest subsidies and other payments under the Federal Family Education Loan Program are subject to annual budgetary appropriation by Congress. In recent
                                                  years, federal budget legislation has contained provisions that restricted payments made under the Federal Family
                                                  Education Loan Program to achieve reductions in federal
                                                  spending. Future federal budget legislation may adversely
                                                  affect expenditures by the Department of Education, and the financial condition of the guarantee agencies.

                                                  Congressional amendments to the Higher Education Act or
                                                  other relevant federal laws, and rules and regulations
                                                  promulgated by the Secretary of Education, may adversely
                                                  impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to
                                                  the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. See
                                                  "Description of the Federal Family Education Loan Program"
                                                  and "--Guarantee Agencies under the FFELP" in this
                                                  prospectus.

     Competition created by the federal direct    In 1992, Congress created the Federal Direct Student Loan
     student loan program may impact our          Program. Under this program, the Department of Education
     student loan program.                        makes loans directly to student borrowers through the
                                                  educational institutions that they attend. The volume of
                                                  student loans made under the Federal Family Education Loan
                                                  Program and available to us for purchase may be reduced to the extent loans are made to students under the Federal
                                                  Direct Student Loan Program. If the Federal Direct Student
                                                  Loan Program expands, our servicer may experience increased costs due to reduced economies of scale to the extent the
                                                  volume of loans serviced by the servicer is reduced. Those cost increases could affect the ability of the servicer to satisfy its obligations to service our student loans. Loan volume reductions could further reduce revenues received by the guarantee agencies available to pay claims on defaulted student loans. The level of competition currently in
                                                  existence in the secondary market for loans made under the
                                                  Federal Family Education Loan Program could be reduced,
                                                  resulting in fewer potential buyers of student loans and
                                                  lower prices available in the secondary market for those
                                                  loans. The Department of Education has implemented a direct consolidation loan program, which may further reduce the
                                                  volume of Federal Family Education Loan Program loans
                                                  available to purchase and may increase the rate of repayment of our student loans. See "Description of the Federal Family
                                                  Education Loan Program" in this prospectus.

                                                       DESCRIPTION OF THE NOTES

     The notes of each series will be issued pursuant to the indenture and a related supplemental indenture that we will enter into with the indenture trustee.

     The following description of the notes is only a summary of their material terms. It is not complete. You should refer to the provisions of the indenture and the related supplemental indenture filed with the Commission for a complete description of the terms of the notes because that indenture and supplemental indenture, not this summary, define your rights as noteholders. A copy of the indenture and the supplemental indenture can be obtained by sending a written request to the Pennsylvania Higher Education Assistance
Agency, as administrator, at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102-1444. Definitions of some of the terms used in this description can be found in the "Glossary of Terms" appearing at page 77 of this prospectus.

Fixed Rate Notes

     Each series of fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. Each series of fixed rate notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of any series of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement.

Auction Rate Notes

     Each class of auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in that prospectus supplement through the first auction date. The interest period for auction rate notes will initially consist of the number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate notes will be reset at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum auction rate per annum set forth in the applicable prospectus supplement. Interest on each class of auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of
360 days or actual days as specified in the related prospectus supplement. Interest on the auction rate notes will be payable on the date specified in the related prospectus supplement.

     Determination of Note Interest Rate. The procedures that will be used in determining the interest rates on each class of auction rate notes are summarized in the following paragraphs.

     The interest rate on each class of auction rate notes will be determined periodically by means of a "Dutch Auction." In this
Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest.

     In the auction, the following types of orders may be submitted:

o           "bid/hold orders" - specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming interest period;

o           "sell orders" - an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

o           "potential bid orders" - specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

     If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of its auction rate notes for which no order was received.

     The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate notes.

         (a)  Assumptions:

                   1.  Denominations (Units)                                                   = $50,000
                   2.  Interest period                                                         = 28 days
                   3.  Principal amount outstanding                                            = Million
                                                                                                 (1,000 Units)

         (b)  Summary of all orders received for the auction

              Bid/Hold Orders                                 Sell Orders            Potential Bid Orders

                20 Units at 2.90%                          100 Units Sell                       40 Units at 2.95%
                60 Units at 3.02%                          100 Units Sell                       60 Units at 3.00%
              120 Units at 3.05%                        200 Units Sell                  100 Units at 3.05%
              200 Units at 3.10%                           400 Units                           100 Units at 3.10%
           200 Units at 3.12%                                                           100 Units at 3.11%
              600 Units                                                                        100 Units at 3.14%
                                                                                            200 Units at 3.15%
                                                                                              700 Units
      The total units under bid/hold orders and sell orders always equal the issue size (in this case 1,000 units), less any units held by investors not submitting a bid (in this case 0 units).

         (c)  Auction agent organizes orders in ascending order

    Cumulative       Number      Total                      Cumulative        Number       Total
   Order Number     of Units    (units)    Percent         Order Number      of Units     (units)      Percent

        1.            20 (W)        20      2.90%              7.             200 (W)        600          3.10%
        2.            40 (W)        60      2.95%              8.             100 (W)        700          3.10%
        3.            60 (W)       120      3.00%              9.             100 (W)        800          3.11%
        4.            60 (W)       180      3.02%             10.             200 (W)      1,000          3.12%
        5.           100 (W)       280      3.05%             11.             100 (L)                     3.14%
        6.           120 (W)       400      3.05%             12.             200 (L)                     3.15%

(W)  Winning Order (L) Losing Order

     Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum auction rate specified in the applicable prospectus supplement.

     The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming interest period will equal the maximum auction rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming interest period will equal the "all hold rate"
specified in the related prospectus supplement.

     If a payment default has occurred, the rate will be the non-payment rate, which will be specified in the related prospectus supplement.

     Maximum Auction Rate And Interest Carry-overs. If the auction rate for a series of auction rate notes is greater than the maximum rate described in the related prospectus supplement, then the interest rate applicable to those auction rate notes will be the lesser of the maximum rate and the net loan rate.

     In such event, if the interest rate for a class of auction rate notes is set at the net loan rate, the excess of the lower of the auction rate and the maximum rate, over the net loan rate will be carried over for that class of auction rate notes. If there are insufficient bid orders to purchase all the auction rate notes of a class offered for sale in an auction and the interest rate for that series is set at the net loan rate, the excess of the maximum auction rate over the net loan rate will be carried over for that class of auction rate notes. The carry-over amount will bear interest as specified in the related prospectus supplement. The ratings of the auction rate notes do not address the payment of carry-over amounts or interest on carry-over amounts.

     The carry-over amount, and interest accrued thereon, for a class of auction rate notes will be paid on an interest payment date if there are sufficient moneys in the Revenue Fund to pay all interest due on the notes on that interest payment date and all other amounts having a higher payment priority, and, in the case of subordinate notes, to pay the interest carry-over on more senior notes.
Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note that is to be redeemed will be paid to the registered owner on the redemption date to the extent that moneys are available. The prospectus supplement for a series of notes will specify whether or not the carry-over amount will be included in the redemption price if an auction rate note is redeemed.

     Changes In Auction Period. We may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. We will initiate the auction period adjustment by giving written notice to the indenture trustee, the market agent, the auction agent, the applicable broker-dealer, each rating agency rating that class of auction rate notes and the registered owners of the notes at least ten days prior to the auction date for those auction rate notes.  Any adjusted auction period will be at least seven days but not more than 366 days. The auction period adjustment will take effect only if approved by the related market agent and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.

     Changes In The Auction Date. The applicable market agent, with the written consent of the administrator on our behalf, may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes. If the administrator consents to the change, the market agent will provide written notice to us, the indenture trustee, the auction agent, each rating agency and the registered owners of the notes of its determination to specify an earlier auction date at least ten days prior to the proposed changed auction date.

LIBOR Rate Notes

     The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each interest payment date. The interest payment date for the
LIBOR rate notes will be specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate notes for any interest period will be calculated by the indenture trustee on the basis described in the applicable prospectus supplement.

     The rate of interest on the LIBOR rate notes for each interest period will be determined by a calculation agent identified in the related prospectus supplement. The interest rate will be the LIBOR rate for the interest period for the notes plus the margin specified in the related prospectus supplement.

     The prospectus supplement for a series of notes will specify whether a series of LIBOR rate notes are subject to any maximum interest rate and whether any interest carry-over will apply. The rating of the notes does not address the payment of carry-over amounts or interest on carry-over amounts.

Treasury Rate Notes

     The treasury rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the treasury rate notes will be paid in arrears on each interest payment date. An interest payment date for the treasury rate notes will be specified in the related prospectus supplement.

     The amount of interest payable on the treasury rate notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated by a calculation agent to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the treasury rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

     The applicable prospectus supplement will specify whether a series of treasury rate notes are subject to any maximum interest rate and whether any interest carry-over will apply. The rating of the notes does not address the payment of carry-over amounts or interest on carry-over amounts.

Commercial Paper Rate Notes

     The commercial paper rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the commercial paper rate notes will be paid in arrears on each interest payment date. An interest payment date for the commercial paper rate notes will be specified in the related prospectus supplement.

     The amount of interest payable on the commercial paper rate notes will generally be adjusted quarterly on the last day of each calendar quarter. The rate will be calculated by a calculation agent to be the sum of the daily average of that quarter's bond equivalent yield for three-month financial commercial paper rates, plus a spread described in the related prospectus supplement.
Interest on the commercial paper rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

     The applicable prospectus supplement will specify whether a series of commercial paper rate notes are subject to any maximum interest rate and whether any interest carry-over will apply. The rating of the notes does not address the payment of carry-over amounts or interest on carry-over amounts.

Other Index Rate Notes

     In connection with changes in the laws or regulations governing the federal student loan programs or changes in the market for student loan backed notes, we may issue one or more series of notes providing for the determination of interest based on an index or procedure that is not described in this prospectus. The manner in which interest on such notes is determined will be described in the related prospectus supplement.

     Such other index rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the other index rate notes will be paid in arrears on each interest payment date. An interest payment date for the other index rate notes will be specified in the related prospectus supplement.

     The applicable prospectus supplement will specify whether a series of other index rate notes are subject to any maximum interest rate and whether any interest carry-over will apply. The rating of the notes does not address the payment of carry-over amounts or interest on carry-over amounts.

Accrual Notes

     Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding principal balance of such note immediately prior to such interest payment date.

Payments on the Notes

     The principal of the notes due at maturity or redemption in whole will be payable at the principal office of the indenture trustee upon presentation and surrender of the notes, if the notes were issued in definitive form. Payment of principal on any notes on any date scheduled for the payment of principal or in connection with a partial redemption, and all interest payments, will be made to the registered owner by check or draft mailed on the payment date by the indenture trustee to the registered owner at his address as it last appears on the registration books kept by the indenture trustee at the close of business on the record date for such payment. If interest or principal is not timely paid, it will be paid to the registered owner of the notes as of the close of business on a special record date for payment of any of the defaulted interest or principal. A special record date will be fixed by the indenture trustee whenever moneys become available for payment of the defaulted interest or principal, and notice of the special record date will be given to the registered owners of the notes. Payment of principal and interest to a securities depository or its nominee, and, upon written request delivered to the indenture trustee, to any other registered owner owning at least $1,000,000 principal amount of the notes, will be paid by wire transfer within the United States to the bank account number filed no later than the record date or special record date with the indenture trustee. All payments on the notes will be made in United States dollars.

Redemption

     The notes of a series will be subject to mandatory and optional redemption as is described in the applicable prospectus supplement. We are not required to provide any direction to the indenture trustee with respect to a mandatory redemption. See "Notice and Partial Redemption of Notes" below for a discussion of the order in which notes of any series will be redeemed.

Redemption Price

     The price to be paid to the holder of a note upon redemption will be specified in the applicable prospectus supplement.

Notice and Partial Redemption of Notes

     Prior to any redemption the indenture trustee will provide prior written notice to the registered owner of any note being redeemed, and to the auction agent with respect to the auction rate notes designated for redemption.

     If less than all of the notes of any series are to be redeemed, to the extent permitted by the indenture, we will determine the notes of each class of that series to be redeemed. Generally, all of the Class A notes will be redeemed prior to redemption of any notes subordinate to the Class A notes, and all of the Class B notes will be redeemed before any notes subordinate to the Class B notes are redeemed. However, we may redeem Class B notes and other notes subordinate to Class A notes while Class A notes remain outstanding if, after the redemption of such subordinate notes, the aggregate value of the assets held in the trust estate will equal the percentage specified in the applicable prospectus supplement of all Class A notes then outstanding under the indenture.

List of Noteholders

     Unless otherwise specified in the related prospectus supplement, holders of notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of the series.

                                             SECURITY AND SOURCES OF PAYMENT FOR THE NOTES

General

     The notes are limited obligations of the Trust, secured by and payable solely from the trust estate. The following assets serve as security for the notes:

o           student loans purchased with money from the Acquisition Fund or otherwise acquired or originated and pledged or credited to the Acquisition Fund;

o           revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the indenture trustee, the Trust or the servicer, on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture and any proceeds from the sale or other disposition of the student loans; and

o           all moneys and investments held in the funds created under the indenture.

     In addition, the trust estate may include rights that provide credit enhancement (for example, the right to draw under any letter of credit or note insurance) or rights under certain derivative products as described in this prospectus and in the related prospectus supplement.

Flow of Funds

     The following funds will be created by the indenture trustee under the indenture for the benefit of the registered owners:

o           Revenue Fund

o           Acquisition Fund

o           Reserve Fund

o           Additional funds and accounts may be established in connection with one or more series or classes of notes.

     All funds received with respect to the student loans will be deposited in the Revenue Fund.

     Each trust fund will be maintained as either

o           a segregated account with a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which has either a long-term unsecured debt rating, a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies, and whose deposits are insured by the Federal Deposit Insurance Corporation; or

o           a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any unsecured notes of the depository institution have an investment grade credit rating from each rating agency.

Acquisition Fund; Purchase and Sale of Student Loans

     We will deposit most of the proceeds from the sale of any notes into the Acquisition Fund. Money on deposit in the Acquisition
Fund will be used to pay costs of issuance of the notes, to redeem notes in accordance with the provisions of any supplemental indenture, and to acquire student loans. If the administrator determines that money held in the Acquisition Fund cannot be used to acquire additional student loans, then we may redeem notes in accordance with any supplemental indenture. See "Description of the
Notes-Redemption."

     If on any note payment date the money on deposit in the Revenue Fund is not sufficient to make payments of interest due on the notes, then the amount of the deficiency may be transferred from money available in the Acquisition Fund.

     The eligible lender trustee will be the legal owner of the student loans transferred to the trust estate and the indenture trustee will have a security interest in the student loans for and on behalf of the owners of the notes. The student loans will be held in the name of the eligible lender trustee for the account of the Trust for the benefit of the holders of the notes. Student loans pledged to the trust estate will be held by the indenture trustee or its agent or bailee on behalf of the noteholders.

Revenue Fund

     The indenture trustee will deposit into the Revenue Fund all revenues derived from student loans, from money or assets on deposit in the Acquisition Fund or the Reserve Fund, from net payments received on derivative products and any other amounts as we may direct. Subject to the limitations described under "Additional Fundings-- Federal Consolidation Loans," funds received from student loans repaid in full with the proceeds of a federal consolidation loan originated by another lender may be used to purchase federal consolidation loans and add-on consolidation loans originated in connection with one or more student loans held by the Trust.

     Each prospectus supplement will disclose in detail the timing and priority of payments on the notes and other obligations of the
Trust.

Reserve Fund

     Upon the sale of each series of notes, the indenture trustee will deposit to the Reserve Fund the amount, if any, specified in the related prospectus supplement. On each interest payment date, to the extent money in the Revenue Fund is not sufficient to make payment of the interest then due on the notes, the amount of the deficiency will be paid directly from the Reserve Fund, after any transfers from the Acquisition Fund. Money in the Reserve Fund may be used to pay principal on the notes only on the date of their maturity. In addition, money in the Reserve Fund may be withdrawn to the extent specified in the related prospectus supplement.

     If the Reserve Fund is used as described above, the indenture trustee will restore the Reserve Fund to the level specified in a prospectus supplement by transfers from the Revenue Fund up to the maximum transfer amount specified in the prospectus supplement. If the full amount required to restore the Reserve Fund to the required level is not available in the Revenue Fund on the next note payment date, the indenture trustee shall continue to transfer funds, up to the maximum transfer amount, from the Revenue Fund as they become available until the deficiency in the Reserve Fund has been eliminated.

     If on any payment date the amount in the Reserve Fund exceeds the required level for any reason, the indenture trustee, at the direction of the administrator, will transfer the excess to the Revenue Fund.

Other Funds and Accounts

     Additional funds and accounts may be established under the indenture in connection with one or more series or classes of notes.
Such additional funds and accounts will be described in the applicable prospectus supplement.

Investment of Funds Held by Indenture Trustee

     Upon our order, the indenture trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture. In the absence of an order from the administrator, and to the extent practicable, the indenture trustee will invest amounts held under the indenture in direct obligations of, or in obligations fully guaranteed by, the
United States.

     Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the trust accounts, net of losses and investment expenses, will be deposited in the Revenue Fund on each payment date and will be treated as collections of interest on the student loans.

     The indenture trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility is to comply with our investment instructions in a non-negligent manner.

                                                        BOOK-ENTRY REGISTRATION

     Investors acquiring beneficial ownership interests in the notes issued in book-entry form will hold their notes through The
Depository Trust Company ("DTC") in the United States, or Clearstream or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations that are participants in these systems. The book-entry notes will be issued in one or more instruments that equal the aggregate principal balance of the series of notes and will initially be registered in the name of
Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's name on the books of its respective depositary, which in turn will hold positions in customers' securities accounts in such depositary's name on the books of DTC. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until Definitive
Certificates are issued, it is anticipated that the only holder of the notes will be Cede & Co., as nominee of DTC.

     DTC is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

     Purchases of the notes under the DTC system must be made by or through a direct participant, which direct participant is listed as the owner of the notes on DTC's records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner purchased the notes. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system is discontinued for that series of notes.

     To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of such notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of notes; DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

     Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. If less than all of a class of the notes of any series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

     Neither DTC nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, DTC mails an omnibus proxy to the Trust, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

     Principal and interest payments on the notes will be made to DTC. DTC's practice is to credit direct participant's accounts on the due date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and is the responsibility of the participant and not of DTC, the indenture trustee or the Trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trust, or the indenture trustee. Disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct and indirect participants.

     DTC may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to the Trust or the indenture trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

     Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the
Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.
Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear operator"), under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of
Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.
Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant depositary's ability to effect such actions on its behalf through DTC.

     Noteholders may hold their notes in the United States through DTC or in Europe through Clearstream or Euroclear if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between Clearstream participants and
Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in
DTC.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions to the depositaries.

     DTC has advised the Trust that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the notes are credited. Clearstream or Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Trust, the Pennsylvania Higher Education Assistance Agency, the depositor, the indenture trustee nor the underwriters will have any responsibility or obligation to any of DTC participants, any Clearstream participants or any Euroclear participants or the persons for whom they act as nominees with respect to:

o           the accuracy of any records maintained by DTC, Clearstream or Euroclear or any participant,

o           the payment by DTC, Clearstream or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount of or interest on the notes,

o           the delivery by any participant of DTC, any Clearstream participant or any Euroclear participant of any notice to any beneficial owner that is required or permitted under the terms of the indenture or the trust agreement to be given to noteholders, or

o           any other action taken by DTC as the noteholder.

     The administrator may decide to discontinue use of the system of book entry transfers through DTC or a successor securities depository. In that event, note certificates will be printed and delivered.

                                                           ADDITIONAL NOTES

     We may, pursuant to the provisions of the indenture, issue from time to time additional notes secured by the trust estate on a parity with or junior to the Class A notes and senior to, on a parity with or subordinate to the Class B notes then outstanding. We may enter into any derivative product described in the relevant prospectus supplement that we deem necessary or desirable with respect to any or all of the notes. We may take those actions without the approval of the holders of any outstanding notes.

     We will not issue additional notes secured by the entire trust estate unless the following conditions have been satisfied:

o           We and the indenture trustee have entered into a supplemental indenture providing the terms and forms of the additional notes;

o           The indenture trustee has received a rating confirmation from each rating agency that has assigned a rating to any outstanding notes that such rating will not be reduced or withdrawn as a result of the issuance of the additional notes;
            and

o           The indenture trustee has received an opinion of counsel to the effect that all of the foregoing conditions to the issuance of the additional notes (and any other conditions to such actions included in the indenture or any other supplemental indenture) have been satisfied.

     The indenture trustee is authorized under the indenture to establish any additional funds or accounts that it deems necessary or convenient in connection with the issuance and delivery of any additional notes.

                                                  SUMMARY OF THE INDENTURE PROVISIONS

     We will issue the notes pursuant to an indenture of trust between us and the indenture trustee and a supplemental indenture of trust applicable to that series as indicated in a prospectus supplement. The following is a summary of some of the provisions of the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

Parity and Priority of Lien

     The provisions of the indenture are generally for the benefit, protection and security of the registered owners of all of the notes. However, the Class A notes have priority over the Class B notes and any other subordinate class of notes with respect to payments of principal and interest, and the Class B notes have priority over any subordinate class of notes with respect to payments of principal and interest.

Sale of Student Loans Held in Trust Estate

     Student loans may be sold or otherwise disposed of by the indenture trustee free from the lien of the indenture to the extent that we determine that such action is required by the Higher Education Act or other applicable laws.

     Prior to any sale we will provide an order to the indenture trustee stating the sale price and directing that student loans be sold or otherwise disposed of and delivered. We will also deliver to the indenture trustee a certificate signed by an authorized representative of the administrator to the effect that the disposition price is equal to or in excess of the principal amount of the student loans to be sold or disposed of (plus accrued interest) or equal to or in excess of the purchase price paid by the Trust for such student loans (less principal payments received with respect to such student loans), whichever is lower, or that the sale of the student loans was required to be made by applicable law at a time when such price was not obtainable and that the administrator has used commercially reasonable efforts to maximize the proceeds of such sale.

Segregation of Funds; Priority of Lien

     We will not commingle the funds created under the indenture with funds, proceeds or investments of funds relating to other series of notes issued by us or any borrowings by us, unless those series are issued by us pursuant to the indenture or any related supplemental indenture and are payable from and secured by a common pool of student loans securing any series of notes previously issued pursuant to the indenture or any related supplemental indenture, or except to the extent such commingling is required by the indenture trustee for ease in administration of its duties and responsibilities. Should there be such commingling, the indenture trustee will keep complete records in order that the funds, proceeds or investments under the indenture may at all times be identified by source and application, and if necessary, separated.

     The revenues and other money, student loans and other assets pledged under the indenture are and will be owned by us free and clear of any pledge, lien, charge or encumbrance, except as otherwise expressly provided in the indenture. Except as otherwise provided in the indenture, we:

o           will not create or voluntarily permit to be created any debt, lien or charge on the student loans that would be on a parity with, subordinate to, or prior to the lien of the indenture;

o           will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

o           will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands that if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the student loans.

Derivative Products and Derivative Payments

     We are authorized under the indenture to enter into any derivative product, defined to mean a written contract under which we become obligated to pay to a counterparty on specified payment dates certain amounts in exchange for the counterparty's obligation to make payments to us on specified payment dates in specified amounts. Our obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the trust estate. That lien may be on a parity with or subordinate to the lien of any series or class of notes. We will not enter into a derivative product unless the indenture trustee has received a confirmation from each rating agency providing a rating for our notes that the derivative product will not adversely affect the rating on any of the notes.

Representations and Warranties of PHEAA Student Loan Trust I

     We represent and warrant in the indenture that:

o           we are duly authorized under the laws of the State of Delaware to create and issue the notes and to execute and deliver the indenture and any derivative product, and to pledge collateral under the indenture to the payment of notes and any derivative payments under the indenture;

o           all necessary action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken; and

o           the notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of the Trust secured by and payable solely from the trust estate.

Further Covenants

     We will file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest we have granted under the indenture.

     Upon written request of the indenture trustee, we will permit the indenture trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the student loans, and will furnish the indenture trustee such other information as it may reasonably request. The indenture trustee is under no duty to make any examination unless requested in writing to do so by the record owners of not less than a majority of the principal amount of the notes, and unless those registered owners have offered the indenture trustee security and indemnity satisfactory to it against any costs, expenses and liabilities that might be incurred in making any examination.

     Each month, the issuer will provide or cause to be provided, and the indenture trustee will forward, to each record owner, a statement prepared by the servicer setting forth information with respect to the notes and student loans as of the ending of the preceding month, including the following:

o           the aggregate amount of monies in the funds during the preceding month, including a breakdown as to the principal and interest paid on the student loan portfolio and any prepayments in full of student loans during the preceding month;

o           the amount of principal payments made with respect to each class of notes during the preceding month;

o           the amount of interest payments made with respect to each class of notes during the preceding month;

o           the principal balance of student loans as of the close of business on the last day of the preceding month;

o           the pool balance of student loans as of the close of business on the last day of the preceding month;

o           the "pool factor" with respect to each class of notes, which will be equal to the outstanding principal amount of that class of notes divided by the initial outstanding principal amount of that class of notes, expressed as a seven-digit decimal number (Your portion of the aggregate outstanding balance of a class of notes will be the product of (i) the original denomination of your note and (ii) the applicable pool factor);

o           the aggregate outstanding principal amount of the notes of each class;

o           the interest rate for the applicable class of notes with respect to each interest payment;

o           the number and principal amount of student loans that are delinquent or for which claims have been filed with a guarantee agency; and

o           the aggregate value (as defined in the indenture) of the trust estate and the outstanding principal amount of the notes as of the close of business on the last day of the preceding month.

     A copy of these reports may be obtained by any noteholder by a written request to the indenture trustee at 213 Market Street,
Harrisburg, PA 17101; Attention: Corporate Trust Services.

Enforcement of Servicing Agreement

     We will diligently enforce all terms, covenants and conditions of the servicing agreement, including the prompt payment of all amounts due from the servicer under the servicing agreement. We will not permit the release of the obligations of the servicer under the servicing agreement except in conjunction with permitted amendments or modifications and will not waive any default by the servicer under the servicing agreement without the written consent of the indenture trustee. We will not consent or agree to or permit any amendment or modification of any servicing agreement that will in any manner materially adversely affect the rights or security of the registered owners of the notes. Our rights under the servicing agreement are pledged under the indenture for the benefit of the noteholders.

Additional Covenants with Respect to the Higher Education Act

         We will verify that the indenture trustee is, or replace the indenture trustee with, an eligible lender under the Higher
Education Act, and will acquire or cause to be acquired student loans only from an eligible lender.

     We are responsible, directly or through the servicer, for each of the following actions with respect to student loans originated under the Higher Education Act:

o           Dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans;

o           Diligently enforcing, and taking all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under the student loans;
o           Causing the student loans to be serviced by entering into a servicing agreement with the servicer for the collection of payments made for, and the administration of the accounts of, the student loans;

o           Complying with, and causing all of the servicer's officers, directors, employees and agents to comply with, the provisions of the Higher Education Act and any regulations or rulings under the Act with respect to the student loans;
            and

o           Causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the indenture trustee.

Continued Existence; Successor

     We will preserve and keep in full force and effect our existence, rights and franchises as a Delaware statutory trust. We will not sell or otherwise dispose of all or substantially all of our assets, consolidate with or merge into any corporation or other entity, or permit one or more other corporations or entities to consolidate with or merge with us. These restrictions do not apply to a transfer of student loans that is made in connection with a discharge of the indenture or to a transaction where the transferee or the surviving or resulting corporation or entity, if other than the Trust, by proper written instrument for the benefit of the indenture trustee, irrevocably and unconditionally assumes the obligation to perform and observe the Trust's agreements and obligations under the indenture and the rating agencies rating the notes confirm in writing that the transaction will not result in a downgrade of the rating of any notes.

Events of Default

     For purposes of the indenture, each of the following events is defined as an event of default:

o           any default in the due and punctual payment of the principal of or interest on any of the Class A notes when due and such default continues for a period of five days;

o           if no class of notes senior to the Class B notes is outstanding, any default in the due and punctual payment of the principal of or interest on any of the Class B notes when due;

o           with respect to any other class of notes issued pursuant to the indenture, if no notes senior to such Class Are outstanding, any default in the due and punctual payment of the principal of or interest on any of the notes of such class when due;

o           default by the trust in the performance or observance of any other of the covenants, agreements or conditions contained in the indenture or in the notes, and continuation of such default for a period of 30 days after written notice thereof by the indenture trustee to the trust; and

o           the occurrence of an Event of Insolvency with respect to the Trust.

     Failure to pay carry-over amounts or interest on carry-over amounts will not constitute an event of default.

     Additional events of default may be added to the indenture by any supplemental indenture.

Remedies on Default

     Possession Of Trust Estate. Upon the happening of any event of default, the indenture trustee may take possession of any portion of the trust estate that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets. The indenture trustee may also, in the name of the Trust or otherwise, conduct the business of the
Trust and collect and receive all income and revenues of the trust estate. After deducting all expenses incurred and all other proper outlays authorized in the indenture, including the payment of the fees of the servicer, the administrator, the owner trustee, the eligible lender trustee, and any calculation agent, market agent, broker-dealer, and all payments that may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the indenture trustee will apply the rest of the money received by the indenture trustee as follows, or as otherwise specified in the related prospectus supplement:

     If the principal of none of the obligations under the indenture shall have become due,

o           first, to the payment of the interest in default on the Class A notes and to the payment of scheduled derivative payments and certain termination payments then due and secured on a parity with the Class A notes, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a prospectus supplement;

o           second, to the payment of the interest in default on the Class B notes and to the payment of scheduled derivative payments and certain termination payments then due and secured on a parity with the Class B notes, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a prospectus supplement

o           third, to the payment of the interest in default on the class of notes subordinate to the Class B notes and to the payment of scheduled derivative payments and certain termination payments secured on a parity with such notes, if any, then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a prospectus supplement;

o           fourth, to the payment of the interest in default on any other borrowings of the Trust and to the payment of scheduled derivative payments and certain termination payments secured on a parity with such borrowings, if any, then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a prospectus supplement;

o           fifth, to the payment of all other payments then due under derivative products secured on a parity with the Class A notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a prospectus supplement;

o           sixth, to the payment of all other payments then due under derivative products secured on a parity with the Class B notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a prospectus supplement;

o           seventh, to the payment of all other payments then due under derivative products secured on a parity with the class of notes, subordinate to the Class B notes which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a prospectus supplement; and

o           eighth, to the payment of all other payments then due under derivative products secured on a parity with any other borrowings of the Trust, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a prospectus supplement.

     If the principal of any of the obligations under the indenture shall have become due by declaration of acceleration or otherwise,

o           first, to the payment of the interest in default on the Class A notes and scheduled derivative payments and certain termination payments then due and secured on a parity with the Class A notes, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a prospectus supplement;

o           second, to the payment of the principal of all Class A notes then due and certain termination payments then due and secured on a parity with the Class A notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

o           third, to the payment of the interest in default on the Class B notes and scheduled derivative payments and certain termination payments then due and secured on a parity with such notes, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a prospectus supplement;

o           fourth, to the payment of the principal then due on the Class B notes and certain termination payments secured on a parity with such notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

o           fifth, to the payment of the interest in default on the class of notes subordinate to the Class B notes and scheduled derivative payments and certain termination payments then due and secured on a parity with that class of notes, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provide in a prospectus supplement;

o           sixth, to the payment of the principal of the class of notes subordinate to the Class B notes then due and scheduled derivative payments and certain termination payments secured on a parity with the class of notes subordinate to the
            Class B notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

o           seventh, to the payment of the interest in default on any other borrowings of the Trust and scheduled derivative payments and certain termination payments then due and secured on a parity with such borrowings, in the order of their respective priority and the maturity of the interest or derivative payment installments, with interest on overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provide in a prospectus supplement;

o           eighth, to the payment of the principal of all other borrowings of the Trust and certain termination payments secured on a parity with such borrowings, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

o           ninth, to the payment of the interest accrued on carry-over amounts of auction rate notes and to the payment of carry-over amounts on auction rate notes, in the same order of priority as the applicable class of auction rate notes;

o           tenth, to the payment of all other payments then due on all derivative products secured on a parity with the Class A notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a prospectus supplement;

o           eleventh, to the payment of all other payments then due on all derivative products secured on a parity with the Class B notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a prospectus supplement;

o           twelfth, to the payment of all other payments then due on all derivative products secured on a parity with the class of notes, subordinate to the Class B notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a prospectus supplement; and

o           thirteenth, to the payment of all other payments then due under derivative products secured on a parity with any other borrowings of the Trust, which payments will be made ratably to the parties entitled to the payments without discrimination or preference, except as may be provided in a prospectus supplement.

     Sale Of Trust Estate. Upon the happening of any event of default and if the principal of all of the outstanding notes have been declared due and payable, then the indenture trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law. In addition, the indenture trustee may proceed to protect and enforce the rights of the indenture trustee or the registered owners in such manner as counsel for the indenture trustee may advise, whether for the specific performance of any agreement or undertaking contained in the indenture, or in aid of the execution of any power granted to the indenture trustee, or for the enforcement of such other appropriate legal or equitable remedies as may, in the opinion of such counsel, be more effective to protect and enforce such rights. The indenture trustee is required to take any of these actions if requested to do so in writing by the registered owners of at least a majority of the principal amount of the highest priority notes outstanding under the indenture if the indenture trustee has received reasonable indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred in connection with such action.

     Appointment Of Receiver. If an event of default occurs, and all of the outstanding obligations under the indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the indenture trustee or of the note holders under the indenture, then as a matter of right, the indenture trustee is entitled to have a receiver for the trust estate appointed.

     Accelerated Maturity. If an event of default occurs, the indenture trustee may declare, or upon the written direction by the registered owners of at least a majority of the principal amount of the highest priority notes then outstanding under the indenture shall declare, the principal of all then outstanding obligations issued under the indenture, and the interest thereon, immediately due and payable. A declaration of acceleration upon the occurrence of a default other than a default in making payments when due requires the consent of a majority of the registered owners of each priority of notes then outstanding.

     Direction Of Indenture Trustee. If an event of default occurs, the registered owners of at least a majority of the principal amount of the highest priority notes then outstanding under the indenture have the right to direct and control the indenture trustee with respect to any proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver, provided that the indenture trustee has received reasonable indemnity and security satisfactory to it against the costs, expenses and liabilities to be incurred in connection with such action. The registered owners cannot cause the indenture trustee to institute any proceedings that, in the indenture trustee's opinion, would be unjustly prejudicial to non-assenting registered owners of notes outstanding under the indenture.

     Right To Enforce In Indenture Trustee. No registered owner of any obligation issued under the indenture has any right as a registered owner to institute any action or proceeding for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture. All rights of action under the indenture are vested exclusively in the indenture trustee, unless and until the indenture trustee fails to institute an action or suit after

o           the registered owners of at least 25% of the notes outstanding shall have previously given to the indenture trustee written notice of a default under the indenture, and of the continuance thereof,

o           the registered owners of at least 25% of the notes outstanding have made a written request upon the indenture trustee and the indenture trustee has been afforded reasonable opportunity to institute an action, suit or proceeding in its own name, and

o           the indenture trustee has been offered reasonable indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action or proceeding in its own name.

     In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     None of the indenture trustee, the depositor, the seller, the administrator, the servicer or the eligible lender trustee in its individual capacity, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will be personally liable for the payment of the principal of or interest on the notes or for the agreements of the Trust contained in the indenture.

     Waivers Of Events Of Default. The indenture trustee may in its discretion waive any event of default under the indenture and rescind any declaration of acceleration of the obligations due under the indenture. The indenture trustee will waive an event of default upon the written request of the registered owners of at least a majority of the principal amount of the highest priority notes then outstanding under the indenture. A waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provisions are made for payment of all arrears of interest or all arrears of payments of principal, and all expenses incurred by the indenture trustee in connection with such default. A waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

The Indenture Trustee

     Acceptance Of Trust. The indenture trustee has accepted the trusts imposed upon it by the indenture, and will perform those trusts, but only upon and subject to the following terms and conditions:

o           Except during the continuance of an event of default, the indenture trustee undertakes to perform only those duties as are specifically set forth in the indenture. In the absence of bad faith on its part, the indenture trustee may conclusively rely upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture as to the truth of the statements and the correctness of the opinions expressed therein.

o           In case an event of default has occurred and is continuing, the indenture trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

o           Before taking any action under the indenture requested by registered owners, the indenture trustee may require that it be furnished by the registered owners an indemnity bond or other indemnity and security satisfactory to it for the reimbursement of all expenses it may incur and to protect it against liability arising from any action taken by the indenture trustee.

     Indenture Trustee May Act Through Agents. The indenture trustee may execute any of the trusts or powers under the indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. The indenture trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. All reasonable costs incurred by the indenture trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts will be paid by the Trust.

     Duties of Indenture Trustee. The indenture trustee is generally under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under the indenture unless properly indemnified and provided with security to its satisfaction. The indenture trustee is not required to take notice of any event of default under the indenture unless and until it has been specifically notified in writing of the event of default by the registered owners or an authorized representative of the Trust.

     However, the indenture trustee may begin legal action, or appear in and defend against any legal action, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. In that case the indenture trustee will be reimbursed or indemnified by the registered owners requesting that action, if any, or the Trust in all other cases, for all fees, costs, expenses, liabilities, outlays, counsel fees and other reasonable disbursements properly incurred, unless such disbursements are adjudicated to have resulted from the negligence or willful misconduct of the indenture trustee.

     If the Trust or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the indenture trustee may reimburse itself from any money and investments in its possession under the provisions of the indenture.

     Compensation Of Indenture Trustee. The Trust will pay to the indenture trustee compensation for all services rendered by it under the indenture, and also all of its reasonable expenses, charges, and other disbursements.

     Resignation Of Indenture Trustee. The indenture trustee may resign and be discharged from the trust created by the indenture by giving written notice to the Trust specifying the date on which such resignation is to take effect. A resignation will only take effect on the day specified in such notice if a successor indenture trustee has been appointed pursuant to the provisions of the indenture and is qualified to be the indenture trustee under the requirements of the indenture.

     Removal Of Indenture Trustee. The indenture trustee may be removed:

o           at any time by the registered owners of a majority of the principal amount of the highest priority notes then outstanding under the indenture;

o           by the Trust for cause or upon the sale or other disposition of the indenture trustee or its trust functions; or

o           by the Trust without cause so long as no event of default exists or has existed within the last 30 days.

     In the event an indenture trustee is removed, such removal will not become effective until:

o           a successor indenture trustee has been appointed; and

o           the successor indenture trustee has accepted that appointment.

     Successor Indenture Trustee. If the indenture trustee resigns, is removed, dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the indenture trustee is taken over by any public officer or officers, a successor indenture trustee may be appointed by the Trust. In this case the Trust will cause notice of the appointment of a successor indenture trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books.

     Every successor indenture trustee

o           will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein;

o           will have a reported capital and surplus of not less than $50,000,000;

o           will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority; and

o           will be an eligible lender under the Higher Education Act, so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act, with respect to the student loans originated under the
            Higher Education Act.

     Merger Of The Indenture Trustee. Any corporation into which the indenture trustee is merged or with which it is consolidated, or any corporation resulting from any merger or consolidation to which the indenture trustee is a party, or any corporation succeeding to all or substantially all of the corporate trust business of the indenture trustee, will be the successor of the indenture trustee under the indenture, provided such corporation is otherwise qualified and eligible under the indenture.

Supplemental Indentures

     Supplemental Indentures Not Requiring Consent Of Registered Owners. Without the consent of noteholders, we may enter into supplemental indentures with the indenture trustee for any of the following purposes, with notice to the rating agencies, unless otherwise noted below:

o           to cure any ambiguity or formal defect in the indenture;

o           to grant to or confer upon the indenture trustee for the benefit of the noteholders any additional benefits, rights, remedies, or powers;

o           to subject to the indenture additional revenues, properties or collateral;

o           to modify, amend or supplement the indenture or any supplemental indenture so as to permit the qualification under the
            Trust Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America;

o           to evidence the appointment of a separate or co-indenture trustee or a co-registrar or transfer agent or the succession of a new indenture trustee under the indenture, or any additional or substitute guarantee agency or servicer;

o           to add provisions to or to amend provisions of the indenture as may, in the opinion of counsel, be necessary or desirable to assure implementation of the Trust's student loan program in conformance with the Higher Education Act;

o           to make any changes as are necessary in order to obtain and maintain for any of the notes an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the indenture trustee are not to the material prejudice of any noteholder;

o           to make any changes necessary to comply with the Higher Education Act and the regulations thereunder or the Internal
            Revenue Code and the regulations promulgated thereunder;

o           to provide for the issuance of notes or subordinate indebtedness pursuant to the provisions of the indenture, including the creation of appropriate funds and accounts with respect to such notes or subordinate indebtedness;

o           to make the terms and provisions of the indenture, including the lien and security interest granted by the indenture, applicable to a derivative product;

o           to create any additional funds or accounts under the indenture deemed by the indenture trustee to be necessary or desirable;

o           to amend the indenture to allow for any of the notes to be supported by a letter of credit or insurance policy or a liquidity agreement, including an amendment to provide for repayment to the provider of the credit support on a parity with any notes or derivative product and providing rights to the provider under the indenture, including with respect to defaults and remedies;

o           to amend the indenture to provide for use of a surety bond or other financial guaranty instrument in lieu of cash and investment securities in all or any portion of the Reserve Fund;

o           to make any changes as are necessary in order to qualify the transfer of the student loans by the seller to the depositor as a sale or other valid transfer and by the depositor to the Trust as a sale or other valid transfer under generally accepted accounting principles applicable to the seller and the depositor, such that, upon the transfer of the student loans to the Trust, the student loans are not assets of the seller or the depositor, subject to obtaining a confirmation by the rating agencies on their ratings on the Notes; or

o           to make any other change that, in the judgment of the indenture trustee, is not to the material prejudice of any noteholder.

     Supplemental Indentures Requiring Consent Of Noteholders. Any amendment of the indenture other than those listed above must be approved by the noteholders of a majority of the principal amount of each class of affected notes then outstanding under the indenture.

     None of the changes described below may be made in a supplemental indenture without the consent of all of the noteholders of each class of affected note and each affected derivative product then outstanding:

o           an extension of the maturity date of the principal of or the interest on any obligation, or

o           a reduction in the principal amount of any obligation or the rate of interest thereon, or

o           a change in privilege or priority of any obligation under the indenture over any other obligation, or

o           a reduction in the aggregate principal amount of the notes required for consent to such supplemental indenture, or

o           the creation of any lien on the trust estate other than a lien securing a series of notes or a derivative product or other credit enhancement that secures a series of notes.

Trust Irrevocable

     The trust created by the terms and provisions of the indenture is irrevocable until the principal of and the interest due on all of our obligations under the indenture and all derivative payments are fully paid or provision is made for their payment, as provided in the indenture.

Satisfaction of Indenture

     If the registered owners of the notes and any other obligations issued under the indenture are paid all the principal of and interest due on the notes and any other obligations, at the times and in the manner stipulated in the indenture, and if each counterparty on a derivative product is paid all derivative payments then due, then the pledge of the trust estate will terminate and be discharged. The indenture trustee will execute and deliver to the Trust instruments to evidence the discharge and satisfaction of the indenture, and the indenture trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

     Notes and any other obligations issued under the indenture will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the indenture trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and on such date there has been deposited with the indenture trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

     Any derivative payments will be considered to have been paid and the applicable derivative product terminated when payment of all derivative payments due and payable to each counterparty under derivative products has been made or duly provided for to the satisfaction of each counterparty and the respective derivative product has been terminated.

                                                   DESCRIPTION OF CREDIT ENHANCEMENT

General

     Credit enhancement may be provided with respect to one or more classes of the notes of any series. The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more classes of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, interest rate swaps, or any combination of the foregoing.

     The presence of a reserve fund and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood that noteholders of a class or series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of shortfalls. Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

Subordinate Notes

     The notes will be designated Class A notes or Class B notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the Class B noteholders to receive distributions on any note payment date will be subordinated to the corresponding rights of the Class A noteholders. A class of notes on a parity with or junior to the Class A notes or senior to, on a parity with, or junior to the Class B Notes may also be issued. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of notes in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Letters of Credit

     If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by one or more letters of credit. The bank or financial institution issuing the letter of credit will be identified in the prospectus supplement. Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

Note Insurance and Surety Bonds

     If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Reserve Fund

     In addition to the Reserve Fund described in this prospectus under "Security and Sources of Payment for the Notes-- Reserve
Fund," one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note, letters of credit, other contingent investments or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The Reserve Fund for a series may also be funded over time by depositing in the
Reserve Fund a specified amount of the distributions received on the related student loans as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, will be applied by the indenture trustee for the purposes, in the manner and to the extent described in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be paid to the Trust free from the lien of the indenture under the conditions specified in the related prospectus supplement and will not be available for further application by the indenture trustee.

     Additional information concerning any reserve fund is to be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to noteholders and use of investment earnings, if any, from the reserve fund.

                                                   THE STUDENT LOAN PROGRAM OF PHEAA

General

     The Pennsylvania Higher Education Assistance Agency, as seller, will transfer equitable title to the student loans to PHEAA
Student Loan Foundation, Inc. in a transaction that will be part sale and part contribution to capital. PHEAA Student Loan
Foundation, Inc., as depositor, will transfer equitable title to the loans to the Trust in exchange for the net proceeds from the sale of the notes and the equity interest in the Trust. On the closing date of each student loan sale, the Pennsylvania Higher
Education Assistance Agency will sell and assign to the related eligible lender trustee on behalf of the depositor, without recourse, except as provided in the loan sale and contribution agreement, legal title to the student loans. Immediately upon giving effect to that sale, the depositor will transfer legal title to the student loans to the eligible lender trustee on behalf of the Trust without recourse, except as provided in the loan sale and contribution agreement. The Trust will own equitable title to the student loans and all collections received with respect thereto for the period after the cut-off date and will pledge to the indenture trustee such equitable title and all of its rights under its loan sale and contribution agreement and the loan sale and contribution agreement between the depositor and the Pennsylvania Higher Education Assistance Agency.

     The student loans serving as collateral for the series of notes issued from time to time pursuant to the indenture or any supplemental indenture will be selected from the portfolio of student loans held by the Pennsylvania Higher Education Assistance
Agency by several criteria, including:

o           each student loan is guaranteed as to principal and interest by a guarantor and is reinsured by the Department of
            Education under the Federal Family Education Loan Program;

o           each student loan was originated in the United States of America, its territories or its possessions in accordance with the Federal Family Education Loan Program;

o           each student loan contains terms required by the program under which it was originated and any applicable guarantee agreements;

o           each student loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods; and

o           each student loan satisfies any other criteria set forth in the related prospectus supplement.

     The same eligible lender trustee will act as eligible lender for both the depositor and the Trust. Each student loan will be identified in a schedule appearing as an exhibit to the loan sale and contribution agreement.

     The Pennsylvania Higher Education Assistance Agency will make representations, warranties and covenants with respect to the student loans sold pursuant to its respective student loan sale and contribution agreement, including the following:

o           each loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms;

o           the Pennsylvania Higher Education Assistance Agency is the sole owner and holder of each loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances;

o           the information provided with respect to the student loans is true and correct as of the cut-off date or the statistical cut-off date, as appropriate;

o           each student loan, on the date on which it was transferred to the Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

o           each loan to be sold under the student loan sale and contribution agreement is guaranteed by a guarantee agency under the
            Federal Family Education Loan Program;

o           the Pennsylvania Higher Education Assistance Agency, the lender that originated the loan, and any independent servicer have each exercised and shall continue to exercise, until the scheduled sale and contribution date, due diligence and reasonable care in making, administering, servicing and collecting the loans;

o           the Pennsylvania Higher Education Assistance Agency, or the lender that originated a loan, has reported the amount of origination fees, if any, authorized to be collected with respect to the loan pursuant to Section 438(c) of the Higher
            Education Act to the Secretary of Education for the period in which the fee was authorized to be collected; and

o           the Pennsylvania Higher Education Assistance Agency or originating lender has made any refund of an origination fee collected in connection with any loan which may be required pursuant to the Higher Education Act.

     At the request of the Trust or the indenture trustee, the Pennsylvania Higher Education Assistance Agency will be obligated to repurchase or substitute any loan transferred to the depositor from the Pennsylvania Higher Education Assistance Agency and transferred to the Trust if:

o           the representations or warranties made or furnished by the Pennsylvania Higher Education Assistance Agency in or pursuant to its respective student loan sale and contribution agreement shall prove to have been materially incorrect as to the loan;

o           the Secretary of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the transfer of the loan to the Trust;
            or

o           on account of any wrongful or negligent act or omission of the Pennsylvania Higher Education Assistance Agency, the
            originating lender or its or their servicing agents that occurred prior to the transfer of a loan to the Trust, a defense that makes the loan unenforceable is asserted by a maker or endorser, if any, of the loan with respect to his or her obligation to pay all or any part of the loan.

     Upon the occurrence of any of the conditions set forth above and upon the request of the Trust or the indenture trustee, the
Pennsylvania Higher Education Assistance Agency will be required (i) to pay to the indenture trustee the sum of the then outstanding principal balance of such loan, plus all interest accrued and unpaid on such loan, plus the applicable special allowance payments accrued and unpaid with respect to such loan from the applicable loan purchase date to and including the date of repurchase, plus all amounts owed to the Secretary of Education with respect to the repurchased loan or such greater amount as may be specified in the prospectus supplement, or (ii) to substitute a student loan which has characteristics which are not materially and adversely different from those of the substituted loan.

Loan Forgiveness Programs

     The Pennsylvania Higher Education Assistance Agency sponsors and administers various loan forgiveness programs. Typical loan forgiveness programs are designed to encourage students to enter into certain professions, such as nursing, or to relieve the financial strain imposed on borrowers who are engaged in military duty. The Pennsylvania Higher Education Assistance Agency intends to create, administer and fund additional forgiveness programs in the future and may encourage and participate with others to create and fund loan forgiveness programs in the future. Under these programs some amount or percentage of the principal balance of a qualifying borrower's loan may be paid, or some scheduled loan payments may be made, by the Pennsylvania Higher Education Assistance
Agency or other participating entity. Although the Pennsylvania Higher Education Assistance Agency will attempt to exclude loans to such borrowers from the pools of loans transferred to the Trust, it will not be possible to identify and exclude all such loans. In the event that a loan transferred to the Trust is or becomes subject to such a forgiveness program involving the Pennsylvania Higher
Education Assistance Agency or other entity, the Pennsylvania Higher Education Assistance Agency may make principal payments or scheduled loan payments on such loan, depending on the terms of the forgiveness program. Those principal payments may result in a higher level of prepayments than anticipated and a lower level of reported late payments and defaults.

                                                          ADDITIONAL FUNDINGS

Portfolio Purchases

     Following the closing date, using the note proceeds, the depositor will be obligated to purchase, from time to time, certain student loans from the Pennsylvania Higher Education Assistance Agency, subject to the criteria set forth in "The Student Loan
Program of PHEAA-- General" in this prospectus. The Trust will be obligated to purchase from the depositor any additional student loans purchased by the depositor in accordance with its obligations.
         During the period from the closing date until the first to occur of:

o           the payment date on which the amount on deposit in the Acquisition Fund is less than $100,000;

o           an event of default occurring under the indenture, a servicer default occurring under the servicing agreement or an administrator default occurring under the administration agreement;

o           an Event of Insolvency occurring with respect to the depositor or the Pennsylvania Higher Education Assistance Agency; or

o           the date specified in the prospectus supplement;

each purchase of a student loan will be funded by means of a transfer from the Acquisition Fund of an amount equal to the sum of the principal balance of such loan owed by the related borrower plus accrued borrower interest thereon.

Federal Consolidation Loans

     Following the closing date, in the event that a borrower under a student loan owned by the Trust elects to consolidate such loan under the Federal Consolidation Loan Program, the Trust may, if directed by the administrator, purchase the resulting consolidation loan. Such purchase will be funded by a transfer from the Acquisition Fund of the amount required to purchase such consolidation loan. No assurance can be given that the Trust will be able to purchase the federal consolidation loan. In the event that another lender makes such federal consolidation loan, any student loan owned by the Trust that is being consolidated by such federal consolidation loan will be prepaid. The limit on the amount of consolidation loans (including the addition of any add-on consolidation loans) that may be added to Trust will be set forth in the applicable prospectus supplement.

Add-on Consolidation Loans

     As described under "Federal Family Education Loan Program-- Federal Consolidation Loan Program" in this prospectus, borrowers may consolidate additional student loans with an existing federal consolidation loan within 180 days from the date that the existing federal consolidation loan was made. As a result of the addition of any additional student loans, the related student loan may, in certain cases, have a different interest rate and a different final payment date. Funding for the purchase of any additional student loans added to federal consolidation loans in the Trust will be come from such accounts or other sources as described in the applicable prospectus supplement.

                                                      PHEAA STUDENT LOAN TRUST I

     The Trust is a limited purpose Delaware statutory trust organized by the depositor under the laws of the State of Delaware, for the transactions described in this prospectus and in the related prospectus supplement. The property of the Trust will consist of:

o           a pool of student loans consisting of education loans to students and parents of students, legal title to which is held by the related eligible lender trustee on behalf of the Trust;

o           all funds collected in respect of the student loans, including any payments made under the guarantee agreements covering the loans, after the applicable cut-off date specified in the related prospectus supplement, including interest accrued on the student loans prior to the cut-off date whether or not to be capitalized (but excluding special allowance payments and interest subsidy payments accrued prior to the cut-off date); and

o           all moneys and investments on deposit in the Revenue Fund, the Reserve Fund, the Acquisition Fund and any other trust funds or accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of the notes.

     To the extent provided in the applicable prospectus supplement, the notes will be secured by the property of the Trust. To facilitate servicing and to minimize administrative burden and expense, the servicer or sub-servicer will be appointed the custodian of the promissory notes representing the student loans for the Trust and the eligible lender trustee.

     The principal offices of the Trust and the eligible lender trustee will be specified in the applicable prospectus supplement.

                                                        ELIGIBLE LENDER TRUSTEE

     The eligible lender trustee for the Trust is Manufacturers and Traders Trust Company , a New York corporation. The eligible lender trustee on behalf of the Trust will acquire legal title to all the related student loans acquired under the related loan sale and contribution agreement and will enter into a guarantee agreement with each of the guarantors with respect to the student loans.
The eligible lender trustee will qualify as an eligible lender and as owner of legal title to all of the federal student loans held by the Trust for all purposes under the Higher Education Act and the guarantee agreements. Failure of an eligible lender to hold legal title to the federal student loans would result in the loss of any guarantee payments from any guarantor and any federal assistance with respect to the federal student loans. An eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee set forth in the related trust agreement and the related loan sale and contribution agreement. An eligible lender trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor eligible lender trustee.

     The administrator of the Trust may also remove the eligible lender trustee if the eligible lender trustee ceases to be eligible to continue as eligible lender trustee or if the eligible lender trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a qualified successor eligible lender trustee. Any resignation or removal of an eligible lender trustee and appointment of a successor eligible lender trustee will not become effective until acceptance of the appointment by the successor eligible lender trustee.

     The eligible lender trustee is acting as "eligible lender" with respect to the student loans as an accommodation to the Trust and not for the benefit of any other party. Notwithstanding any responsibility that the eligible lender trustee may have to the Secretary of Education or any guarantee agency under the Higher Education Act, the eligible lender trustee will not have any responsibility for any action or inaction of the Trust or any other party in connection with the student loans and the documents, agreements, understandings and arrangements relating to the student loans.

                                                  PHEAA STUDENT LOAN FOUNDATION, INC.

     PHEAA Student Loan Foundation, Inc., the depositor, is a Pennsylvania non-stock, nonprofit corporation without members, of which the Pennsylvania Higher Education Assistance Agency is the sole beneficiary. The depositor was formed to purchase student loans originated or acquired by the Pennsylvania Higher Education Assistance Agency and to transfer these student loans to the Trust. The board of directors of the depositor consists of five members, three of which are officers and employees of the Pennsylvania Higher
Education Assistance Agency, and two of which are persons independent from and unaffiliated with the Pennsylvania Higher Education
Assistance Agency. Because the depositor is not an institution eligible to hold legal title to student loans, the eligible lender trustee will hold legal title to the student loans on behalf of the depositor.

     By forming the depositor to acquire equitable title to the student loans being transferred to the Trust, the Pennsylvania Higher
Education Assistance Agency has taken steps intended to place the student loans transferred to the depositor presumptively beyond the reach of the Pennsylvania Higher Education Assistance Agency and its creditors, even in the event of the insolvency or liquidation of the Pennsylvania Higher Education Assistance Agency. As a separate, limited-purpose entity, the depositor's incorporation documents contain limitations including:

o           restrictions on the nature of its business; and

o           a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

            Among other things, the depositor will maintain its separate corporate identity by:

o           maintaining records and books of accounts separate from those of the Pennsylvania Higher Education Assistance Agency;

o           refraining from commingling its assets with the assets of the Pennsylvania Higher Education Assistance Agency; and

o           refraining from holding itself out as having agreed to pay, or being liable for, the debts of the Pennsylvania Higher
            Education Assistance Agency.

     We have structured the transactions described in this prospectus to assure that the transfer of the student loans by the
Pennsylvania Higher Education Assistance Agency to the depositor constitutes a "true sale" or other valid transfer of the student loans to the depositor such that the student loans and related proceeds would not be property of the Pennsylvania Higher Education
Assistance Agency. Upon each issuance of notes, the depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the Pennsylvania Higher Education Assistance Agency to the
depositor would be characterized as a "true sale" or other valid transfer and the student loans and related proceeds will not be property of the Pennsylvania Higher Education Assistance Agency.

     The depositor will also represent and warrant that each transfer of student loans by the depositor to the Trust is a valid sale and contribution of those loans. The depositor and the Pennsylvania Higher Education Assistance Agency will take all actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans while they are held beneficially by either the depositor or the Trust.

                                          THE PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

     The Pennsylvania Higher Education Assistance Agency originates, purchases, sells, holds and services federally insured student loans. Authorized by the Department of Education under the Higher Education Act as an eligible lender and as a guarantor of federally insured student loans, the Pennsylvania Higher Education Assistance Agency is one of the nation's largest originators, holders, and guarantors of loans originated under the Federal Family Education Loan Program. The Pennsylvania Higher Education Assistance Agency
also holds student loans that are not insured under the Higher Education Act. The Pennsylvania Higher Education Assistance Agency
will provide management and administrative services to the Trust as administrator, and, as servicer, will service the student loans on behalf of the Trust.

     The Pennsylvania Higher Education Assistance Agency was created pursuant to enabling legislation under the laws of the
Commonwealth of Pennsylvania in 1963 as a body corporate and politic, constituting a public corporation and government instrumentality. The terms of this legislation have been changed from time to time and are subject to further legislative change.

                                                    SERVICING OF THE STUDENT LOANS

The Servicing Agreement

     We have entered into a servicing agreement with the Pennsylvania Higher Education Assistance Agency that continues until the earlier of

o           termination of the indenture;

o           early termination after material default by the servicer as provided for in the servicing agreement; or

o           payment in full of the student loans being serviced under the servicing agreement.

     Under the servicing agreement, the servicer is responsible for servicing, and performing all other related tasks with respect to, all the student loans acquired from time to time on behalf of the Trust. The servicer is responsible for performing all services and duties customary to the servicing of student loans including all collection practices, to do so in the same manner as the servicer has serviced student loans for parties other than the Trust and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Higher Education Act, the guarantee agreements and all other applicable federal and state laws. The servicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act. The servicer may perform its servicing obligations under the servicing agreement through one or more subservicing agreements with other eligible third-party servicers under the Higher Education Act.

     Without limiting the foregoing, the duties of the servicer with respect to the Trust under the servicing agreement include, but are not limited to, the following:

o           collecting and depositing into the Revenue Fund all payments with respect to the student loans, including claiming and obtaining any guarantee payments, any interest subsidy payments and special allowance payments with respect to the student loans,

o           responding to inquiries of borrowers on the student loans,

o           investigating delinquencies,

o           pursuing, filing and collecting any program payments,

o           accounting for collections,

o           furnishing monthly and annual statements to the indenture trustee and the issuer, and

o           paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.

Servicer Covenants

     The servicer will agree that:

o           it will satisfy all of its obligations relating to the student loans, maintain in effect all qualifications required in order to service the student loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the Trust;

o           it will not permit any rescission or cancellation of a student loan except as ordered by a court or other government authority or as consented to by the eligible lender trustee and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower's account is less than $50;

o           it will do nothing to impair the rights of the noteholders; and

o           it will not reschedule, revise, defer or otherwise compromise payments due on any student loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards and requirements for servicing of the student loans.

     Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the Trust, the servicer will be obligated to purchase or provide a qualifying substitute for that student loan unless the breach is cured within the applicable cure period specified in the servicing agreement. Any breach that relates to compliance with the requirements of the
Higher Education Act or the applicable guarantor but that does not affect that guarantor's obligation to guarantee payment of a student loan will not be considered to have a material adverse effect.

     The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the Trust for any uncured breach. The servicer's purchase or substitution and reimbursement obligations are contractual obligations that the
Trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

Servicing Compensation

     The servicer will receive a servicing fee for each period in an amount specified in the prospectus supplement. The servicer will also receive any other administrative fees, expenses and similar charges specified in the prospectus supplement. The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior payment dates, will have a payment priority over the notes.

Matters Regarding the Servicer

     The servicing agreement provides that the servicer may not resign from its obligations and duties as servicer thereunder, except upon determination that the servicer's performance of the duties is no longer permissible under applicable law. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the servicing agreement.

     The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust or the noteholders for taking any action or for refraining from taking any action pursuant to the servicing agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related prospectus supplement, neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the servicing agreement and that, in its opinion, may cause it to incur any expense or liability. Each servicing agreement will, however, provide that the servicer may undertake any reasonable action that it deems necessary or desirable in respect of the servicing agreement and the interests of the noteholders.

     Under the circumstances specified in the servicing agreement, any entity into which the servicer is merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the servicing agreement.

Servicer Default

     A servicer default under the servicing agreement will consist of:

o           any failure by the servicer to deliver to the indenture trustee for deposit in any of the trust accounts any required payment, which failure continues unremedied for three business days after written notice of such failure is received by the servicer from the eligible lender trustee, the indenture trustee or the administrator or after discovery of such failure by an officer of the servicer; or

o           any breach of a representation or warranty of the servicer contained in the servicing agreement or failure by the servicer to observe or to perform in any material respect any term, covenant or agreement set forth in the servicing agreement, which breach or failure shall:

o           materially and adversely affect the rights of the noteholders or any derivative product counterparties; and

o           continue unremedied for a period of 60 days after the date of discovery of such failure by an officer of the servicer or on which written notice of such breach or failure, requiring the same to be remedied, shall have been given:

o           to the servicer, by the indenture trustee, the eligible lender trustee or the administrator; or

o           to the servicer, the indenture trustee and the eligible lender trustee by holders of 25% or more of the notes; or

o           the occurrence of an Event of Insolvency involving the servicer; or

o           any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

     A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education
Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected student loans and to pay to the Trust the amount of any program payments lost as a result of the servicer's actions.

Rights Upon Servicer Default

     As long as a servicer default remains unremedied, the indenture trustee or holders of not less than 25% of the outstanding notes, by notice then given in writing to the servicer (and to the indenture trustee and the eligible lender trustee if given by the noteholders) may terminate all the rights and obligations of the servicer. Only the indenture trustee or the noteholders, and not the eligible lender trustee, will have the ability to remove the servicer if a default occurs while the notes are outstanding. Following a termination, a successor servicer appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.

     The predecessor servicer will cooperate with the successor servicer, the indenture trustee and the eligible lender trustee in effecting the termination of the responsibilities and rights of the servicer under the servicing agreement, including the transfer to the successor servicer for administration by it of all cash amounts held by the servicer for deposit at the time of transfer. All reasonable costs and expenses incurred in connection with transferring the student loans to the successor servicer shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses.

     If the indenture trustee is unwilling or unable to act as servicer, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the bankruptcy trustee may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

Evidence as to Compliance

     The servicing agreement will provide that a firm of independent public accountants will furnish to the Trust, the eligible lender trustee, the indenture trustee and any derivative product counterparties an annual report attesting to the servicer's compliance with the terms of the servicing agreement, including all statutory provisions incorporated in the agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

     The servicing agreement will require the servicer to deliver to the Trust, the eligible lender trustee, the indenture trustee and any derivative product counterparties concurrently with each compliance report, a certificate signed by an officer of the servicer stating that, to the officer's knowledge, the servicer has fulfilled its obligations under the servicing agreement. If there has been a material default, the officer's certificate will describe the default. The servicer has agreed to give the indenture trustee and the eligible lender trustee notice of servicer defaults under the servicing agreement.

Waiver of Past Defaults

     The holders of a majority of the outstanding notes, in the case of any servicer default that does not adversely affect the indenture trustee or the noteholders, may, on behalf of all noteholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts in accordance with the servicing agreement. Upon any such waiver of a past default, such default shall cease to exist, and any servicer default arising therefrom shall be deemed to have been remedied for every purpose of the servicing agreement. No waiver will impair the noteholders' rights as to subsequent defaults.

     The Trust may designate another servicer with respect to its student loans. Any servicer, other than the Pennsylvania Higher
Education Assistance Agency, may be appointed only if the rating agencies rating the notes provide written confirmation that the appointment of the new servicer will not adversely affect the rating on any of the notes.

                                                  ADMINISTRATION OF THE STUDENT LOANS

     We have entered into an administration agreement with the Pennsylvania Higher Education Assistance Agency. Under the
administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, the trust agreement and the loan sale and contribution agreement. These services include:

o           directing the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

o           preparing, based on periodic data received from the servicer, and providing annual distribution statements to the eligible lender trustee and the indenture trustee and any related federal income tax reporting information; and

o           providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the loan sale and contribution agreement.

     As compensation, the administrator will receive an administration fee specified in the prospectus supplement.

     The Pennsylvania Higher Education Assistance Agency may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes. No resignation will become effective until a successor administrator has assumed the Pennsylvania Higher Education Assistance
Agency's duties under the administration agreement.

Administrator Default

     An administrator default under the administration agreement will consist of:

o           any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for five business days after notice or discovery; or

o           any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in the administration agreement or a related agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure is given to the administrator; or

o           the occurrence of an Event of Insolvency involving the administrator; or

o           any representation or warranty made by the administrator in the administration agreement or a related agreement, shall prove to be untrue or incomplete in any material respect.

Rights Upon Administrator Default

     As long as any administrator default remains unremedied, the indenture trustee or holders of not less than 25% of the outstanding notes may terminate all the rights and obligations of the administrator. Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement.

     The predecessor administrator will cooperate with the successor administrator, the indenture trustee and the eligible lender trustee in effecting the termination of the responsibilities and rights of the predecessor administrator under the administration agreement. All reasonable costs and expenses incurred in connection with such transfer of responsibilities will be paid by the predecessor administrator upon presentation of reasonable documentation of such costs and expenses. The successor administrator will be entitled to similar compensation arrangements or any other compensation as set forth in the related prospectus supplement.

     If the indenture trustee is unwilling or unable to act as administrator, it may appoint, or petition a court for the appointment of, a successor administrator whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid, which cannot be greater than the compensation to the predecessor administrator unless the compensation arrangements will not result in a downgrading of the notes.

Evidence as to Compliance

     The administration agreement will require the administrator to deliver to the Trust, the eligible lender trustee, the indenture trustee and any derivative product counterparties concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to the officer's knowledge, the administrator has fulfilled its obligations under the administration agreement. If there has been a material default, the officer's certificate will describe the default. The administrator has agreed to give the indenture trustee and the eligible lender trustee notice of administrator defaults under the administration agreement.

         You may obtain copies of these reports and certificates by a request in writing to the indenture trustee.

Waiver of Past Defaults

     The holders of a majority of the outstanding notes, in the case of any administrator default that does not adversely affect the indenture trustee or the noteholders, may, on behalf of all noteholders, waive any default by the administrator. Upon any such waiver of a past default, such default shall cease to exist, and any administrator default arising therefrom shall be deemed to have been remedied for every purpose of the administration agreement. No waiver will impair the noteholders' rights as to subsequent defaults.

                                       DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

General

     The Federal Family Education Loan Program, known as FFELP, under Title IV of the Higher Education Act, provides for loans to students who are enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. Payment of principal and interest on the student loans is guaranteed by a state or not-for-profit guarantee agency against:

o           default of the borrower;

o           the death, bankruptcy or permanent, total disability of the borrower;

o           closing of the borrower's school prior to the end of the academic period;

o           false certification by the borrower's school of his eligibility for the loan; and

o           an unpaid school refund.

     In addition to the guarantee payments, the holder of student loans is entitled to receive interest subsidy payments and special allowance payments from the U.S. Department of Education on eligible student loans. Special allowance payments raise the interest rate of return to student loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guarantee agencies to reimbursement from the
Department of Education for between 75% and 100% of the amount of each guarantee payment.

     Four types of student loans are currently authorized under the Higher Education Act:

o           Subsidized Stafford Loans to students who demonstrate requisite "financial need";

o           Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;

o           Parent Loans for Undergraduate Students, known as "PLUS Loans," to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and

o           Consolidation Loans, which consolidate into a single loan a borrower's obligations under various federally authorized student loan programs.

     Before July 1, 1994, the Higher Education Act also authorized loans called "Supplemental Loans to Students" or "SLS Loans" to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans.
The SLS program was replaced by the Unsubsidized Stafford Loan program.

     The following is a summary of the material provisions of the Higher Education Act, the FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation.

     Both the Higher Education Act and the related regulations have been the subject of extensive amendments in recent years.
Accordingly, we cannot predict whether future amendments or modifications might materially change any of the programs described in this prospectus or the statutes and regulations that implement them.

Legislative Matters

     The FFELP is subject to comprehensive reauthorization every 6 years and to frequent statutory and regulatory changes. The most recent reauthorization was the Higher Education Amendments of 1998. Since the 1998 reauthorization, the Higher Education Act has been amended by the Ticket to Work and Work Incentives Improvement Act of 1999 and the Consolidated Appropriations Act of 2001, Public Law
107-139 in 2002, the 2001 and 2002 HEROES Acts, and the 2003 Defense Authorization Act.

     In 1993 Congress created the William D. Ford Federal Direct Loan Program ("FDLP") pursuant to which Stafford, PLUS and federal consolidation loans may be funded directly by the U.S. Department of Treasury as well as by private lenders under the FFELP.

     The 1998 reauthorization extended the principal provisions of the FFELP and the FDLP to October 1, 2003. This legislation, as modified by the 1999 act, lowered both the borrower interest rate on Stafford Loans to a formula based on the 91-day Treasury bill rate plus 2.3 percent (1.7 percent during in-school and grace periods) and the lender's rate after special allowance payments to the
91-day Treasury bill rate plus 2.8 percent (2.2 percent during in-school and grace periods) for loans originated on or after October
1, 1998 and before July 1, 2003. The borrower interest rate on PLUS loans originated during this period is equal to the 91-day
Treasury bill rate plus 3.1 percent.

     The 1999 act changed the financial index on which special allowance payments are computed on new loans from the 91-day Treasury bill rate to the three- month commercial paper (financial) rate for FFELP loans disbursed on or after January 1, 2000 and before
July 1, 2003. For these FFELP loans, the special allowance payments to lenders are based upon the three-month commercial paper
(financial) rate plus 2.34 percent (1.74 percent during in-school and grace periods). The 1999 act did not change the rate that the borrower pays on FFELP loans.

     The 2001 act changed the financial index on which the interest rate for some borrowers of SLS and PLUS loans are computed. The index was changed from the one-year Treasury bill rate to the weekly average one-year constant maturity Treasury yield. This change was effective beginning in July 200l.

     The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46 percent, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3 percent. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications are received on or after February 1, 1999 and before July 1, 2003 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25 percent.

     This is the same rate that the 1998 legislation set on federal consolidation loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2003. The 1998 legislation, as modified by the 1999 act, sets the special allowance payment rate for federal consolidation loans at the three-month commercial paper rate plus 2.64 percent for loans disbursed on or after January 1, 2000 and before July 1, 2003. Lenders of federal consolidation loans pay a reinsurance fee to the Department of
Education. All other guarantee fees may be passed on to the borrower.

     Public Law 107-139 amended the Higher Education Act (i) to extend current borrower interest rates for student or parent loans with a first disbursement before July 1, 2006 and for consolidation loans with an application received by the lender before July 1,
2006, (ii) established fixed borrower interest rates on student loans made on or after July 1, 2006 and (iii) to extend the computation of special allowance payments based on the three-month commercial paper (financial) index.

     The 2001 HEROES Act authorized the Secretary of Education to waive or modify certain statutory or regulatory requirements applicable to student financial aid programs under the Higher Education Act as the Secretary deems necessary to ensure that certain impacted student loan borrowers who are members of the active military or national guard or reside or are employed in a disaster area during the national emergency declared by the President on September 14, 2001, are not placed in a worse financial position in relation to that assistance, to ensure that administrative requirements in relation to that assistance are minimized, to ensure that calculations used to determine need for such assistance accurately reflect the financial condition of such individuals, to provide for amended calculations of overpayment, and to ensure that institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by areas that are declared to be disaster areas by any federal, state, or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable. Additionally, the Secretary of Education is authorized to waive or modify certain reporting requirements and due diligence requirements, as applicable, that are rendered infeasible or unreasonable for institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas during the national emergency. The 2003 HEROES Act provides the Secretary with substantially the same authority as the 2001 HEROES Act during the period ending September 30, 2005, but expands the conditions under which the Secretary may exercise such authority to any time the Secretary deems necessary in connection with a war or other military operation or national emergency.

     The 2003 Defense Authorization Act includes provisions for the Armed Forces Student Loan Interest Payment Program. Under this program, the Secretary of a military branch or coast guard may authorize, with the approval of the Secretary of Defense (or, for personnel in the Coast Guard, the Secretary of whichever Department the Coast Guard is operating under), the transfer of funds to the
Secretary of Education to pay interest and special allowance payments on FFELP Loans owed by certain military personnel. Such transfers may be made for up to 36 months and may only be made with respect to interest and special allowance payments accruing after
October 1, 2003. In addition, lenders are required to grant a forbearance to any military personnel on behalf of whom the Secretary of Education is paying interest and special allowance payments under this program.

Eligible Lenders, Students and Educational Institutions

     Lenders eligible to make loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors. A student loan may be made to, or on behalf of, a "qualified student." A
"qualified student" is an individual who

o           is a United States citizen, national or permanent resident;

o           has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

o           is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing;
            and

o           meets the financial need requirements for the particular loan program.

     Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act. For a school to participate in the program, the Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

     Subject to program limits and conditions, student loans generally are made in amounts sufficient to cover the student's estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Each Stafford Loan applicant (and parents in the case of a dependent child) must undergo a financial need analysis. This requires the applicant (and parents in the case of a dependent child) to submit financial data to a federal processor. The federal processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and the family are expected to contribute towards the student's cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the student's costs to attend the institution to determine the student's need for financial aid. Some of this need is met by grants, scholarships, institutional loans and work assistance. A student's "unmet need" is further reduced by the amount of Stafford Loans for which the borrower is eligible.

Special Allowance Payments

     The Higher Education Act provides for quarterly special allowance payments to be made by the Department of Education to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department makes a special allowance payment for each calendar quarter.

     The special allowance payment equals the average unpaid principal balance, including interest that has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

     For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

            (1)   determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;

            (2)   subtracting the applicable borrower interest rate;

            (3)   adding the applicable special allowance margin described in the table below; and

            (4)   dividing the resultant percentage by 4.

         If the result is negative, the special allowance payment is zero.

Date of First Disbursement                                     Special Allowance Margin
Before 10/17/86.............................................   3.50%
From 10/17/86 through 09/30/92..............................   3.25%
From 10/01/92 through 06/30/95..............................   3.10%
From 07/01/95 through 06/30/98..............................   2.50% for Stafford Loans that are In-School,
                                                               Grace or Deferment
                                                               3.10% for Stafford Loans that are in Repayment
                                                               and all other loans
From 07/01/98 through 12/31/99..............................   2.20% for Stafford Loans that are In-School,
                                                               Grace or Deferment
                                                               2.80% for Stafford Loans that are in Repayment
                                                               3.10% for PLUS, SLS and Consolidation Loans

     For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

            (1)   determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates quoted for that quarter;

            (2)   subtracting the applicable borrower interest rate;

            (3)   adding the applicable special allowance margin described in the table below; and

            (4)   dividing the resultant percentage by 4.

     If the result is negative, the special allowance payment is zero.

Date of First Disbursement                            Special Allowance Margin
From 01/01/00......................................   1.74%. for Stafford Loans that are In-School, Grace or
                                                      Deferment
                                                      2.34% for Stafford Loans that are in Repayment
                                                      2.64% for PLUS and Consolidation Loans

     For PLUS Loans and SLS Loans that bear interest at rates adjusted annually, special allowance payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. Special allowance payments are paid with respect to PLUS Loans or SLS Loans made prior to October 1, 1992 only if the applicable interest rate exceeds 12% (notwithstanding interest rate ceilings). Special allowance payments are paid with respect to
PLUS Loans and SLS Loans made on or after October 1, 1992 only if the applicable interest rate exceeds 10% per annum, for PLUS Loans, or 11%, for SLS Loans (notwithstanding interest rate ceilings). For Federal PLUS Loans made after July 1, 1998 and before July 1,
2006, special allowance is paid only if the sum of the 91-day Treasury bill rate determined at an auction held on June of each year plus 3.1% exceeds 9.0%. For PLUS Loans disbursed on or after July 1, 2006, a special allowance shall not be paid during any 12-month period unless the 3-month commercial paper rate plus 2.64% exceeds 9.0%.

Stafford Loan Program

     For Stafford Loans, the Higher Education Act provides for:

o           federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;

o           federal interest subsidy payments on Subsidized Stafford Loans paid by the Department of Education to holders of the loans in lieu of the borrowers' making interest payments; and

o           special allowance payments representing an additional subsidy paid by the Department to the holders of eligible Stafford
              Loans.

     We refer to all three types of assistance as "federal assistance".

     Interest. The borrower's interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.

Trigger Date                        Borrower Rate         Maximum Borrower Rate          Interest Rate Margin
Before 10/01/81                          7%                        N/A                           N/A
From 01/01/81 through
      9/12/83................            9%                        N/A                           N/A
From 09/13/83 through
      6/30/88................            8%                        N/A                           N/A
From 07/01/88 through
      9/30/92................     8% for 48 months;     8% for 48 months, then 10%   3.25% for loans made before
                                 thereafter, 91-day                                   7/23/92 and for loans made
                                 Treasury + Interest                                 on or before 10/1/92 to new
                                     Rate Margin                                       student borrowers; 3.10%
                                                                                         for loans made after
                                                                                      7/23/92 and before 7/1/94
                                                                                          to borrowers with
                                                                                       outstanding FFELP loans
From 10/01/92 through
      6/30/94................     91-day Treasury +                 9%                          3.10%
                                Interest Rate Margin
From 07/01/94 through
      6/30/95................     91-day Treasury +               8.25%                         3.10%
                                Interest Rate Margin
From 07/01/95 through
      6/30/98................     91-day Treasury +               8.25%               2.50% (In-School, Grace or
                                Interest Rate Margin                                         Deferment);
                                                                                          3.10% (Repayment)
From 07/01/98 through
      6/30/06................     91-day Treasury +               8.25%                1.70% (In-School, Grace
                                Interest Rate Margin                                        or Deferment);
                                                                                          2.30% (Repayment)

From 07/01/06.                          6.8%                       N/A                           N/A

     The trigger date for Stafford Loans made before October 1, 1992 is the first day of the enrollment period for which the borrower's first Stafford Loan is made. The trigger date for Stafford Loans made on or after October 1, 1992 is the date of the disbursement of the borrower's first Stafford Loan. All Stafford Loans made on or after July 1, 1994 have a variable interest rate regardless of the applicable rate on any prior loans.

     The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of

o           the applicable maximum borrower rate; and

o           the sum of:

o           the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1, and

o           the applicable interest rate margin.

     Interest Subsidy Payments. The Department of Education is responsible for paying interest on Subsidized Stafford Loans:

o           while the borrower is a qualified student;

o           during the grace period; and

o           during prescribed deferral periods.

     The Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferral periods. The
Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United
States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:

o           satisfaction of need criteria; and

o           continued eligibility of the loan for federal reinsurance.

     If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.

     Lenders generally receive interest subsidy and special allowance payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department within that period.

     Loan Limits. The Higher Education Act generally requires that lenders disburse student loans in at least two equal disbursements.
The Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

                                                 Dependent Students               Independent Students
                                                   Subsidized and           Additional
                                                    Unsubsidized        Unsubsidized only   Maximum Annual Total
                                                 on or after 10/1/93    on or after 7/1/94         Amount
                                                    Unsubsidized        Unsubsidized only      Maximum Annual
Borrower's Academic Level                        on or after 10/1/93    on or after 7/1/94      Total Amount
Undergraduate (per year)
 1st year....................................           $2,625                 $4,000                $6,625
 2nd year....................................           $3,500                 $4,000                $7,500
 3rd year....................................           $5,500                 $5,000               $10,000
Graduate (per year)..........................           $8,500                $10,000               $18,500
Aggregate Limit:
 Undergraduate...............................          $23,000                $23,000               $46,000
 Graduate (including undergraduate)..........          $65,500                $73,000              $138,500

     For the purposes of the table above:

o           The loan limits include both FFELP and FDLP loans. The amounts in the second column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

o           Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the next to last column. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and it is unlikely that they will qualify for a PLUS Loan.

o           Students attending certain medical schools are eligible for higher annual and aggregate loan limits.

o           The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.

     Repayment. In general, repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after the applicable grace period, which is usually 6 months. In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate outstanding loans under the FFELP totaling more than $30,000 are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts and federal consolidation loan borrowers may be scheduled for repayment up to 30 years depending on the borrower's indebtedness. The
Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed. The Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive or extended repayment schedules, if applicable, to all borrowers entering repayment.

     Grace Periods, Deferral Periods and Forbearance Periods. After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.

     For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be deferred, subject to a maximum deferment of 3 years:

o           while the borrower returns to school at least half-time or is enrolled in an approved graduate fellowship program or rehabilitation program;

o           when the borrower is seeking, but unable to find, full-time employment; or

o           when the lender determines that repayment will cause the borrower "economic hardship," as defined in the Act.

     The Higher Education Act also permits, and in some cases requires, "forbearance" periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized.

PLUS and SLS Loan Programs

     The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students and previously authorized SLS
Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Only parents who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

     Loan Limits. PLUS and SLS Loans disbursed before July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans first disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

     The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student's education and other financial aid received, including scholarship, grants and other student loans.

     Interest. The interest rate for a PLUS or SLS Loan depends on the date of disbursement and period of enrollment. The interest rates for PLUS Loans and SLS Loans are presented in the following chart. Until July 1, 2001, the one-year index is the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the one-year index is the weekly average one-year constant maturity Treasury, as published by the Board of Governors of the Federal
Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.

Trigger Date                              Borrower Rate          Maximum Borrower Rate       Interest Rate Margin
Before 10/01/81                                 9%                        N/A                         N/A
From 10/01/81 through
        10/30/82.....................          14%                        N/A                         N/A
From 11/01/82 through
        06/30/87.....................          12%                        N/A                         N/A
From 07/01/87 through
        09/30/92.....................     1-year Index +                  12%                        3.25%
                                       Interest Rate Margin
From 10/01/92 through
        06/30/94.....................     1-year Index +           PLUS 10%, SLS 11%                 3.10%
                                       Interest Rate Margin
From 07/01/94 through
        06/30/98.....................     1-year Index +                   9%                        3.10%
Interest Rate Margin
From 07/01/98 through
        06/30/06.....................   91-day Treasury +                  9%                        3.10%
                                       Interest Rate Margin
From 07/01/06........................          7.9%                       N/A                         N/A

     For PLUS and SLS Loans made before July 1, 1987, the trigger date is the first day of the enrollment period for which the loan was made. For PLUS and SLS Loans made on or after July 1, 1987, the trigger date is the date of the disbursement of the loan.

     For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:

o           the applicable maximum borrower rate; and

o           the sum of:

o           the one-year Index or the bond equivalent rate of 91-day or 52-week Treasury bills, as applicable, and

o           the applicable interest rate margin.

            A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:

o           the borrower rate is set at the maximum borrower rate; and

o           the sum of the average of the bond equivalent rates of 91-day or 52-week Treasury bills auctioned during that quarter and the applicable interest rate margin exceeds the maximum borrower rate.

     Repayment; Deferments. Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, subject to deferment and forbearance provisions. Borrowers may defer and capitalize repayment of interest during periods of educational enrollment, unemployment and economic hardship, as defined in the Act. Maximum loan repayment periods and minimum payment amounts for PLUS and SLS Loans are the same as those for Stafford Loans.

Consolidation Loan Program

     The Higher Education Act also authorizes a program under which borrowers may consolidate one or more of their student loans into a single federal consolidation loan that is insured and reinsured on a basis similar to Stafford and PLUS Loans. Federal consolidation loans are made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured and reinsured student loans incurred under the FFELP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders. Under this program, a lender may make a federal consolidation loan to an eligible borrower who requests it so long as the lender holds all of the outstanding FFELP loans of the borrower, or the borrower has multiple holders of his outstanding student loans or his holder does not offer federal consolidation loans. Under certain circumstances, a FFELP borrower may obtain a federal consolidation loan under the FDLP.

     Federal consolidation loans made on or after July 1, 1994 have no minimum loan amount, although federal consolidation loans for less than $7,500 do not enjoy an extended repayment period. Applications for federal consolidation loans received on or after January
1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least
$7,500. For applications received before January 1, 1993, federal consolidation loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

     To obtain a federal consolidation loan, the borrower must be either in repayment status or in a grace period before repayment begins. In addition, for applications received before January 1, 1993, the borrower must not have been delinquent by more than 90 days on any student loan payment. For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain federal consolidation loans only if they re-enter repayment through loan consolidation. For applications received on or after January 1, 1993, married couples who agree to be jointly and severally liable will be treated as one borrower for purposes of loan consolidation eligibility.

     Federal consolidation loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans, rounded to the nearest whole percent, and 9 percent for loans originated before July 1, 1994. For federal consolidation loans made on or after July 1, 1994 and for which applications were received before
November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Federal consolidation loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25 percent. Federal consolidation loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent, subject to a cap of 8.25 percent.

     Interest on federal consolidation loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department. For federal consolidation loans for which applications were received between January 1, 1993 and August
10, 1993, all interest of the borrower is paid during all deferral periods. Federal consolidation loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford
Loans. In the case of federal consolidation loans made on or after November 13, 1997, the portion of a federal consolidation loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferral periods.

     No insurance premium is charged to a borrower or a lender in connection with a federal consolidation loan. However, lenders must pay a monthly rebate fee to the Department at an annualized rate of 1.05 percent on principal of and interest on federal consolidation loans disbursed on or after October 1, 1993, and at an annualized rate of 0.62 percent for federal consolidation loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for federal consolidation loans is determined in the same manner as for other FFELP loans.

     A borrower must begin to repay his federal consolidation loan within 60 days after his consolidated loans have been disbursed.
For applications received on or after January 1, 1993, repayment schedule options include graduated or income-sensitive or extended repayment plans. Loans are repaid over periods determined by the sum of the federal consolidation loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include graduated and income- sensitive repayment plans in connection with student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.

     A borrower must consolidate his loans with his current lender if he has only FFELP loans, they are all held by the same holder and that holder makes federal consolidation loans. Otherwise, the borrower may consolidate his loans with any lender or, if he has
FDLP loans or applies for an income-sensitive repayment plan, with the FDLP.

Guarantee Agencies under the FFELP

     Under the FFELP, guarantee agencies guarantee loans made by eligible lending institutions. Student loans are guaranteed as to
100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies. Guarantee agencies also guarantee lenders against default. For loans that were made before October 1, 1993, lenders are insured for 100% of the principal and unpaid accrued interest. Since October 1, 1993, lenders are insured for 98% of principal and accrued interest.

     The Secretary of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor's default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guarantee agency reinsurance rates are presented in the table below.

Claims Paid Date                                                     Maximum       5% Trigger       9% Trigger
Before October 1, 1993                                                  100%           90%           80%
October 1, 1993 - September 30, 1998                                     98%           88%           78%
On or after October 1, 1998                                              95%           85%           75%

     After the Secretary reimburses a guarantor for a default claim, the guarantor attempts to seek repayment of the loan from the borrower. However, the Secretary requires that the defaulted guaranteed loans be assigned to the Department of Education when the guarantor is not successful. A guarantor also refers defaulted guaranteed loans to the Secretary to "offset" any federal income tax refunds or other federal reimbursement that may be due the borrowers. Some states have similar offset programs.

     To be eligible for federal reinsurance, guaranteed loans must be made by an eligible lender and meet the requirements of the regulations issued under the Higher Education Act. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skip tracing procedures and requesting assistance from the guarantor.

     A lender may submit a default claim to the guarantor after the related student loan has been delinquent for at least 270 days.
The guarantor must review and pay the claim within 90 days after the lender filed it. The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 45 days after the guarantor paid the lender for the default claim.

Student Loan Discharges

     FFELP Loans are not generally dischargeable in bankruptcy. Under the United States Bankruptcy Code, before a student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship. When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding. If the borrower files under the
"wage earner" provisions of the Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, then the lender transfers the loan to the guarantee agency which then participates in the bankruptcy proceeding. When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

     Student loans are discharged if the borrower becomes totally and permanently disabled. A physician must certify eligibility for discharge.

     If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are discharged. If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged. Moreover, if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund.

Rehabilitation of Defaulted Loans

     The Secretary of Education is authorized to enter into agreements with the guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation, the guarantor must have received reasonable and affordable payments for 12 months, then the borrower may request that the loan be sold. Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred and the negative credit record is expunged. No student loan may be rehabilitated more than once.

Guarantor Funding

     In addition to providing the primary guarantee on FFELP loans, guarantee agencies are charged, under the Higher Education Act, with responsibility for maintaining records on all loans on which they have issued a guarantee ("account maintenance"), assisting lenders to prevent default by delinquent borrowers ("default aversion"), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

Source                                               Basis
Insurance Premium.................................   Up to 1% of the principal amount guaranteed, withheld from the proceeds of each loan disbursement

Loan Processing and Origination Fee...............   0.65% of the principal amount guaranteed, paid by the
                                                     Department of Education

Account Maintenance Fee...........................   0.10% of the original principal amount of loans
                                                     outstanding, paid by the Department of Education

Default...........................................   Aversion Fee 1% of the outstanding amount of loans that
                                                     were reported delinquent but did not default within 300
                                                     days thereafter, paid by transfers out of the Student Loan
                                                     Reserve Fund

Collection........................................   Retention Fee 24% of the amount collected on loans on which reinsurance has been paid (18.5% of the amount collected
                                                     for a defaulted loan that is purchased by a lender for
                                                     rehabilitation or consolidation), withheld from gross
                                                     receipts

     Under the Higher Education Act, the Loan Processing and Origination Fee will reduce to 0.40% and the Collection Retention Fee will reduce to 23% beginning October 1, 2003.

     The Act requires guarantee agencies to establish two funds: a Student Loan Reserve Fund and an Agency Operating Fund. The Student
Loan Reserve Fund contains the reinsurance payments received from the Department, Insurance Premiums and the Collection Retention
Fee. The fund is federal property and its assets may be used only to pay insurance claims and to pay Default Aversion Fees. The
Agency Operating Fund is the guarantor's property and is not subject to strict limitations on its use.

Department of Education Oversight

     The Secretary of Education has oversight powers over guarantors. If the Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the
Department. The Department is required to pay the full guarantee payments due in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above.

                                                U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

     The following discussion, which is based on the advice of counsel to be specified in the related prospectus supplement, is a general summary of certain anticipated U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.
This summary is of a general nature only and does not consider all the possible federal tax consequences of the purchase, ownership or disposition of the notes and is not intended to and does not exhaust all possible aspects of federal income taxation that may be relevant to a holder based on such holder's particular circumstances. Except as provided below under "Tax Consequences to Holders of the Notes-- Treatment of the Notes as Indebtedness" and "U.S. Federal Income Tax Treatment of Non-U.S. Holders of Notes," this summary deals only with a beneficial owner of notes that is (i) a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions (each, a "U.S. Holder"). In addition, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United
States persons, may also be U.S. Holders. If a partnership (including any entity that is treated as a partnership for U.S. federal tax purposes) is a beneficial owner of the notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of notes that is a trust or a partnership, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of notes. A "Non-U.S. Holder" is a beneficial owner of a note that is not a U.S. Holder.

     This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. This summary addresses only U.S. Holders that purchase notes at initial issuance and beneficially own such notes as capital assets and not as part of a hedge against currency risks or as part of a "straddle," "hedge," "synthetic security" or a "conversion transaction" for
U.S. federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under U.S. federal income tax laws (such as banks, thrifts, insurance companies, certain tax exempt organizations, retirement plans, estates, trusts, real estate investment trusts, regulated investment companies, dealers in securities or currencies or investors whose functional currency is not the U.S. dollar). This summary also does not address the U.S. alternative minimum tax or U.S. federal income tax and withholding issues relating to the holding of notes through partnerships or entities that are treated as partnerships for U.S. federal income tax purposes.

     There are no Treasury regulations, published rulings or judicial decisions on similar transactions. As a result, the IRS may disagree with all or a part of the discussion below. Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state, local, foreign and any other tax consequences of investing in the notes.

Tax Characterization of the Trust

     Tax counsel to the Trust will deliver its opinion that the Trust, which issues one or more classes of notes to investors and all of the equity interests of which are retained by a single beneficial owner, will not be treated as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, assuming that the terms of the trust agreement and related documents will be complied with.

     However, if one or more classes of notes are treated as equity rather than indebtedness for U.S. federal income tax purposes, the
Trust could be treated as a partnership or publicly traded partnership taxable as a corporation, as described below.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. There are no Treasury regulations, published rulings or judicial decisions involving the characterization for U.S. federal income tax purposes of securities with terms substantially similar to the notes. The related trust indenture will require the Trust and all holders to treat the notes as indebtedness for U.S. federal and state income tax purposes.
Based on a number of factors, including certain representations of the depositor and the seller, certain information provided by the
Pennsylvania Higher Education Assistance Agency, as seller and servicer, regarding the student loans to be acquired by the Trust, the assumption that the holders will in fact treat the notes as indebtedness for U.S. federal and state income tax purposes, and the assumption that the notes will be rated investment grade by a nationally recognized statistical rating agency, tax counsel to the
Trust will deliver its opinion that the notes will be treated as indebtedness for U.S. federal income tax purposes. However, because no specific authority exists with respect to the characterization for U.S. federal income tax purposes of securities having terms substantially similar to the notes, the IRS could assert, and a court could ultimately hold, that the notes constitute equity in the
Trust for U.S. federal income tax purposes. If the notes are treated as equity in the Trust for U.S. federal income tax purposes, there may be adverse tax consequences to a U.S. Holder of the notes. If the notes are treated as equity in the Trust, the Trust could be treated as a publicly traded partnership that would be taxable as a corporation. The Trust will not be treated as a publicly traded partnership taxable as a corporation in any taxable year in which 90% or more of its gross income consists of passive-type income such as interest. If the Trust is treated as a publicly traded partnership taxable as a corporation, it will be subject to
U.S. federal income taxes at corporate tax rates on its taxable income generated by student loans and other investments. An entity-level tax could result in reduced distributions to noteholders, and noteholders could be liable for a share of the tax.

     Furthermore, even if the Trust is not taxable as a corporation, the treatment of notes as equity interests in a partnership could have adverse tax consequences to holders of the notes. For example, income from the notes to tax-exempt entities (including pension funds) might be "unrelated business taxable income," income to Non-U.S. Holders might be subject to U.S. withholding tax and U.S. tax return filing requirements, individual holders might be subject to limitations on their ability to deduct their share of Trust expenses, and holders would be required to report income from the Trust for each of their respective taxable years in which the taxable year of the Trust ends. In addition, a holder that is a cash basis taxpayer would be required to report income with respect to the Trust when it accrues, rather than under the cash method of accounting. Accordingly, prospective investors are urged to consult their tax advisors with respect to the possibility that the notes could be treated as equity interests.

     The Trust's characterization of the notes as indebtedness for U.S. federal income tax purposes will be binding on U.S. Holders.
Except as otherwise indicated, the balance of this discussion assumes that the notes are treated as indebtedness for U.S. federal and state income tax purposes.

     Original Issue Discount. The discussion below assumes that all payments on the notes are denominated in U.S. dollars. If this condition is not satisfied with respect to a series of notes, additional tax considerations with respect to such notes will be disclosed in the related prospectus supplement.

     Generally, pursuant to Treasury regulations issued under sections 1271 through 1275 of the Internal Revenue Code (the
"Regulations"), a note will be treated as issued with original issue discount if the excess of the note's "stated redemption price at maturity" over its "issue price" (each as defined below) equals or exceeds a de minimis amount (generally 0.25% of the note's stated
redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the note, calculated using the "prepayment assumption," if any, used in pricing the note, and weighing each payment by reference to the number of full years elapsed from the closing date to the anticipated date of such payment). A note's "stated redemption price at maturity" generally includes all payments on the note other than payments of "qualified stated interest," and its "remaining stated
redemption price at maturity" at any time is the sum of all future payments to be made on the note other than payments of "qualified stated interest." The term "issue price" generally means the first price at which a substantial portion of the notes is sold, excluding sales to placement agents, underwriters, brokers or wholesalers. In addition, under the Regulations:

o..........."qualified stated interest" includes stated interest that is "unconditionally payable" at least annually at a single fixed rate or, in the case of a variable rate debt instrument, at a "qualified floating rate;"

o           interest is "unconditionally payable" if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency (within the meaning of ss.1.1275-2(h) of the
              Regulations);

o           a contingency is remote if there is a remote likelihood that the contingency will occur. If there is a remote likelihood that the contingency will occur, it is assumed that the contingency will not occur. For this purpose, the issuer's determination that a contingency is remote is binding on all holders, unless a holder explicitly discloses on a statement attached to the holder's timely filed federal income tax return for the taxable year that includes the acquisition date of the debt instrument that its determination is different from the issuer's determination; and

o           a variable rate is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Nevertheless, a variable rate of interest is not a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate, unless the cap or governor is not reasonably expected as of the issue date to cause the yield on the debt instrument to be significantly less than the expected yield as determined without the cap.

     Generally, any de minimis original issue discount must be included in income as principal payments on the notes are received. The amount includible equals the product of the total de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the stated principal amount of the note.

     Generally, non-de minimis original issue discount on the notes must be included in income as it accrues, before (and without regard to the timing of) receipt of the cash attributable to such income, and without regard to the holder's method of accounting, using a constant yield method. The amount of original issue discount includible in income is the sum of the daily portions of original issue discount with respect to a note for each day during the taxable year or portion of the taxable year in which the holder holds the note. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of original issue discount on such debt instruments must be determined by taking into account both the prepayment assumption, if any, used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of the original issue discount on the notes issued with original issue discount that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate.

     The Trust may issue notes that will bear interest at variable rates, including auction rate notes, the interest on which will be determined every 28 days at auction (the "Auction Rates"), LIBOR rate notes, treasury rate notes and commercial paper rate notes. The
Auction Rates on a class of auction rate notes may be subject to a cap equal to the lesser of the net loan rate and the applicable maximum rate described in the related prospectus supplement. If the interest rate on a class of auction rate notes for any interest period is calculated at the net loan rate, the excess, if any, of (a) the amount of interest on an auction rate note that would have accrued with respect to the related interest period at the lesser of (i) the applicable auction rate and (ii) the maximum rate over
(b) the net loan rate may constitute a carry-over amount that will bear interest and be paid as described in this prospectus or the related prospectus supplement. The variable rates applicable to a series of LIBOR rate notes, treasury rate notes and commercial paper rate notes may also be subject to a cap described in the related prospectus supplement, which will also specify whether any interest carry-over will apply to a series of variable rate notes. In addition, the rights of Class B noteholders and holders of any notes subordinate to the Class B notes to receive payments of interest and principal will be subordinated to the rights of the
Class A noteholders to receive such payments.

     Although not free from doubt, except as otherwise provided in a related prospectus supplement, the Trust intends to take the position that, under current law and interpretations thereof, stated interest on notes that bear interest at a variable rate will be qualified stated interest, because the Trust expects that the variable rates of interest on the notes will constitute qualified floating rates. Therefore, except as otherwise provided in a related prospectus supplement, the Trust intends to take the position that, under current law and interpretations thereof, the notes will not be issued with original issue discount solely as a result of the interest rate caps applicable to a particular series of notes or as a result of the possibility that interest on a series of subordinated notes will be deferred by operation of the applicable subordination provisions. Under this position, stated interest on the notes will be taxable to a holder as ordinary interest income as the interest accrues or is paid (in accordance with the holder's method of tax accounting). Nevertheless, it is possible that the Internal Revenue Service could take a position contrary to the position taken by the Trust and assert that the presence of certain interest rate caps or the potential deferral of some portion of the stated interest due on a particular series of notes results in their issuance with original issue discount, because the interest rate cap or the potential deferral removes the stated interest on the notes from the definition of qualified stated interest. If the
Internal Revenue Service takes a position contrary to the position taken by the Trust and successfully asserts that a series of notes has been issued with original issue discount as a result of either the interest rate caps or the possible deferral of interest on the subordinated notes, a holder of the notes will be required to include stated interest on the notes in ordinary income as it accrues, before (and without regard to the timing of) receipt of the cash attributable to such income, and without regard to the holder's method of accounting, using a constant yield method, computed taking into account the prepayment assumption, if any.

     In the event that a carry-over amount is generated with respect to the application of a cap to a note that is part of a series of notes that bear interest at a variable rate, or if interest on a subordinated note is deferred by operation of the subordination provisions, it appears that, under current law and interpretations thereof, such note will be treated for federal income tax purposes as if it were retired and reissued with original issue discount. In such case, it appears that such note will be treated at such time as a contingent payment debt instrument for purposes of the Regulations. Under the Regulations, a holder would be required to report interest income with respect to such note pursuant to the noncontingent bond method, based on a projected payment schedule for the note. If the actual payments of interest on such note deviated from the projected payments, such holder would be required to make appropriate adjustments in the amount of interest income reported. Holders should consult their tax advisors with respect to this issue.

     If a holder purchases a note issued with original issue discount at an acquisition premium - that is, at a price that exceeds its
"adjusted issue price" (as defined below), but less than its remaining stated redemption price at maturity - the amount includible in income in each taxable year as original issue discount is reduced by that portion of the excess properly allocable to such year. No amount of original issue discount need be included in income if the purchase price equals or exceeds the remaining stated redemption price at maturity. The "adjusted issue price" of a note at any time is the sum of its issue price plus prior accruals of original issue discount, reduced by the total payments made with respect to the note in all prior periods, other than qualified stated
interest payments. Acquisition premium is allocated on a pro rata basis to each accrual of original issue discount, so that the holder is allowed to reduce each accrual of original issue discount by a constant fraction.

     An initial holder who owns an interest in more than one class of notes with respect to a series should be aware that the original issue discount regulations may treat such interests as a single debt instrument for purposes of the original issue discount provisions of the Code. In addition, the U.S. Treasury Department has issued Treasury Regulations containing an anti-abuse rule, because the Treasury Department was concerned that taxpayers might be able to structure debt instruments or transactions, or apply the bright-line or mechanical rules of the Regulations, in a way that produces unreasonable tax results. Those regulations provide that if a principal purpose in structuring a debt instrument or engaging in a transaction is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Internal Revenue Service may apply or depart from the Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the Treasury Regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

     Holders of notes should consult their tax advisors regarding the impact of the original issue discount rules in the event that notes are issued with original issue discount.

     Market Discount. The notes, whether or not issued with original issue discount, may be subject to the "market discount" rules of section 1276 of the Code. In general, these rules apply if the holder purchases the note at a market discount - that is, at a discount from its stated redemption price at maturity or, if the note was issued with original issue discount, its adjusted issue price - that exceeds a de minimis amount specified in the Code. If the holder acquires the note at a market discount and
(a) recognizes gain upon a disposition, or (b) receives payments that do not constitute qualified stated interest, the lesser of
(i) such gain or payment or (ii) the accrued market discount that has not previously been included in income, will be taxed as ordinary income.

     Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, computed taking into account the prepayment assumption, if any, or in the case of a note issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of such period. A holder may elect, however, to determine accrued market discount under the constant yield method, computed taking into account the prepayment assumption, if any.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a security with accrued market discount. A holder may elect to include market discount in gross income as it accrues. If it makes this election, the holder will not be required to defer deductions. Any such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies. The adjusted basis of a security subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Amortizable Bond Premium. In general, if a holder purchases a note at a premium-- that is, at an amount in excess of the amount payable at maturity-- the holder will be considered to have purchased the note with "amortizable bond premium" equal to the amount of such excess. A holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method, or one of the other methods described above under Market Discount over the remaining term of the note, using the prepayment assumption, if any. A holder's tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments, other than instruments the interest on which is excludable from gross income, held by the holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without of the consent of the IRS. Bond premium on a note held by a holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

     Election to Treat all Interest as Original Issue Discount. A holder may elect to include in gross income all interest with respect to the notes, including stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above under Original Issue Discount. Generally, this election, if made, will apply only to the specific security for which it is made. The election, if made, may not be revoked without the consent of the IRS. Holders are urged to consult their tax advisors before making this election.

     Tax Basis. Generally, a U.S. Holder's adjusted tax basis in the notes will equal the holder's cost for the notes, increased by any market discount, original issue discount and gain previously included by the holder in income with respect to the notes, and decreased by the amount of any bond premium previously amortized and by the amount of any payments other than qualified stated
interest previously received by the holder with respect to the notes.

     Sale, Exchange and Retirement of Notes. Upon the sale, exchange or retirement of notes, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the notes and the U.S.
Holder's adjusted tax basis in the notes. Any such gain or loss will be capital gain or loss if the notes were held as a capital asset, except for gain representing accrued interest, accrued market discount not previously included in income and in the event of a prepayment or redemption, any not yet accrued original issue discount. Capital gains or losses will be long-term capital gains or losses if the U.S. Holder is treated as having held the notes for more than one year at the time of such disposition. The ability to use capital losses to offset ordinary income in determining taxable income generally is limited.

     Waivers and Amendments. An indenture for a series may permit holders to waive an event of default or rescind an acceleration of notes in some circumstances upon a vote of the requisite percentage of holders. Any such waiver or rescission, or any amendment of the terms of the notes, could be treated for U.S. federal income tax purposes as a constructive exchange by a holder of the notes for new notes, upon which gain or loss might be recognized.

Tax-Exempt Organizations

     Except as otherwise provided in a related prospectus supplement, income or gain from the notes held by a tax-exempt organization will not be subject to the tax on unrelated business taxable income if the notes are not "debt financed" property.

U.S. Federal Income Tax Treatment of Non-U.S. Holders of Notes

     The following information describes the material U.S. federal income tax treatment of investors in notes that are Non-U.S.
Holders. The IRS has issued regulations which set forth procedures to be followed by a Non-U.S. Holder in establishing foreign
(Non-U.S.) status for certain purposes. Prospective investors should consult their tax advisors concerning the requirements imposed by the regulations and their effect on the purchase, ownership and disposition of notes.

     Generally, interest paid or accrued to a Non-U.S. Holder that is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder will be considered "portfolio interest" and generally will not be subject to
United States federal income tax and withholding tax, as long as the Non-U.S. Holder: (a) is not actually or constructively a
"10-percent shareholder" with respect to the issuer, a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of the Code, unless certain exceptions apply, or a bank receiving interest on the notes in the manner described in section 881(c)(3)(a) of the Code; and (b) provides an appropriate statement, signed under penalties of perjury, identifying the Non-U.S. Holder and certifying, among other things, that the Non-U.S. Holder is not a U.S. person and providing such
Non-U.S. Holder's name and address, which certification, generally, may be made on Form W-8BEN. If the information provided in the statement changes, the Non-U.S. Holder must report that change within thirty days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. To the extent these conditions are not met or the interest paid or accrued to a Non-U.S. Holder is not "portfolio interest," such interest would be subject to U. S. federal income and withholding tax at a current rate of 30%, unless an income tax treaty reduces or eliminates such tax or the interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder (as discussed below).

     Generally, any gain realized on the sale, exchange, retirement or other taxable disposition of a note by a Non-U.S. Holder will be exempt from U. S. federal income and withholding tax, provided that: (a) such gain is not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder; and (b) in the case of an individual Non-U.S. Holder, the
Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

     If the interest, gain or income on a note held by a Non-U.S. Holder is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, such holder-- although exempt from withholding tax previously discussed if a duly executed Form W-8ECI is furnished-- generally will be subject to U. S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. In addition, if the Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Backup Withholding and Information Reporting

     Backup withholding tax and certain information reporting requirements may apply to payments of principal, premium and interest
(including any original issue discount) made to, and the proceeds of disposition of a note by, a U.S. Holder. Backup withholding will apply only if (i) the U.S. Holder fails to furnish its Taxpayer Identification Number to the payor in the manner required, (ii) the
IRS notifies the payor that the U.S. Holder has furnished an incorrect Taxpayer Identification Number, (iii) the IRS notifies the payor that the U.S. Holder has failed to report properly payments of interest and dividends, or (iv) under certain circumstances, the
U.S. Holder fails to certify, under penalty of perjury, that it has both furnished a correct Taxpayer Identification Number and not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as, generally, corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or nonresident aliens who provide certification as to their status. Each holder other than one who is not subject to the reporting requirements will be required to provide, under penalties of perjury, a certificate containing its name, address, correct U. S. federal taxpayer identification number, which includes a social security number, and a statement that the holder is not subject to backup withholding. Should a non-exempt holder fail to provide the required certification or should the IRS notify the indenture trustee that the holder has provided an incorrect U.S. federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee or the issuer will be required to withhold or cause to be withheld an applicable percentage of the interest otherwise payable to the holder, or the proceeds from the sale or other disposition of the notes, and remit the withheld amounts to the IRS as a credit against the holder's U. S. federal income tax liability. The applicable backup withholding percentage for 2003 and subsequent tax years is 28%, subject to increase to 31% after 2010. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     Backup withholding tax is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder's federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

State, Local and Foreign Taxes

     Noteholders may be subject to state, local or foreign taxes with respect to an investment in the notes. Prospective investors are urged to consult their tax advisors with respect to the state, local and foreign tax consequences of an investment in the notes.

     The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a note holder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                                                         ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code
("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408(b) of the Code (collectively,
"Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to
Title I of ERISA. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law")
materially similar to the foregoing provisions of ERISA or the Code. Moreover, any such governmental plan or church plan which is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to the imposition of general fiduciary requirements including those of investment prudence and diversification and the requirement that an ERISA Plan's investment be made in accordance with the documents governing the ERISA Plan, Section 406 of
ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans and entities whose underlying assets include plan assets by reason of ERISA Plans or Tax-Favored Plans investing in such entities
(collectively hereafter "Plan" or "Plans") and persons ("Parties in Interest" or "Disqualified Persons") who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified
Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section
502(i) of ERISA or Section 4975 of the Code unless a statutory or administrative exemption is available. Section 502(l) of ERISA requires the Secretary of the U.S. Department of Labor (the "DOL") to assess a civil penalty against a fiduciary who breaks any fiduciary responsibility under or commits any other violation of part 4 of Title I of ERISA or any other person who knowingly participates in such breach or violation.

     The investment in a security by a Plan may, in certain circumstances, be deemed to include an investment in the assets of the
Trust. The DOL has promulgated regulations set forth at 29 CFRSS. 2510.3-101 (the "Regulations") concerning whether or not an ERISA
Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a trust fund) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" in such entity.

     Under such Regulations the assets of an ERISA Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the ERISA Plan, if at no time do ERISA Plans in the aggregate own 25% or more of the value of any class of equity interests in such entity. Because the availability of this exemption depends upon the identity of the registered owners at any time, there can be no assurance that the notes will qualify for this exemption.

     The Regulations also provide an exemption from "plan asset" treatment for securities issued by an entity if such securities are debt securities under applicable state law with no "substantial equity features." Except as otherwise specified with respect to a
Series in the related prospectus supplement, the notes are intended to represent debt of the Trust for state law purposes and, for so long as all of the equity interests of the Trust are held by the Depositor, as debt of the Depositor for federal income tax purposes;
however, there can be no assurance that the DOL will not challenge such position. Assuming that a class of notes will be considered debt with no substantial equity features for purposes of the Regulations, the assets of the Trust will not be characterized as "plan assets" under the Regulations. The related prospectus supplement will set forth whether any class of notes may be purchased by Plans or governmental or church plans subject to Similar Law.

     Without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of their respective affiliates is or becomes a Party in Interest or Disqualified Person with respect to such Plan, or in the event that a note is purchased in the secondary market by a Plan from a Party in Interest or Disqualified Person with respect to such Plan. There can be no assurance that the Trust or any of their respective affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes. However, one or more of the following prohibited transaction class exemptions may apply to the acquisition, holding and transfer of the notes: Prohibited Transaction Class Exemption ("PTCE") 84-14 (regarding investments by qualified professional asset managers), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE
91-38 (regarding investments by bank collective investment funds), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding investments by in-house asset managers).

     Any ERISA Plan fiduciary considering whether to purchase notes of any Series on behalf of an ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any of the exemptions referred to above. Persons responsible for investing the assets of
Tax-Favored Plans that are not ERISA Plans should seek similar counsel with respect to the prohibited transaction provisions of the
Code. Fiduciaries of plans subject to Similar Law should make a similar determination.

                                                         PLAN OF DISTRIBUTION

     We may sell the notes of each series to or through underwriters by "best efforts" underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, we may sell such notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. We intend that notes will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of the notes may be made through a combination of such methods.

     The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the price of the notes.

     In connection with the sale of the notes, underwriters may receive compensation from us or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes of a series to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from us and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from us will be described, in the applicable prospectus supplement.

         Under agreements that may be entered into by us, the underwriters and the agents who participate in the distribution of the notes may be entitled to indemnification by us against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

     If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the notes from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by us.
The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

     The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                                             LEGAL MATTERS

     The validity of the notes will be passed upon by Stevens & Lee, P.C., Philadelphia and Reading, Pennsylvania as counsel to the
Trust, the depositor and the seller and servicer. Other counsel, if any, passing upon legal matters for the Trust or any placement agent or underwriter will be identified in the related prospectus supplement.

                                                                RATINGS

     It is a condition to the issuance of the notes that notes publicly offered be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories that signifies investment grade (typically, in one of the four highest rating categories). The specific ratings for each class of notes will be described in the related prospectus supplement.

     A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes. The rating does not address any expected schedule of principal repayments other than repayment of principal on the final maturity date and does not address the likelihood of payment of carry-over interest on the notes. There is no assurance that the ratings initially assigned to any notes will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related prospectus supplement.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference
Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available.

                                                           GLOSSARY OF TERMS

     Some of the terms used in this prospectus are defined below. The indenture contains the definition of other terms used in this prospectus and reference is made to the indenture for those definitions.

     "Auction Date" means, with respect to any class of auction rate notes, the date specified in the related prospectus supplement, and thereafter, the business day immediately preceding the first day of each auction period for each respective class, other than:

         (a) each auction period commencing after the ownership of the applicable auction rate notes is no longer maintained in book-entry form by the securities depository;

         (b) each auction period commencing after and during the continuance of a payment default; or

         (c) each auction period commencing less than the applicable number of business days after the cure or waiver of a payment default.

     "Book-Entry Form" or "Book-Entry System" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a securities depository or its nominee as registered owner, with the securities "immobilized" to the custody of the securities depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations, relating to such section which are applicable to the notes or the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

     "Commercial Paper Rate (90-day)" shall mean the rate determined at the end of each calendar quarter using the daily average of that quarter's bond equivalent Three-Month Financial Commercial Paper rates. The daily bond equivalent rates are calculated from the
Three-Month Financial Commercial Paper discount rates published in the Federal Reserve's H.15 report. On weekends, holidays, and any other day when no H.15 rates are available, the rate from the most recent published date is used.

     "Derivative Product" shall mean a written contract or agreement between PHEAA Student Loan Trust I and a counterparty, which provides that PHEAA Student Loan Trust I's obligations thereunder will be conditioned on the absence of (i) a failure by the counterparty to make any payment required thereunder when due and payable, or (ii) a default thereunder with respect to the financial status of the counterparty, and:

         (a) under which PHEAA Student Loan Trust I is obligated to pay (whether on a net payment basis or otherwise) on one or more scheduled and specified derivative payment dates, PHEAA Student Loan Trust I derivative payments in exchange for the counterparty's obligation to pay (whether on a net payment basis or otherwise), or to cause to be paid, to PHEAA Student Loan Trust I, reciprocal payments on one or more scheduled and specified derivative payment dates in the amounts set forth in the derivative product;

         (b) for which PHEAA Student Loan Trust I's obligation to make derivative payments may be secured by a pledge of and lien on the trust estate on an equal and ratable basis with any class of PHEAA Student Loan Trust I's outstanding notes and which derivative payments may be equal in priority with any priority classification of PHEAA Student Loan Trust I's outstanding notes; and

         (c) under which reciprocal payments are to be made directly to the indenture trustee for deposit into the Revenue Fund.

     "Event of Insolvency" shall mean:

         (a) the person or entity shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or

         (b) an involuntary case or other proceeding shall have been commenced against the person or entity seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

     "Federal Reimbursement Contracts" shall mean the agreements between the guarantee agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest benefit payments and special allowance payments to holders of qualifying student loans guaranteed or insured by the guarantee agency.

     "Funds" shall mean the funds created under Section 5.01 of the Indenture and held by the indenture trustee, including the
Acquisition Fund, the Revenue Fund and the Reserve Fund.

     "Guarantee" or "Guaranteed" shall mean, with respect to student loan, the insurance or guarantee by the guarantee agency pursuant to such guarantee agency's guarantee agreement of the maximum percentage of the principal of and accrued interest on such student loan allowed by the terms of the Higher Education Act with respect to such student loan at the time it was originated and the coverage of such student loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the guarantee agency for payments made by it on defaulted student loans insured or guaranteed by the guarantee agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular student loan.

     "Guarantee Agreements" shall mean a guaranty or lender agreement between the indenture trustee and any guarantee agency, and any amendments thereto.

     "Guarantee Agency" shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the eligible lender trustee maintains a guarantee agreement.

     "Higher Education Act" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

     "Indenture" shall mean the indenture of trust between PHEAA Student Loan Trust I and Manufacturers and Traders Trust Company, as
indenture trustee, including all supplements and amendments thereto.

     "Treasury Bill Rate" shall mean the bond equivalent yield for auctions of 91-day United States Treasury Bills on the first day of each calendar week on which the United States Treasury auctions 91-day Treasury Bills, which currently is the United States
Treasury's first business day of each week.

                                                              PROSPECTUS

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         You should rely only on the information
contained in or incorporated by reference in this                               $400,000,000
prospectus supplement and the accompanying prospectus.
We have not authorized anyone to provide you with                        PHEAA STUDENT LOAN TRUST I
different information.                                                             Issuer

                                                                    PHEAA STUDENT LOAN FOUNDATION, INC.
                                                                                   Depositor

         We are not offering notes in any state where         PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
the offer is not permitted.                                                 Seller and Servicer

                                                                         STUDENT LOAN ASSET-BACKED
         We represent the accuracy of the information in                           NOTES
this prospectus supplement and prospectus only as of the
dates of their respective covers.                                              SERIES 2004-1

         Until 90 days after the date of this prospectus                 ............  ............
supplement, all dealers that effect transactions in the
notes, whether or not participating in this offering,             P R O S P E C T U S  S U P P L E M E N T
may be required to deliver a prospectus supplement and                   ............  ............
prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and
prospectus when acting as underwriters and with respect
to their unsold allotments or subscriptions.
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                  PROSPECTUS SUPPLEMENT
Summary...........................................S-1
Risk Factors.....................................S-11                               UBS
Special Note Regarding Forward Looking StatementsS-16

Management's Discussion and Analysis of Financial

Annex I-- Global Clearance, Settlement and Tax

Schedule I-- Targeted Principal Reductions on Series
                    2003-1 Class A-1 Notes........S-I
Schedule II-- Targeted Principal Reductions on Series
                  2004-1 Class A-1 Notes.........S-II
            ________________________________

                       PROSPECTUS

See inside back cover for Table of Contents with respect
to the Prospectus.
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